Exhibit 4.1

INDENTURE
Dated as of May 29, 2026
Among
ENCOMPASS HEALTH CORPORATION
THE SUBSIDIARY GUARANTORS PARTY HERETO
and
COMPUTERSHARE TRUST COMPANY, NATIONAL ASSOCIATION,
as Trustee
__________
5.875% SENIOR NOTES DUE 2034

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INDENTURE dated as of May 29, 2026 (this “Indenture”), among Encompass Health Corporation, a Delaware corporation (the “Company”), the Subsidiary Guarantors (as defined herein) from time to time party hereto and Computershare Trust Company, National Association, as trustee (the “Trustee”).
WITNESSETH:
WHEREAS, the Company has duly authorized the execution and delivery of this Indenture to provide for the issuance of its 5.875% Senior Notes due 2034 (the “Securities”);
WHEREAS, the Subsidiary Guarantors have duly authorized the execution and delivery of this Indenture and their Guarantees hereunder; and
WHEREAS, all things necessary to make this Indenture a valid and legally binding agreement of the Company and the Subsidiary Guarantors, in accordance with its terms, have been done.
NOW, THEREFORE, THIS INDENTURE WITNESSETH:
That, in consideration of the premises and the purchase of the Securities by the Holders thereof for the equal and proportionate benefit of all of the present and future Holders of the Securities, each party agrees and covenants as follows:
ARTICLE I

DEFINITIONS AND INCORPORATION BY REFERENCE
For all purposes of this Indenture, except as otherwise expressly provided or unless the context otherwise requires:
(a)    the terms defined in this Article have the meanings assigned to them in this Article and include the plural as well as the singular;
(b)    the words “herein,” “hereof” and “hereunder” and other words of similar import refer to this Indenture as a whole and not to any particular Article, Section or other subdivision; and
(c)    references to “Article” or “Section” or other subdivision herein are references to an Article, Section or other subdivision of this Indenture, unless the context otherwise requires.
Section 1.01    Definitions. Unless the context otherwise requires, the terms defined in this Section 1.01 shall for all purposes of this Indenture have the meanings hereinafter set forth:
“Additional Securities” means Securities issued under the terms of this Indenture subsequent to the Issue Date, and in compliance with Section 3.14, it being understood that any Securities issued in exchange for or replacement of any Security issued on the Issue Date shall not be an Additional Security.
“Adjusted Treasury Rate” means, as obtained by the Company, with respect to any redemption date:

(1) the average of the yields in each statistical release for the immediately preceding week designated “H.15” or any successor publication which is published by the Board of Governors of the Federal Reserve System and which establishes yields on actively traded U.S. Treasury securities adjusted to constant maturity under “U.S. government securities—Treasury constant maturities—nominal,” for the maturity corresponding to the Comparable Treasury Issue (if no maturity is within three months before or after June 1, 2029, the average of the yields for the two published maturities most closely corresponding to the Comparable Treasury Issue shall be determined and the Adjusted Treasury Rate shall be interpolated or extrapolated from such yields on a straight line basis, rounding to the nearest month); or
(2) if such release (or any successor release) is not published during the week preceding the calculation date or does not contain such yields, the rate per annum equal to the semi-annual equivalent yield to maturity of the Comparable Treasury Issue, calculated using the price for the Comparable Treasury Issue (expressed as a percentage of its principal amount) equal to the Comparable Treasury Price for such redemption date.
The Adjusted Treasury Rate shall be calculated on the third Business Day preceding the redemption date; or, in the case of a satisfaction and discharge or a defeasance, on the third Business Day prior to the date on which the Company deposits the amount required hereunder.
“Affiliate” of any specified Person means any other Person, directly or indirectly, controlling or controlled by or under direct or indirect common control with such specified Person. For the purposes of this definition, “control” when used with respect to any Person means the power to direct the management and policies of such Person, directly or indirectly, whether through the ownership of voting securities, by contract or otherwise; and the terms “controlling” and “controlled” have meanings correlative to the foregoing.
“Applicable Premium” means, with respect to any Security at any redemption date, the greater of:
(1) 1.00% of the principal amount of such Security; and
(2) the excess, if any, of (A) the present value at such redemption date of (i) the redemption price of such Security on June 1, 2029 (such redemption price as set forth in Section 5 of such Security and exclusive of any accrued and unpaid interest to the applicable redemption date), plus (ii) all required remaining scheduled interest payments due on such Security through June 1, 2029 (but excluding accrued and unpaid interest to the redemption date), computed using a discount rate equal to the Adjusted Treasury Rate as of such redemption date plus 50 basis points, over (B) the principal amount of such Security on such redemption date. The Company will provide written notice to the Trustee of the Applicable Premium promptly after calculation and the Trustee will not be responsible or liable for such calculation and may conclusively rely upon the Company’s calculation
“Asset Disposition” means any sale, lease, transfer or other disposition (or series of related sales, leases, transfers or dispositions) by the Company or any Subsidiary, including any disposition by means of a merger, consolidation or similar transaction (each referred to for the purposes of this definition as a “disposition”), of:
(1)    any shares of Capital Stock of a Subsidiary (other than directors’ qualifying shares or shares required by applicable law to be held by a Person other than the Company or a Subsidiary);

(2)    all or substantially all the assets of any division or line of business of the Company or any Subsidiary; or
(3)    any other assets of the Company or any Subsidiary outside of the ordinary course of business of the Company or such Subsidiary, other than, in the case of clauses (1), (2) and (3) above,
(A)    a disposition by a Subsidiary to the Company or by the Company or a Subsidiary to a Subsidiary;
(B)    [reserved];
(C)    a disposition of all or substantially all the assets of the Company in accordance with Section 5.01;
(D)    a disposition of Capital Stock or other assets with a Fair Market Value of less than or equal to $25,000,000;
(E)    sales of damaged, worn-out or obsolete equipment or assets in the ordinary course of business that, in the Company’s reasonable judgment, are no longer either used or useful in the business of the Company or its Subsidiaries;
(F)    the sale or discount, in each case without recourse, of accounts receivable arising in the ordinary course of business, but only in connection with the compromise or collection thereof;
(G)    sales of accounts receivable and related assets;
(H)    transfers of accounts receivable and related assets;
(I)    leases or subleases to third Persons in the ordinary course of business that do not interfere in any material respect with the business of the Company or any of its Subsidiaries;
(J)    a disposition of cash or Temporary Cash Investments; and
(K)    the creation of a Lien (but not the sale or other disposition of the property subject to such Lien).
“Attributable Debt” in respect of a Sale/Leaseback Transaction means, as at the time of determination, the present value (discounted at the interest rate implicit in the lease, compounded annually) of the total obligations of the lessee for rental payments during the remaining term of the lease included in such Sale/Leaseback Transaction (including any period for which such lease has been extended); provided, however, that if such Sale/Leaseback Transaction results in a Finance Lease Obligation, the amount of Indebtedness represented thereby shall be determined in accordance with the definition of “Finance Lease Obligation.”
“Authenticating Agent” has the meaning assigned to it in Section 11.09.
“Board of Directors” means the board of directors of the Company or any committee thereof duly authorized to act on behalf of such board.

“Board Resolution” means a copy of a resolution or resolutions certified by the Secretary or an Assistant Secretary of the Company to have been duly adopted by the Board of Directors (or by a committee of the Board of Directors to the extent that any such other committee has been authorized by the Board of Directors to establish or approve the matters contemplated) and to be in full force and effect on the date of such certification and delivered to the Trustee.

“Business Day” means each day which is not a Legal Holiday. Any days referenced within this Indenture that are not referred to as Business Days shall be calendar days.

“Capital Markets Indebtedness” means any Indebtedness:
(1)    in the form of, or represented by, bonds (other than surety bonds, indemnity bonds, performance bonds or bonds of a similar nature) or other securities or any Guarantee thereof; and
(2)    that is, or may be, quoted, listed or purchased and sold on any stock exchange, automated trading system or over-the-counter or other securities market (including, without prejudice to the generality of the foregoing, the market for securities eligible for resale pursuant to Rule 144A).
“Capital Stock” of any Person means any and all shares, interests (including partnership interests), rights to purchase, warrants, options, participations or other equivalents of or interests in (however designated) equity of such Person, including any Preferred Stock, but excluding any debt securities convertible into such equity.
“Captive Insurance Subsidiary” means HCS, Limited, a Cayman Islands entity, and any successor to it, and any other Subsidiary formed for the purpose of facilitating self-insurance programs of the Company and its Subsidiaries.
“Change of Control” means the occurrence of any of the following events:
(1)    the Company becomes aware that any “person” (as such term is used in Sections 13(d) and 14(d) of the Exchange Act) is or has become the “beneficial owner” (as defined in Rules 13d-3 and 13d-5 under the Exchange Act, except that for purposes of this clause (1) such person shall be deemed to have “beneficial ownership” of all shares that any such person has the right to acquire, whether such right is exercisable immediately or only after the passage of time), directly or indirectly, of more than 50% of the total voting power of the Voting Stock of the Company;
(2)    the Company is liquidated or dissolved or adopts a plan of liquidation or dissolution; or
(3)    the merger or consolidation of the Company with or into another Person or the merger of another Person with or into the Company, or the sale of all or substantially all the assets of the Company (determined on a consolidated basis) to another Person, other than a transaction following which (i) in the case of a merger or consolidation transaction, holders of securities that represented 100% of the Voting Stock of the Company immediately prior to such transaction (or other securities into which such securities are converted as part of such merger or consolidation transaction) own directly or indirectly at least a majority of the voting power of the Voting Stock of the surviving Person in such merger or consolidation transaction immediately after such transaction and

(ii) in the case of a sale of assets transaction, each transferee becomes an obligor in respect of the Securities and a Subsidiary of the transferor of such assets.
“Code” means the Internal Revenue Code of 1986, as amended, and any applicable Treasury Regulations promulgated thereunder.
“Comparable Treasury Issue” means the U.S. Treasury security selected by the Independent Investment Banker as having a maturity most nearly equal to June 1, 2029, provided, however, that if the period from the redemption date to June 1, 2029 is less than one year, the weekly average yield on actually traded U.S. Treasury securities adjusted to a constant maturity of one year will be used.
“Comparable Treasury Price” means, with respect to any redemption date, (1) the average of five Reference Treasury Dealer Quotations for such redemption date, after excluding the highest and lowest Reference Treasury Dealer Quotations, or (2) if the Independent Investment Banker obtains fewer than five such Reference Treasury Dealer Quotations, the average of all such quotations.
“Company” means the Person named as the “Company” in the first paragraph of this Indenture until a successor Person shall have become such pursuant to the applicable provisions of this Indenture, and thereafter “Company” shall mean such successor Person.
“Company Order” means a written order signed in the name of the Company by the Chairman of the Board of Directors, Chief Executive Officer, Chief Financial Officer, President, Executive Vice President, Senior Vice President, Treasurer, Assistant Treasurer, Controller, Assistant Controller, Secretary or Assistant Secretary of the Company, and delivered to the Trustee.
“Consolidated Amortization Expense” means, for any Person for any period, the amortization expense of such Person and its Subsidiaries for such period (to the extent included in the computation of Consolidated Net Income of such Person), determined on a consolidated basis in accordance with GAAP, excluding amortization expense attributable to a prepaid item that was paid in cash in a prior period.
“Consolidated Depreciation Expense” means, for any Person for any period, the depreciation expense of such Person and its Subsidiaries for such period (to the extent included in the computation of Consolidated Net Income of such Person), determined on a consolidated basis in accordance with GAAP.
“Consolidated Income Tax Expense” means, for any Person for any period, the provision for taxes based on income and profits of such Person and its Subsidiaries to the extent such provision for income taxes was deducted in computing Consolidated Net Income of such Person for such period, determined on a consolidated basis in accordance with GAAP.
“Consolidated Interest Expense” means, for any period, the total interest expense of the Company and its consolidated Subsidiaries, net of interest income of the Company and its consolidated Subsidiaries (other than interest income of any Captive Insurance Subsidiary that is a Subsidiary), plus, to the extent not included in the calculation of total interest expense, and to the extent Incurred by the Company or its Subsidiaries, without duplication:
(1)    interest expense attributable to Finance Lease Obligations;

(2)    amortization of debt discount;
(3)    capitalized interest;
(4)    non-cash interest expense;
(5)    commissions, discounts and other fees and charges owed with respect to letters of credit and bankers’ acceptance financing;
(6)    net payments made or received pursuant to Hedging Obligations;
(7)    dividends accrued in respect of all Disqualified Stock of the Company and all Preferred Stock of any Subsidiary, in each case held by Persons other than the Company or a Wholly Owned Subsidiary (other than dividends payable solely in Capital Stock (other than Disqualified Stock) of the Company); provided, however, that such dividends shall be multiplied by a fraction the numerator of which is one and the denominator of which is one minus the effective combined tax rate of the issuer of such Preferred Stock (expressed as a decimal) for such period (as estimated by the chief financial officer of the Company in good faith);
(8)    interest accruing on any Indebtedness of any other Person to the extent such Indebtedness is Guaranteed by (or secured by the assets of) the Company or any Subsidiary; and
(9)    the cash contributions to any employee stock ownership plan or similar trust to the extent such contributions are used by such plan or trust to pay interest or fees to any Person (other than the Company) in connection with Indebtedness Incurred by such plan or trust.
“Consolidated Net Income” means, for any period, the net income of the Company and its consolidated Subsidiaries; provided, however, that there shall not be included in such Consolidated Net Income:
(1)    any net income of any Person (other than the Company) if such Person is not a Subsidiary, except that:
(A)    subject to the exclusion contained in clause (4) below, the Company’s equity in the net income of any such Person for such period shall be included in such Consolidated Net Income up to the aggregate amount of cash actually distributed by such Person during such period to the Company or a Subsidiary as a dividend or other distribution (subject, in the case of a dividend or other distribution paid to a Subsidiary, to the limitations contained in clause (3) below); and
(B)    the Company’s equity in a net loss of any such Person for such period shall be included in determining such Consolidated Net Income to the extent such loss has been funded with cash from the Company or a Subsidiary;
(2)    any net income (or loss) of any Person acquired by the Company or a Subsidiary in a pooling of interests transaction (or any transaction accounted for in a manner similar to a pooling of interests) for any period prior to the date of such acquisition;

(3)    any net income of any Subsidiary if such Subsidiary is subject to restrictions, directly or indirectly, on the payment of dividends or the making of distributions by such Subsidiary, directly or indirectly, to the Company, except that:
(A)    subject to the exclusion contained in clause (4) below, the Company’s equity in the net income of any such Subsidiary for such period shall be included in such Consolidated Net Income up to the aggregate amount of cash that could have been distributed by such Subsidiary during such period to the Company or another Subsidiary as a dividend or other distribution (subject, in the case of a dividend or other distribution paid to another Subsidiary, to the limitation contained in this clause); and
(B)    the Company’s equity in a net loss of any such Subsidiary for such period shall be included in determining such Consolidated Net Income;
(4)    any gain (or loss) realized upon the sale or other disposition of any assets of the Company, its consolidated Subsidiaries or any other Person (including pursuant to any sale-and-leaseback arrangement) which is not sold or otherwise disposed of in the ordinary course of business and any gain (or loss) realized upon the sale or other disposition of any Capital Stock of any Person;
(5)    any net income or net losses from discontinued operations;
(6)    extraordinary gains or losses; and
(7)    the cumulative effect of a change in accounting principles, in each case, for such period.
“Consolidated Secured Debt Ratio” as of any date of determination, means the ratio of (a) Indebtedness of the Company and its Subsidiaries, determined on a consolidated basis, secured by Liens, to (b) the aggregate amount of EBITDA for the period of the most recent four consecutive fiscal quarters ending at least 45 days prior to the date of such determination, in each case with such pro forma adjustments to consolidated total Indebtedness and EBITDA as follows:
(1)    if the Company or any Subsidiary has Incurred any Indebtedness since the beginning of such period that remains outstanding or if the transaction giving rise to the need to calculate the Consolidated Secured Debt Ratio is an Incurrence of Indebtedness, or both, EBITDA for such period shall be calculated after giving effect on a pro forma basis to such Indebtedness (and the application of the proceeds thereof) as if such Indebtedness had been Incurred on the first day of such period;
(2)    if the Company or any Subsidiary has repaid, repurchased, defeased or otherwise discharged any Indebtedness since the beginning of such period or if any Indebtedness is to be repaid, repurchased, defeased or otherwise discharged (in each case other than Indebtedness Incurred under any revolving credit facility unless such Indebtedness has been permanently repaid and has not been replaced) on the date of the transaction giving rise to the need to calculate the Consolidated Secured Debt Ratio and EBITDA for such period shall be calculated on a pro forma basis as if such discharge had occurred on the first day of such period and as if the Company or such Subsidiary had not earned the interest income actually earned during such period in respect of cash or Temporary Cash Investments used to repay, repurchase, defease or otherwise discharge such Indebtedness;

(3)    if since the beginning of such period the Company or any Subsidiary shall have made any Asset Disposition, EBITDA for such period shall be reduced by an amount equal to EBITDA (if positive) directly attributable to the assets which are the subject of such Asset Disposition for such period, or increased by an amount equal to EBITDA (if negative), directly attributable thereto for such period;
(4)    if since the beginning of such period the Company or any Subsidiary (by merger or otherwise) shall have made an Investment in any Subsidiary (or any Person that becomes a Subsidiary) or an acquisition of assets, including any acquisition of assets occurring in connection with a transaction requiring a calculation to be made hereunder, that constitutes a hospital or other health care-related business or all or substantially all of an operating unit of a business, EBITDA for such period shall be calculated after giving pro forma effect thereto (including the Incurrence of any Indebtedness) as if such Investment or acquisition had occurred on the first day of such period; and
(5)    if since the beginning of such period any Person (that subsequently became a Subsidiary or was merged with or into the Company or any Subsidiary since the beginning of such period) shall have made any Asset Disposition, any Investment or acquisition of assets that would have required an adjustment pursuant to clause (3) or (4) above if made by the Company or a Subsidiary during such period, EBITDA for such period shall be calculated after giving pro forma effect thereto as if such Asset Disposition, Investment or acquisition had occurred on the first day of such period.
For purposes of this definition, whenever pro forma effect is to be given to an acquisition of assets and the amount of income or earnings relating thereto, the pro forma calculations shall be determined in good faith by a responsible financial or accounting Officer of the Company (and shall include any applicable Pro Forma Cost Savings). If any Indebtedness bears a floating rate of interest and is being given pro forma effect, the interest on such Indebtedness shall be calculated as if the rate in effect on the date of determination had been the applicable rate for the entire period (taking into account any Interest Rate Agreement applicable to such Indebtedness).
If any Indebtedness is Incurred under a revolving credit facility and is being given pro forma effect, the interest on such Indebtedness shall be calculated based on the average daily balance of such Indebtedness for the four fiscal quarters subject to the pro forma calculation to the extent that such Indebtedness was Incurred solely for working capital purposes.
“Consolidated Tangible Assets” as of any date means the total assets of the Company and its Subsidiaries (excluding any assets that would be classified as “intangible assets” under GAAP) on a consolidated basis at such date, as determined in accordance with GAAP, less all write-ups subsequent to the Issue Date in the book value of any asset owned by the Company or any of its Subsidiaries.
“Corporate Trust Office” shall be the office of the Trustee at which this Indenture shall be principally administered, which at the Issue Date is 1505 Energy Park Drive, St. Paul, MN 55108, Attn: Corporate Trust Services – Encompass Health Corp. Administrator, and with respect to Paying Agent and Registrar services such office shall also mean the office or agency of the Trustee located at 1505 Energy Park Drive, St. Paul, MN 55108, Attn: Corporate Trust Services – Encompass Health Corp. Administrator, or such other address as to which the Trustee may give notice to the Company, or the principal corporate trust office of any successor Trustee.

“Credit Agreement” means the Credit Agreement dated as of March 9, 2026, by and among the Company, as borrower, Truist Bank, as administrative agent and collateral agent, and the other lenders and agents to be parties thereto from time to time, together with the documents related thereto (including the term loans and revolving loans thereunder, any guarantees and security documents), and as may be amended, extended, renewed, restated, supplemented or otherwise modified (in whole or in part, and without limitation as to amount, terms, conditions, covenants and other provisions) from time to time, and any agreement (and related document) governing Indebtedness Incurred to Refinance, in whole or in part, the borrowings and commitments then outstanding or permitted to be outstanding under such Credit Agreement or a successor Credit Agreement, whether by the same or any other lender or group of lenders (including by means of sales of debt securities to institutional investors).
“Currency Agreement” means any foreign exchange contract, currency swap agreement or other similar agreement with respect to currency values.
“Default” has the meaning assigned to it in Section 11.03.
“Depositary” or “DTC” means The Depository Trust Company, New York, New York, or a successor thereto registered under the Exchange Act or other applicable statute or regulation.
“Derivative Instrument” with respect to a Person, means any contract, instrument or other right to receive payment or delivery of cash or other assets to which such Person or any Affiliate of such Person that is acting in concert with such Person in connection with such Person’s investment in the Securities (other than an initial purchaser of the Securities, a Regulated Bank or Screened Affiliate) is a party (whether or not requiring further performance by such Person), the value and/or cash flows of which (or any material portion thereof) are materially affected by the value and/or performance of the Securities and/or the creditworthiness of the Company and/or any one or more of the Subsidiary Guarantors (the “Performance References”).
“Discharged” has the meaning assigned to it in Section 12.03.
“Disqualified Stock” means, with respect to any Person, any Capital Stock that by its terms (or by the terms of any security into which it is convertible or for which it is exchangeable at the option of the holder) or upon the happening of any event:
(1)    matures or is mandatorily redeemable (other than redeemable only for Capital Stock of such Person which is not itself Disqualified Stock) pursuant to a sinking fund obligation or otherwise;
(2)    is convertible or exchangeable at the option of the holder for Indebtedness or Disqualified Stock; or
(3)    is mandatorily redeemable or must be purchased upon the occurrence of certain events or otherwise, in whole or in part;
in each case on or prior to the date that is 91 days after the Stated Maturity of the Securities; provided, however, that any Capital Stock that would not constitute Disqualified Stock but for provisions thereof giving holders thereof the right to require such Person to purchase or redeem such Capital Stock upon the occurrence of an “asset sale” or “change of control” occurring prior to the date that is 91 days after the Stated Maturity of the Securities shall not constitute Disqualified Stock if the “asset sale” or

“change of control” provisions applicable to such Capital Stock are not more favorable to the holders of such Capital Stock than the terms applicable to the Securities under Section 6.03.
The amount of any Disqualified Stock that does not have a fixed redemption, repayment or repurchase price shall be calculated in accordance with the terms of such Disqualified Stock as if such Disqualified Stock were redeemed, repaid or repurchased on any date on which the amount of such Disqualified Stock is to be determined pursuant to this Indenture; provided, however, that if such Disqualified Stock could not be required to be redeemed, repaid or repurchased at the time of such determination, the redemption, repayment or repurchase price shall be the book value of such Disqualified Stock as reflected in the most recent financial statements of such Person.
“EBITDA” of any Person for any period means Consolidated Net Income of such Person for such period plus, without duplication, the sum for such Person of the following to the extent deducted in calculating Consolidated Net Income for such period:
(1)    Consolidated Income Tax Expense,
(2)    Consolidated Depreciation Expense,
(3)    Consolidated Amortization Expense,
(4)    Consolidated Interest Expense,
(5)    all other non-cash items or non-recurring non-cash items reducing Consolidated Net Income of such Person and its Subsidiaries, determined on a consolidated basis in accordance with GAAP (including non-cash charges incurred as a result of the application of FASB Accounting Standard Codification 718, Compensation—Stock Compensation); provided that cash expenditures made in respect of items to which the charges referred to in this clause (5) relate in an aggregate amount in excess of $10,000,000 for any period of four consecutive fiscal quarters shall be deducted in determining EBITDA for the period during which such expenditures are made,
(6)    fees, costs and expenses related to the offering of the Securities and the other Refinancing Transactions, and
(7)    any losses from discontinued operations and closed locations, in each case determined on a consolidated basis in accordance with GAAP, less all unusual noncash items or nonrecurring noncash items to the extent increasing Consolidated Net Income of such Person and its Subsidiaries, determined on a consolidated basis in accordance with GAAP, in each case for such period. Notwithstanding the foregoing, the provision for taxes based on the income or profits of, and the depreciation and amortization and noncash charges of, a Subsidiary shall be added to Consolidated Net Income to compute EBITDA only to the extent (and in the same proportion, including by reason of minority interests) that the net income or loss of such Subsidiary was included in calculating Consolidated Net Income and only if a corresponding amount would be permitted at the date of determination to be dividended to the Company by such Subsidiary without prior approval (that has not been obtained), pursuant to the terms of its charter and all agreements, instruments, judgments, decrees, orders, statutes, rules and governmental regulations applicable to such Subsidiary or its stockholders.
“EDGAR” means the Electronic Data Gathering, Analysis and Retrieval filing system (or any successor filing system) maintained by the SEC.

“Equity Offering” means any public or private sale of Capital Stock (other than Disqualified Stock) of the Company, other than public offerings with respect to the Company’s common stock registered on Form S-8 under the Securities Act and other than issuances to any Subsidiary of the Company.
“Event of Default” has the meaning specified in Section 7.01.
“Exchange Act” means the U.S. Securities Exchange Act of 1934, and the rules and regulations promulgated by the SEC thereunder and any statute successor thereto, in each case as amended from time to time.
“Exchange Rate” has the meaning assigned to it in Section 7.01.
“Fair Market Value” means, with respect to any asset or property, the price that could be negotiated in an arm’s-length, free market transaction, for cash, between a willing and able buyer and an unaffiliated willing seller, neither of whom is under undue pressure or compulsion to complete the transaction, as such price is determined in good faith by (1) the Chief Financial Officer, the Treasurer or the Chief Accounting Officer of the Company (unless otherwise provided in this Indenture) for transactions valued at, or below, $25,000,000, or (2) the Board of Directors of the Company (unless otherwise provided in this Indenture) for transactions valued in excess of $25,000,000.
“Finance Lease Obligation” means an obligation that is required to be classified and accounted for as a finance lease for financial reporting purposes in accordance with GAAP, and the amount of Indebtedness represented by such obligation shall be the capitalized amount of such obligation determined in accordance with GAAP; and the Stated Maturity thereof shall be the date of the last payment of rent or any other amount due under such lease prior to the first date upon which such lease may be terminated by the lessee without payment of a penalty. For purposes of Section 6.04, a Finance Lease Obligation shall be deemed to be secured by a Lien on the property being leased.
“GAAP” means generally accepted accounting principles in the United States of America as in effect as of the date of issuance of the Securities, including those set forth in:

(1)    the opinions and pronouncements of the Accounting Principles Board of the American Institute of Certified Public Accountants;
(2)    statements and pronouncements of the Financial Accounting Standards Board;
(3)    such other statements by such other entity as approved by a significant segment of the accounting profession; and
(4)    the rules and regulations of the SEC governing the inclusion of financial statements (including pro forma financial statements) in periodic reports required to be filed pursuant to Section 13 of the Exchange Act, including opinions and pronouncements in staff accounting bulletins and similar written statements from the accounting staff of the SEC.

“Global Security” has the meaning assigned to it in Section 2.01(c).
“Guarantee” means any obligation, contingent or otherwise, of any Person directly or indirectly guaranteeing any Indebtedness of any Person and any obligation, direct or indirect, contingent or otherwise, of such Person:
(1)    to purchase or pay (or advance or supply funds for the purchase or payment of) such Indebtedness of such Person (whether arising by virtue of partnership arrangements, or by agreements to keep-well, to purchase assets, goods, securities or services, to take-or-pay or to maintain financial statement conditions or otherwise); or
(2)    entered into for the purpose of assuring in any other manner the obligee of such Indebtedness of the payment thereof or to protect such obligee against loss in respect thereof (in whole or in part);
provided, however, that the term “Guarantee” shall not include endorsements for collection or deposit in the ordinary course of business. The term “Guarantee” used as a verb has a corresponding meaning.
“Guaranty Agreement” means an agreement, in substantially the form of Exhibit B hereto or another form satisfactory to the Trustee, pursuant to which a Subsidiary Guarantor guarantees the Company’s obligations with respect to the Securities on the terms provided for in this Indenture.
“Hedging Obligations” of any Person means the obligations of such Person pursuant to any Interest Rate Agreement or Currency Agreement.
“Holder; Holder of Securities” has the meaning defined under “Securityholder; Holder of Securities; Holder.”
“Incur” means issue, assume, Guarantee, incur or otherwise become liable for; provided, however, that any Indebtedness of a Person existing at the time such Person becomes a Subsidiary (whether by merger, consolidation, acquisition or otherwise) shall be deemed to be Incurred by such Person at the time it becomes a Subsidiary. The term “Incurrence” when used as a noun shall have a correlative meaning.
“Indebtedness” means, with respect to any Person on any date of determination (without duplication):
(1)    the principal in respect of (A) indebtedness of such Person for money borrowed and (B) indebtedness evidenced by notes, debentures, bonds or other similar instruments for the payment of which such Person is responsible or liable, including, in each case, any premium on such indebtedness to the extent such premium has become due and payable;
(2)    all Finance Lease Obligations of such Person and all Attributable Debt in respect of Sale/Leaseback Transactions entered into by such Person;
(3)    all obligations of such Person issued or assumed as the deferred purchase price of property, all conditional sale obligations of such Person and all obligations of such Person under any title retention agreement (but excluding any accounts payable or other liability to trade creditors arising in the ordinary course of business);

(4)    all obligations of such Person for the reimbursement of any obligor on any letter of credit, bankers’ acceptance or similar credit transaction (other than obligations with respect to letters of credit securing obligations (other than obligations described in clauses (1) through (3) above) entered into in the ordinary course of business of such Person to the extent such letters of credit are not drawn upon or, if and to the extent drawn upon, such drawing is reimbursed no later than the tenth Business Day following payment on the letter of credit);
(5)    the amount of all obligations of such Person with respect to the redemption, repayment or other repurchase of any Disqualified Stock of such Person or, with respect to any Preferred Stock of any Subsidiary of such Person, the principal amount of such Preferred Stock to be determined in accordance with this Indenture (but excluding, in each case, any accrued dividends);
(6)    all obligations of the type referred to in clauses (1) through (5) of other Persons and all dividends of other Persons for the payment of which, in either case, such Person is responsible or liable, directly or indirectly, as obligor, guarantor or otherwise, including by means of any Guarantee;
(7)    all obligations of the type referred to in clauses (1) through (6) of other Persons secured by any Lien on any property or asset of such Person (whether or not such obligation is assumed by such Person), the amount of such obligation being deemed to be the lesser of the Fair Market Value of such property or assets and the amount of the obligation so secured; and
(8)    to the extent not otherwise included in this definition, Hedging Obligations of such Person.
Notwithstanding the foregoing, in connection with the purchase by the Company or any Subsidiary of any business, the term “Indebtedness” will exclude indemnification, purchase price adjustment, holdback and contingency payment obligations to which the seller may become entitled to the extent such payment is determined by a final closing balance sheet or such payment depends on the performance of such business after the closing; provided, however, that, at the time of closing, the amount of any such payment is not determinable and, to the extent such payment thereafter becomes fixed and determined, the amount is paid within 60 days thereafter.
The amount of Indebtedness of any Person at any date shall be the outstanding balance at such date of all obligations as described above; provided, however, that in the case of Indebtedness sold at a discount, the amount of such Indebtedness at any time will be the accreted value thereof at such time.
“Indenture” means this Indenture, as amended, restated, amended and restated or supplemented from time to time in accordance with the terms hereof.
“Independent Investment Banker” means a Reference Treasury Dealer appointed by the Company as such.
“Initial Purchaser” means any initial purchaser from the Company of Restricted Securities issued by the Company in an offering that is exempt from the registration requirements of the Securities Act.

“Institutional Accredited Investor” or “IAI” means an “accredited investor” within the meaning of Rule 501(a)(1), (2), (3), (7) or (9) under the Securities Act.
“Interest” means, unless the context otherwise requires, interest payable on any Securities.
“Interest Payment Date” means June 1 and December 1 of each year until Maturity.
“Interest Rate Agreement” means any interest rate swap agreement, interest rate cap agreement or other financial agreement or arrangement with respect to exposure to interest rates.
“Investment” in any Person means any direct or indirect advance, loan (other than advances to customers in the ordinary course of business that are recorded as accounts receivable on the balance sheet of the lender) or other extensions of credit (including by way of Guarantee or similar arrangement) or capital contribution to (by means of any transfer of cash or other property to others or any payment for property or services for the account or use of others), or any purchase or acquisition of Capital Stock, Indebtedness or other similar instruments issued by such Person. If the Company or any Subsidiary issues, sells or otherwise disposes of any Capital Stock of a Person that is a Subsidiary such that, after giving effect thereto, such Person is no longer a Subsidiary, any Investment by the Company or any Subsidiary in such Person remaining after giving effect thereto will be deemed to be a new Investment at such time. The acquisition by the Company or any Subsidiary of a Person that holds an Investment in a third Person shall be deemed to be an Investment by the Company or such Subsidiary in such third Person at such time. Except as otherwise provided for herein, the amount of an Investment shall be its Fair Market Value at the time the Investment is made and without giving effect to subsequent changes in value.
“Issue Date” means May 29, 2026.
“Legal Holiday” means a Saturday, a Sunday or any other day on which the Trustee is authorized or required by applicable law, regulation or executive order to close or be closed or banking institutions are not required to be open in the State of New York (or, in connection with any payment, the place of payment).
“Lien” means any mortgage, pledge, security interest, encumbrance, lien or charge of any kind (including any conditional sale or other title retention agreement or lease in the nature thereof).
“Long Derivative Instrument” means a Derivative Instrument (i) the value of which generally increases, and/or the payment or delivery obligations under which generally decrease, with positive changes to the Performance References and/or (ii) the value of which generally decreases, and/or the payment or delivery obligations under which generally increase, with negative changes to the Performance References.
“Maturity”, with respect to any Security, means the date on which the principal of such Security shall become due and payable as therein and herein provided, whether by declaration, call for redemption or otherwise.
“Members” has the meaning assigned to it in Section 3.03(i).
“Moody’s” means Moody’s Investors Service, Inc., and any successor to its rating agency business.

“Net Short” means, with respect to a Holder or beneficial owner, as of a date of determination, either (i) the value of its Short Derivative Instruments exceeds the sum of (x) the value of its Securities plus (y) the value of its Long Derivative Instruments as of such date of determination or (ii) it is reasonably expected that such would have been the case were a “Failure to Pay” or “Bankruptcy Credit Event” (each as defined in the 2014 ISDA Credit Derivatives Definitions) to have occurred with respect to the Company or any Subsidiary Guarantor immediately prior to such date of determination.
“Non-U.S. Person” has the meaning assigned to such term in Regulation S.
“Obligations” means, with respect to any Indebtedness, all obligations for principal, premium, interest, penalties, fees, indemnifications, reimbursements, and other amounts payable pursuant to the documentation governing such Indebtedness.
“Offering Memorandum” means the Offering Memorandum dated May 14, 2026, and used in connection with the initial offering of the Securities.
“Officer” means the Chairman of the Board, the Chief Executive Officer, the President, the Chief Financial Officer, any Vice President, the Treasurer or the Secretary of the Company.
“Officer’s Certificate” means a certificate signed by an Officer.
“Officers’ Certificate” means a certificate signed by two Officers.
“Opinion of Counsel” means an opinion in writing signed by legal counsel who may be an employee of or counsel to the Company or may be other counsel who is reasonably acceptable to the Trustee.
“Outstanding” means, when used with respect to Securities, as of the date of determination, all Securities theretofore authenticated and delivered under this Indenture, except:
(a)    Securities theretofore canceled by the Trustee or delivered to the Trustee for cancellation;
(b)    Securities or portions thereof for which payment or redemption money in the necessary amount has been theretofore deposited with the Trustee or any Paying Agent (other than the Company) in trust or set aside and segregated in trust by the Company (if the Company shall act as its own Paying Agent) for the Holders of such Securities or Securities as to which the Company’s obligations have been Discharged; provided, however, that if such Securities or portions thereof are to be redeemed, notice of such redemption has been duly given pursuant to this Indenture or provision therefor satisfactory to the Trustee has been made; and
(c)    Securities that have been paid pursuant to Section 3.07(b) or in exchange for or in lieu of which other Securities have been authenticated and delivered pursuant to this Indenture, other than any such Securities in respect of which there shall have been presented to a Responsible Officer of the Trustee proof satisfactory to it that such Securities are held by a protected purchaser in whose hands such Securities are valid obligations of the Company; provided, however, that in determining whether the Holders of the requisite principal amount of Securities Outstanding have performed any action hereunder, Securities owned by the Company or any other obligor upon the Securities or any Affiliate of the Company or of such other obligor shall be disregarded and deemed not to be Outstanding, except that, in determining whether the

Trustee shall be protected in relying upon any such action, only Securities that a Responsible Officer of the Trustee actually knows to be so owned shall be so disregarded. Securities so owned that have been pledged in good faith may be regarded as Outstanding if the pledgee establishes to the satisfaction of the Trustee the pledgee’s right to act with respect to such Securities and that the pledgee is not the Company or any other obligor upon such Securities or any Affiliate of the Company or of such other obligor.
“Paying Agent” has the meaning assigned to it in Section 6.02(a).
“Performance References” has the meaning assigned to it in the definition of “Derivative Instrument.”
“Permitted Liens” means, with respect to any Person:
(1)    pledges or deposits by such Person under worker’s compensation laws, unemployment insurance laws or similar legislation, or good faith deposits in connection with bids, tenders, contracts (other than for the payment of Indebtedness) or leases to which such Person is a party, or deposits to secure public or statutory obligations of such Person or deposits of cash or United States government bonds to secure surety or appeal bonds to which such Person is a party, performance bonds or obligations of a like nature or deposits as security for contested taxes or import duties or for the payment of rent, in each case Incurred in the ordinary course of business;
(2)    Liens imposed by law, such as carriers’, warehousemen’s and mechanics’ Liens, in each case for sums not yet due or being contested in good faith by appropriate proceedings or other Liens arising out of judgments or awards against such Person with respect to which such Person shall then be proceeding with an appeal or other proceedings for review and Liens arising solely by virtue of any statutory or common law provision relating to banker’s Liens, rights of set-off or similar rights and remedies as to deposit accounts or other funds maintained with a creditor depository institution; provided, however, that (A) such deposit account is not a dedicated cash collateral account and is not subject to restrictions against access by the Company in excess of those set forth by regulations promulgated by the Federal Reserve Board and (B) such deposit account is not intended by the Company or any Subsidiary to provide collateral to the depository institution;
(3)    Liens for taxes, assessments or other governmental charges or claims, in each case not yet subject to penalties for non-payment or which are being contested in good faith by appropriate proceedings;
(4)    Liens in favor of issuers of surety bonds or letters of credit, insurance premiums, deductibles or co-insured amounts issued pursuant to the request of and for the account of such Person in the ordinary course of its business; provided, however, that such letters of credit do not constitute Indebtedness;
(5)    minor survey exceptions, minor encumbrances, easements or reservations of, or rights of others for, licenses, rights-of-way, sewers, electric lines, telegraph and telephone lines and other similar purposes, or zoning or other restrictions as to the use of real property or Liens incidental to the conduct of the business of such Person or to the ownership of its properties which were not Incurred in connection with Indebtedness and which do not in the aggregate materially adversely affect the value of said properties or materially impair their use in the operation of the business of such Person;
(6)    Liens securing Indebtedness Incurred to finance the construction, purchase or lease of, or repairs, improvements or additions to, property, plant or equipment of such Person; provided, however, that the Lien may not extend to any other property owned by such Person or any of its Subsidiaries at the time the Lien is Incurred (other than assets and property affixed or appurtenant thereto), and the Indebtedness (other than any interest thereon) secured by the Lien may not be Incurred more than 180 days after the later of the acquisition, completion of construction, repair, improvement, addition or commencement of full operation of the property subject to the Lien;
(7)    Liens to secure Indebtedness under Senior Credit Facilities in an aggregate principal amount outstanding that does not exceed the greater of (A) $1,000,000,000 plus the greater of (i) $1,400,000,000 and (ii) 100% of “Adjusted Consolidated EBITDA” (as defined in the Credit Agreement, or, in the event that the Credit Agreement has been terminated and not replaced or superseded, as defined in the Credit Agreement then most recently in effect) and (B) the maximum principal amount such that the Consolidated Secured Debt Ratio would not exceed 3.75 to 1.00, calculated on a pro forma basis at the time any Indebtedness secured by a Lien pursuant to this clause (7) is Incurred and after giving effect to the Incurrence of such Indebtedness and the application of proceeds therefrom, as determined based on the consolidated balance sheet of the Company as of the end of the most recent fiscal quarter ending at least 45 days prior thereto;
(8)    Liens existing on the Issue Date (other than Liens referred to in the foregoing clause (7));
(9)    Liens on property or shares of Capital Stock of another Person at the time such other Person becomes a Subsidiary of such Person; provided, however, that the Liens may not extend to any other property owned by such Person or any of its Subsidiaries (other than assets and property affixed or appurtenant thereto);
(10)    Liens on property at the time such Person or any of its Subsidiaries acquires the property, including any acquisition by means of a merger or consolidation with or into such Person or a Subsidiary of such Person; provided, however, that the Liens may not extend to any other property owned by such Person or any of its Subsidiaries (other than assets and property affixed or appurtenant thereto);
(11)    Liens securing Indebtedness or other obligations of a Subsidiary of such Person owing to such Person or a Wholly Owned Subsidiary of such Person;
(12)    Liens securing Hedging Obligations so long as such Hedging Obligations are permitted to be Incurred under this Indenture;
(13)    Liens in favor of the Company or the Subsidiary Guarantors;
(14)    leases, subleases, licenses or sublicenses granted to third parties entered into in the ordinary course of business which do not materially interfere with the conduct of the business of the Company or any of its Subsidiaries and which do not secure any Indebtedness;

(15)    Liens securing judgments, decrees, orders or awards for the payment of money not constituting an Event of Default in respect of which the Company shall in good faith be prosecuting an appeal or proceedings for review, which appeal or proceedings shall not have been finally terminated, or in respect of which the period within which such appeal or proceedings may be initiated shall not have expired;
(16)    Liens to secure any Refinancing (or successive Refinancings) as a whole, or in part, of any Indebtedness secured by any Lien referred to in the foregoing clause (6), (8), (9) or (10); provided, however, that:
(A)    such new Lien shall be limited to all or part of the same property and assets that secured or, under the written agreements pursuant to which the original Lien arose, could secure the original Indebtedness (plus improvements and accessions to, such property or proceeds or distributions thereof); and
(B)    the Indebtedness secured by such Lien at such time is not increased to any amount greater than the sum of (i) the outstanding principal amount or, if greater, committed amount of the Indebtedness described under clause (6), (8), (9) or (10) at the time the original Lien became a Permitted Lien and (ii) an amount necessary to pay any fees and expenses, including premiums, related to such refinancing, refunding, extension, renewal or replacement; and
(17)    other Liens securing Indebtedness; provided that the aggregate principal amount of Indebtedness secured by such Liens, together with all Attributable Debt in respect of Sale/Leaseback Transactions existing at that time, shall not exceed the greater of (A) $650,000,000 and (B) 5.0% of Consolidated Tangible Assets, as determined based on the consolidated balance sheet of the Company as of the end of the most recent fiscal quarter ending at least 45 days prior thereto (as of the date of granting such Liens and after giving pro forma effect to the Incurrence of such Indebtedness and the application of the net proceeds thereof).
For purposes of the “Permitted Liens” definition, (A) a Lien securing an item of Indebtedness need not be permitted solely by reference to one category of Permitted Liens (or any portion thereof) described in clauses (1) through (17) above but may be permitted in part under any combination thereof, (B) in the event that a Lien securing an item of Indebtedness (or any portion thereof) meets the criteria of one or more of the categories of Permitted Liens (or any portion thereof) described in clauses (1) through (17) above, the Company may, in its sole discretion, classify or divide such Lien securing such item of Indebtedness (or any portion thereof) in any manner that complies with the “Permitted Liens” definition and will be entitled to only include the amount and type of such Lien or such item of Indebtedness secured by such Lien (or any portion thereof) in one of the above clauses and such Lien securing such item of Indebtedness (or portion thereof) will be treated as being Incurred or existing pursuant to only such clause or clauses (or any portion thereof), and (C) in the event that a portion of Indebtedness secured by a Lien could be classified as secured in part pursuant to clause (17) above (giving effect to the Incurrence of such portion of such Indebtedness), the Company, in its sole discretion, may classify or reclassify such portion of such Indebtedness (and any obligations in respect thereof) as having been secured pursuant to clause (17) above and thereafter the remainder of such Indebtedness as having been secured pursuant to one or more of the other clauses of this definition.
If any Lien securing Indebtedness is Incurred in connection with the Refinancing of Indebtedness and the Lien securing the Indebtedness being Refinanced was initially Incurred in reliance on a basket measured by reference to a percentage of Consolidated Tangible Assets at the time of Incurrence, and such Refinancing would cause the percentage of Consolidated Tangible Assets restriction to be exceeded if calculated based on the Consolidated Tangible Assets on the date of such Refinancing, such percentage of Consolidated Tangible Assets restriction shall not be deemed to be exceeded so long as the principal amount of such Refinancing Indebtedness does not exceed the principal amount of such Indebtedness being Refinanced, plus the aggregate amount of fees, underwriting or initial purchaser discounts, premiums and other costs and expenses (including accrued and unpaid interest) Incurred or payable in connection with such Refinancing. The principal amount of Indebtedness outstanding secured by Liens shall be determined after giving effect to the application of proceeds of any such Indebtedness to refinance any such other Indebtedness.
“Person” means any individual, corporation, partnership, limited liability company, joint venture, association, joint-stock company, trust, unincorporated organization, government or any agency or political subdivision thereof or any other entity.
“Place of Payment” means the place or places where the principal of and premium, if any, and interest on the Securities are payable.
“Predecessor Security” means, with respect to any Security, every previous Security evidencing all or a portion of the same debt as that evidenced by such particular Security, and, for the purposes of this definition, any Security authenticated and delivered under Section 3.07 in lieu of a lost, destroyed or stolen Security shall be deemed to evidence the same debt as the lost, destroyed or stolen Security.
“Preferred Stock” as applied to the Capital Stock of any Person, means Capital Stock of any class or classes (however designated) which is preferred as to the payment of dividends or distributions, or as to the distribution of assets upon any voluntary or involuntary liquidation or dissolution of such Person, over shares of Capital Stock of any other class of such Person.
“Primary Treasury Dealer” has the meaning assigned to it in the definition of “Reference Treasury Dealer”.
“principal” of a Security means the principal of the Security plus the premium, if any, payable on the Security which is due or overdue or is to become due at the relevant time.
“Principal Property” means, with respect to any Person, all of such Person’s interests in any real property and any related buildings, fixtures or other improvements located in the United States (i) owned by the Company or any of its Subsidiaries, including the Company’s principal corporate office, and (ii) having a net book value, as of the date of determination, in excess of 1.00% of the most recently calculated Consolidated Tangible Assets. Principal Property does not include any property that the Board of Directors by resolution determines in good faith (taking into account, among other things, the materiality of such property to the business, financial condition and earnings of the Company and its consolidated Subsidiaries taken as a whole) not to be material to the business of the Company and its consolidated Subsidiaries taken as a whole.
“Principal Subsidiary” means any direct or indirect Subsidiary of the Company that owns a Principal Property.
“Private Placement Legend” means the relevant legends initially set forth on the Securities in the form set forth in Exhibit C.

“Pro Forma Cost Savings” means, with respect to any period, the reduction in costs that were:
(1)    directly attributable to an asset acquisition and calculated on a basis that is consistent with Regulation S-X under the Securities Act in effect and applied as of the Issue Date, or
(2)    implemented by the business that was the subject of any such asset acquisition within the six months prior to or following the date of the asset acquisition and that are supportable and quantifiable by the underlying accounting records of such business, as if, in the case of each of clause (1) and (2), all such reductions in costs had been effected as of the beginning of such period.
“Qualified Institutional Buyer” or “QIB” has the meaning specified in Rule 144A.
“Quotation Agent” means the Reference Treasury Dealer selected by the Company.
“Record Date” means May 15 and November 15 of each year.
“Redemption Date” means, when used with respect to any Security to be redeemed, in whole or in part, the date fixed for such redemption by or pursuant to this Indenture and the terms of such Security.
“Redemption Price” means, when used with respect to any Security to be redeemed, in whole or in part, the price at which it is to be redeemed pursuant to the terms of the Security and this Indenture.
“Reference Treasury Dealer” means:
(1)     Wells Fargo Securities, LLC and its successor; provided that, if Wells Fargo Securities, LLC ceases to be a primary U.S. government securities dealer in New York City (a “Primary Treasury Dealer”), the Company will substitute another Primary Treasury Dealer; and
(2)    any other Primary Treasury Dealer selected by the Company.
“Reference Treasury Dealer Quotations” means, with respect to each Reference Treasury Dealer and any redemption date, the average, as determined by the Company, of the bid and asked prices for the Comparable Treasury Issue (expressed in each case as a percentage of its principal amount) quoted in writing to the Company by such Reference Treasury Dealer at 5:00 p.m., New York City time, on the third Business Day immediately preceding such redemption date.
“Refinance” means, in respect of any Indebtedness, to refinance, extend, renew, refund, repay, prepay, purchase, redeem, defease or retire, or to issue other Indebtedness in exchange or replacement for, such Indebtedness. “Refinanced” and “Refinancing” shall have correlative meanings.

“Refinancing Transactions” means the initial offering of the Securities and the use of the proceeds thereof, plus available cash on hand, to redeem $400.0 million in aggregate principal amount of the Company’s outstanding 4.50% Senior Notes due 2028 and to repay up to $100 million in outstanding amounts under the Credit Agreement.
“Register” has the meaning assigned to it in Section 3.05(a).
“Regulated Bank” means a commercial bank with a consolidated combined capital and surplus of at least $500,000,000 (or the foreign currency equivalent thereof) that is (i) a U.S. depository institution the deposits of which are insured by the Federal Deposit Insurance Corporation; (ii) a corporation organized under section 25A of the U.S. Federal Reserve Act of 1913; (iii) a branch, agency or commercial lending company of a foreign bank operating pursuant to approval by and under the supervision of the Board of Governors under 12 CFR part 211; (iv) a non-U.S. branch of a foreign bank managed and controlled by a U.S. branch referred to in clause (iii); or (v) any other U.S. or non-U.S. depository institution or any branch, agency or similar office thereof supervised by a bank regulatory authority in any jurisdiction.
“Regulation S” means Regulation S under the Securities Act.
“Responsible Officer” means any officer of the Trustee in its Corporate Trust division or department located at the Corporate Trust Office having direct responsibility for the administration of this Indenture and also means, with respect to a particular corporate trust matter, any other officer of the Trustee to whom any corporate trust matter is referred because of such officer’s knowledge of and familiarity with a particular subject.
“Restricted Security” means a Security that constitutes a “restricted security” within the meaning of Rule 144(a)(3) under the Securities Act; provided, however, that the Registrar shall be entitled to request and conclusively rely on a legal opinion reasonably satisfactory to the Company and the Registrar with respect to whether any Security constitutes a Restricted Security.
“Rule 144A” means Rule 144A under the Securities Act.
“Sale/Leaseback Transaction” means an arrangement relating to property owned by the Company or a Subsidiary on the Issue Date or thereafter acquired by the Company or a Subsidiary whereby the Company or a Subsidiary transfers such property to a Person and the Company or a Subsidiary leases it from such Person, other than leases between the Company and a Subsidiary or between Subsidiaries.
“Screened Affiliate” means any Affiliate of a Holder (i) that makes investment decisions independently from such Holder and any other Affiliate of such Holder that is not a Screened Affiliate, (ii) that has in place customary information screens between it and such Holder and any other Affiliate of such Holder that is not a Screened Affiliate and such screens prohibit the sharing of information with respect to the Company or its Subsidiaries, (iii) whose investment policies are not directed by such Holder or any other Affiliate of such Holder that is acting in concert with such Holder in connection with its investment in the Securities and (iv) whose investment decisions are not influenced by the investment decisions of such Holder or any other Affiliate of such Holder that is acting in concert with such Holder in connection with its investment in the Securities.
“SEC” means the U.S. Securities and Exchange Commission, as constituted from time to time.

“Securities Act” means the U.S. Securities Act of 1933 and the rules and regulations promulgated by the SEC thereunder and any statute successor thereto, in each case as amended from time to time.
“Security” or “Securities” shall have the meaning stated in the recitals and shall more particularly mean one or more of the Securities duly authenticated by the Trustee and delivered pursuant to the provisions of this Indenture.
“Security Custodian” means the custodian with respect to any Global Security appointed by the Depositary, or any successor Person thereto, and shall initially be the Paying Agent.
“Securityholder; Holder of Securities; Holder” means the Person in whose name Securities shall be registered in the Register kept for that purpose hereunder.
“Senior Credit Facilities” means, with respect to the Company or any Subsidiary, one or more debt or credit facilities (including the Credit Agreement), commercial paper facilities, indentures or other financing arrangements providing for revolving credit loans, term loans, letters of credit or other Indebtedness, including any notes, mortgages, guarantees, collateral documents, instruments and agreements executed in connection therewith, and any amendments, supplements, modifications, extensions, renewals, restatements or refundings thereof and any debt or credit facilities, commercial paper facilities, indentures or other financing arrangements that replace, refund or refinance any part of any such debt or credit facilities, commercial paper facilities, indentures, other financing arrangements, loans, letters of credit or other Indebtedness, whether by or with the same or any other agents, lenders or group of lenders, investors or other providers of financing or parties.
“Senior Indebtedness” means with respect to any Person:
(1)    Indebtedness of such Person, whether outstanding on the Issue Date or thereafter Incurred; and
(2)    all other Obligations of such Person (including interest accruing on or after the filing of any petition in bankruptcy or for reorganization relating to such Person whether or not post-filing interest is allowed in such proceeding) in respect of Indebtedness described in clause (1) above unless, in the case of clauses (1) and (2), in the instrument creating or evidencing the same or pursuant to which the same is outstanding, it is provided that such Indebtedness or other obligations are subordinate in right of payment to the Securities or the Subsidiary Guarantee of such Person, as the case may be; provided, however, that Senior Indebtedness shall not include:
(A)    any obligation of such Person to the Company or any Subsidiary;
(B)    any liability for federal, state, local or other taxes owed or owing by such Person;
(C)    any accounts payable or other liability to trade creditors arising in the ordinary course of business;
(D)    any Indebtedness or other Obligation of such Person which is subordinate or junior in any respect to any other Indebtedness or other Obligation of such Person; or

(E)    that portion of any Indebtedness which at the time of Incurrence is Incurred in violation of this Indenture.
“Short Derivative Instrument” means a Derivative Instrument (i) the value of which generally decreases, and/or the payment or delivery obligations under which generally increase, with positive changes to the Performance References and/or (ii) the value of which generally increases, and/or the payment or delivery obligations under which generally decrease, with negative changes to the Performance References.
“Significant Subsidiary” means any Subsidiary that would be a “Significant Subsidiary” of the Company within the meaning of Rule 1-02 under Regulation S-X promulgated by the SEC.
“Standard & Poor’s” means Standard & Poor’s Ratings Services, a Standard & Poor’s Financial Services LLC business, or any successor rating agency.
“Stated Maturity” means, with respect to any security, the date specified in such security as the fixed date on which the final payment of principal of such security is due and payable, including pursuant to any mandatory redemption provision (but excluding any provision providing for the repurchase of such security at the option of the holder thereof upon the happening of any contingency unless such contingency has occurred).
“Subordinated Obligation” means, with respect to a Person, any Indebtedness of such Person (whether outstanding on the Issue Date or thereafter Incurred) which is subordinate or junior in right of payment to the Securities or a Subsidiary Guarantee of such Person, as the case may be, pursuant to a written agreement to that effect.
“Subsidiary” means, with respect to any Person, any corporation, limited liability company, association, partnership or other business entity (a) of which more than 50% of the total voting power of shares of Voting Stock is at the time owned or controlled, directly or indirectly, by such Person, such Person and one or more Subsidiaries of such Person; or one or more Subsidiaries of such Person or (b) the accounts of which are or would be required to be consolidated with those of such Person in such Person’s consolidated financial statements. Unless otherwise specified herein or the context otherwise requires, each reference to a Subsidiary will refer to a Subsidiary of the Company.
“Subsidiary Guarantee” means a Guarantee by a Subsidiary Guarantor of the Company’s obligations with respect to the Securities.
“Subsidiary Guarantor” means each Subsidiary of the Company that executes this Indenture as a guarantor on the Issue Date and each other Subsidiary of the Company that thereafter guarantees the Securities pursuant to the terms of this Indenture, in each case until such time as the Subsidiary Guarantee of such Subsidiary is automatically released pursuant to Section 15.06.
“Successor Company” has the meaning assigned to it in Section 3.06(i).
“Temporary Cash Investments” means any of the following:
(1)    any investment in direct obligations of the United States of America or any agency thereof or obligations guaranteed by the United States of America or any agency thereof;

(2)    investments in demand and time deposit accounts, certificates of deposit and money market deposits maturing within 180 days of the date of acquisition thereof issued by a bank or trust company which is organized under the laws of the United States of America, any State thereof or any foreign country recognized by the United States of America, and which bank or trust company has capital, surplus and undivided profits aggregating in excess of $250,000,000 (or the foreign currency equivalent thereof) or any money-market fund sponsored by a registered broker dealer or mutual fund distributor;
(3)    repurchase obligations with a term of not more than 30 days for underlying securities of the types described in clause (1) above entered into with a bank meeting the qualifications described in clause (2) above;
(4)    investments in commercial paper, maturing not more than 270 days after the date of acquisition, issued by a corporation (other than an Affiliate of the Company) organized and in existence under the laws of the United States of America or any foreign country recognized by the United States of America with a rating at the time as of which any investment therein is made of “P-1” (or higher) according to Moody’s or “A-1” (or higher) according to Standard and Poor’s;
(5)    investments in securities issued or fully guaranteed by any state, commonwealth or territory of the United States of America, or by any political subdivision or taxing authority thereof, and rated at least “A” by Standard & Poor’s or “A2” by Moody’s;
(6)    eligible banker’s acceptances, repurchase agreements and tax-exempt municipal bonds having a maturity of less than one year, in each case having a rating of, or evidencing the full recourse obligation of a person whose senior debt is rated, at least “A” by Standard & Poor’s and at least “A2” by Moody’s; and
(7)    investments in money market funds that invest substantially all their assets in securities of the types described in clauses (1) through (6) above.
“Trust Indenture Act” or “TIA” means the Trust Indenture Act of 1939, as amended, and the rules and regulations thereunder as in effect on the Issue Date, except to the extent any amendment to the Trust Indenture Act expressly provides for the application of the Trust Indenture Act as in effect on another date.
“Trustee” means the Person named as the “Trustee” in the first paragraph of this Indenture until a successor replaces such Person as the “Trustee” under this Indenture and, thereafter, means the successor.
“Uniform Commercial Code” means the New York Uniform Commercial Code, as in effect from time to time.

“U.S. Government Obligations” means securities that are (a) direct obligations of the United States of America for the timely payment of which its full faith and credit is pledged or (b) obligations of a Person controlled or supervised by and acting as an agency or instrumentality of the United States of America the timely payment of which is unconditionally guaranteed as a full faith and credit obligation of the United States of America, which, in either case, are not callable or redeemable at the option of the issuer thereof, and shall also include a depositary receipt issued by a bank (as defined in Section 3(a)(2) of the Securities Act), as custodian with respect to any such U.S. Government Obligations or a specific payment of principal of or interest on any such U.S. Government Obligations held by such custodian for the account of the holder of such depositary receipt; provided that (except as required by law) such custodian is not authorized to make any deduction from the amount payable to the holder of such depositary receipt from any amount received by the custodian in respect of the U.S. Government Obligations or the specific payment of principal of or interest on the U.S. Government Obligations evidenced by such depositary receipt.
“U.S. Legal Tender” means such coin or currency of the United States of America as at the time of payment shall be legal tender for the payment of public and private debts.
“United States” or “U.S.” means the United States of America (including the States and the District of Columbia), its territories and its possessions and other areas subject to its jurisdiction.
“Voting Stock” of a Person means all classes of Capital Stock of such Person then outstanding and normally entitled (without regard to the occurrence of any contingency) to vote in the election of directors, managers or trustees thereof.
“Wholly Owned Subsidiary” means a Subsidiary all the Capital Stock of which (other than directors’ qualifying shares) is owned by the Company or one or more other Wholly Owned Subsidiaries.
Section 1.02    Incorporation by Reference of TIA.
This Indenture is not qualified under the TIA, and the TIA shall not apply to or in any way govern the terms of this Indenture. As a result, no provisions of the TIA are incorporated into this Indenture unless expressly incorporated pursuant to the terms of this Indenture.
ARTICLE II
FORMS OF SECURITIES
Section 2.01    Form and Dating.
(a)    Provisions relating to the Securities are set forth in Exhibit A hereto, which is hereby incorporated in and expressly made a part of this Indenture. The Securities and the Trustee’s certificate of authentication thereto shall be substantially in the form of Exhibit A, which is hereby incorporated in and expressly made a part of this Indenture. The Securities may have notations, legends or endorsements required by law, stock exchange rule, agreements to which the Company is subject, if any, or usage (provided that any such notation, legend or endorsement is in a form acceptable to the Company). Each Security shall be dated the date of its authentication. The terms of the Securities set forth in Exhibit A are part of the terms of this Indenture.
(b)    Securities may be issued from time to time in transactions exempt from the registration requirements of the Securities Act by virtue of Section 4(a)(2) thereof and/or Regulation D promulgated thereunder. Any Securities so issued shall be Restricted Securities and shall be issued bearing the Private

Placement Legend. Restricted Securities to be resold in reliance on Rule 144A shall be issued initially in the form of one or more permanent global securities in registered form, substantially in the form of Exhibit A (each a “144A Global Security”), deposited with the Trustee, as custodian for the Depositary, duly executed by the Company and authenticated by the Trustee in accordance with the terms of this Indenture and shall bear the Private Placement Legend. Restricted Securities offered and sold or to be resold in offshore transactions in reliance on Regulation S shall be issued initially in the form of a single temporary global security in registered form, substantially in the form of Exhibit A (the “Temporary Regulation S Global Security”), deposited with the Trustee, as custodian for the Depositary, duly executed by the Company and authenticated by the Trustee in accordance with the terms of this Indenture and shall bear the Private Placement Legend. If required, reasonably promptly following the date that is 40 days after the later of the commencement of the offering of the Securities in reliance on Regulation S and the issue date of the Securities, upon receipt by the Trustee and the Company of a duly executed certificate certifying that the Holder of the beneficial interest in the Temporary Regulation S Global Security is a Non-U.S. Person, substantially in the form of Exhibit F from the Depositary, a single permanent global security in registered form substantially in the form of Exhibit A (the “Permanent Regulation S Global Security,” and together with the Temporary Regulation S Global Security, the “Regulation S Global Security”) duly executed by the Company and authenticated by the Trustee in accordance with terms of this Indenture shall be deposited with the Trustee, as custodian for the Depositary, and, in such case, the Registrar shall reflect on its books and records the cancellation of the Temporary Regulation S Global Security and the issuance of the Permanent Regulation S Global Security.
(c)    Neither the initial offer and sale nor the initial resale of the Securities shall be made to an Institutional Accredited Investor. The Securities resold to Institutional Accredited Investors in connection with the first transfer made pursuant to Section 3.15 of this Indenture shall be issued initially with a zero balance and in the form of a single permanent global security in registered form, substantially in the form of Exhibit A (the “IAI Global Security,” and, together with the 144A Global Security and the Regulation S Global Security, the “Global Securities”), deposited with the Trustee, as custodian for the Depositary, duly executed by the Company and authenticated by the Trustee in accordance with the terms of this Indenture and shall bear the Private Placement Legend.
ARTICLE III

THE SECURITIES
Section 3.01    Establishment of the Securities.

(a)    On the Issue Date, the Trustee shall authenticate and deliver $500,000,000.00 of the Securities and, at any time and from time to time thereafter, the Trustee shall authenticate and deliver Additional Securities for original issue in accordance with Section 3.14 of this Indenture in an aggregate principal amount specified in the applicable resolution of the Board of Directors and Officers’ Certificate. Further, from time to time after the original issue date, Securities shall be authenticated and delivered upon registration of transfer of, or in exchange for, or in lieu of other Securities as set forth in this Indenture.
(b)    The Securities shall be issued initially in the form of one or more Global Securities in substantially the form set out in Exhibit A hereto. The Depositary with respect to the Securities shall be DTC. The Company initially appoints the Trustee to act as the Registrar and Paying Agent and to act as custodian with respect to the Global Securities. The Company has entered into a letter of representations with the Depositary in the form provided by the Depositary and the Trustee and each agent are hereby authorized to act in accordance with such letter and applicable Depositary procedures.
(c)    Each Security shall be dated the date of authentication thereof and shall bear interest as provided in the form of Security in Exhibit A hereto. The date on which principal is payable on the Securities shall be as provided in the form of Security in Exhibit A hereto.
(d)    The Record Dates for the Securities and the manner of payment of principal and interest on the Securities shall be as provided in the form of Security in Exhibit A hereto.
Section 3.02    Denominations. The Securities shall be issuable only in registered form without interest coupons and only in minimum denominations of $2,000 and integral multiples of $1,000 in excess thereof.
Section 3.03    Execution, Authentication, Delivery and Dating.
(a)    The Securities shall be executed in the name and on behalf of the Company by the manual or facsimile signature of its Chairman of the Board of Directors, its Chief Executive Officer, President, one of its Vice Presidents or Treasurer. If the Person whose signature is on a Security no longer holds that office at the time the Security is authenticated and delivered, the Security shall nevertheless be valid.
(b)    At any time and from time to time after the execution and delivery of this Indenture, the Company may deliver Securities executed by the Company to the Trustee for authentication, together with a Company Order for the authentication and delivery of such Securities. The Trustee shall thereupon authenticate and deliver such Securities without any further action by the Company. The Company Order shall specify the amount of Securities to be authenticated and the date on which the original issue of Securities is to be authenticated.
(c)    In authenticating the Securities and accepting the additional responsibilities under this Indenture in relation to such Securities the Trustee shall receive, and (subject to Section 11.02) shall be fully protected in relying upon an Officer’s Certificate and an Opinion of Counsel, each prepared in accordance with Section 16.01 stating that the conditions precedent, if any, provided for in this Indenture have been complied with.
(d)    The Trustee shall have the right to decline to authenticate and deliver the Securities under this Section 3.03: (i) if the Trustee, being advised by counsel, determines that such action may not lawfully be taken; (ii) if the Trustee in good faith shall determine that such action would expose the Trustee to personal liability to Holders of any then-outstanding Series of Securities; or (iii) if the issuance of the Securities pursuant to this Indenture will affect the Trustee’s own rights, duties or immunities under the Securities and this Indenture or otherwise in a manner which is not reasonably acceptable to the Trustee.
(e)    Each Security shall be dated the date of its authentication.
(f)    Notwithstanding the provisions of this Section 3.03, if all of the Securities are not to be originally issued at the same time, then the documents required to be delivered pursuant to this Section 3.03 must be delivered only once prior to the authentication and delivery of the first Security;
(g)    If the Company shall establish pursuant to Section 2.01 that the Securities are to be issued in whole or in part in the form of one or more Global Securities, then the Company shall execute and the Trustee shall, upon receipt of a Company Order, authenticate and deliver one or more Global Securities that (i) shall represent an aggregate amount equal to the aggregate principal amount of the Outstanding

Securities to be represented by such Global Securities, (ii) shall be registered, if in registered form, in the name of the Depositary for such Global Security or Global Securities or the nominee of such Depositary, (iii) shall be delivered by the Trustee to such Depositary or pursuant to such Depositary’s instruction and (iv) shall bear the Private Placement Legend, if applicable, and a legend substantially to the following effect:
“THIS SECURITY IS A GLOBAL SECURITY WITHIN THE MEANING OF THE INDENTURE HEREINAFTER REFERRED TO AND IS REGISTERED IN THE NAME OF THE DEPOSITARY OR A NOMINEE OF THE DEPOSITARY, WHICH MAY BE TREATED BY THE COMPANY, THE TRUSTEE AND ANY AGENT THEREOF AS OWNER AND HOLDER OF THIS SECURITY FOR ALL PURPOSES.
UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITARY TO THE COMPANY OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF THE NOMINEE OF THE DEPOSITARY OR IN SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITARY (AND ANY PAYMENT HEREON IS MADE TO THE NOMINEE OF THE DEPOSITARY OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITARY), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL SINCE THE REGISTERED OWNER HEREOF, THE NOMINEE OF THE DEPOSITARY, HAS AN INTEREST HEREIN.
TRANSFERS OF THIS GLOBAL SECURITY SHALL BE LIMITED TO TRANSFERS IN WHOLE, BUT NOT IN PART, BY THE DEPOSITARY TO A NOMINEE OF THE DEPOSITARY, OR BY A NOMINEE OF THE DEPOSITARY TO THE DEPOSITARY OR ANOTHER NOMINEE OF THE DEPOSITARY, OR BY THE DEPOSITARY OR ANY SUCH NOMINEE TO A SUCCESSOR DEPOSITARY OR A NOMINEE OF SUCH SUCCESSOR DEPOSITARY.”
The aggregate principal amount of each Global Security may from time to time be increased or decreased by adjustments made on the records of the Security Custodian, as provided in this Indenture.
(h)    The Depositary for a Global Security in registered form must, at all times while it serves as the Depositary, be a clearing agency registered under the Exchange Act and any other applicable statute or regulation.
(i)    Members of, or participants in, the Depositary (“Members”) shall have no rights under this Indenture with respect to any Global Security held on their behalf by the Depositary or by the Security Custodian under such Global Security, and the Depositary may be treated by the Company, the Trustee, the Paying Agent and the Registrar and any of their agents as the absolute owner of such Global Security for all purposes whatsoever. Notwithstanding the foregoing, nothing herein shall prevent the Company, the Trustee, the Paying Agent or the Registrar or any of their agents from giving effect to any written certification, proxy or other authorization furnished by the Depositary or impair, as between the Depositary and its Members, the operation of customary practices of the Depositary governing the exercise of the rights of an owner of a beneficial interest in any Global Security. The Holder of a Global Security may grant proxies and otherwise authorize any Person, including Members and Persons that may hold interests through Members, to take any action that a Holder is entitled to take under this Indenture or the Securities.

(j)    No Security shall be entitled to any benefit under this Indenture or be valid or obligatory for any purpose unless there appears on such Security a certificate of authentication substantially in one of the forms provided for herein duly executed by the Trustee or by an Authenticating Agent by manual or facsimile signature of an authorized signatory of the Trustee, and such certificate upon any Security shall be conclusive evidence, and the only evidence, that such Security has been duly authenticated and delivered hereunder and is entitled to the benefits of this Indenture.
Section 3.04    Temporary Securities.
(a)    Pending the preparation of definitive Securities, the Company may execute, and upon Company Order the Trustee shall authenticate and deliver, temporary Securities that are printed, lithographed, typewritten, mimeographed or otherwise reproduced, in any authorized denomination, substantially of the tenor of the definitive Securities in lieu of which they are issued, in registered form and with such appropriate insertions, omissions, substitutions and other variations as the officers executing such Securities may determine, as conclusively evidenced by their execution of such Securities. Any such temporary Security may be in the form of one or more Global Securities, representing all or a portion of the Outstanding Securities. Every such temporary Security shall be executed by the Company and shall be authenticated and delivered by the Trustee upon the same conditions and in substantially the same manner, and with the same effect, as the definitive Security or Securities in lieu of which it is issued.
(b)    If temporary Securities are issued, the Company will cause definitive Securities to be prepared without unreasonable delay. After the preparation of definitive Securities, the temporary Securities shall be exchangeable for definitive Securities upon surrender of such temporary Securities at the office or agency of the Company in a Place of Payment, without charge to the Holder. Upon surrender for cancellation of any one or more temporary Securities, the Company shall execute and the Trustee shall, upon receipt of a Company Order, authenticate and deliver in exchange therefor a like principal amount of definitive Securities of authorized denominations and of like tenor. Until so exchanged, the temporary Securities shall in all respects be entitled to the same benefits under this Indenture as definitive Securities.
(c)    Upon any exchange of a portion of a temporary Global Security for a definitive Global Security pursuant to this Section 3.04 or Section 3.06, the temporary Global Security shall be endorsed by the Trustee to reflect the reduction of the principal amount evidenced thereby, whereupon the principal amount of such temporary Global Security shall be reduced for all purposes by the amount so exchanged and endorsed.
Section 3.05    Registrar and Paying Agent.
(a)    The Company will keep, at an office or agency to be maintained by it in a Place of Payment where Securities may be presented for registration or presented and surrendered for registration of transfer or of exchange, and where Securities that are convertible or exchangeable may be surrendered for conversion or exchange, as applicable (the “Registrar”), a security register for the registration and the registration of transfer or of exchange of the Securities (the registers maintained in such office and in any other office or agency of the Company in a Place of Payment being herein sometimes collectively referred to as the “Register”), as in this Indenture provided, which Register shall at all reasonable times be open for inspection by the Trustee. Such Register shall be in written form or in any other form capable of being converted into written form within a reasonable time. The Company may have one or more co-Registrars; the term “Registrar” includes any co-registrar.

(b)    The Company shall enter into an appropriate agency agreement with any Registrar or co-Registrar not a party to this Indenture. The agreement shall implement the provisions of this Indenture that relate to such agent. The Company shall notify the Trustee of the name and address of each such agent. If the Company fails to maintain a Registrar, the Trustee shall act as such and shall be entitled to appropriate compensation therefor pursuant to Section 11.01. The Company or any Affiliate thereof may act as Registrar, co-Registrar or transfer agent.
(c)    The Company hereby appoints the Trustee at its Corporate Trust Office as Registrar in connection with the Securities and this Indenture, until such time as another Person is appointed as such.
Section 3.06    Transfer and Exchange.
(a)    Transfer.
(i)    Upon surrender for registration of transfer of any Security at the Registrar the Company shall execute, and the Trustee, upon receipt of a Company Order, or any Authenticating Agent shall authenticate and deliver, in the name of the designated transferee, one or more new Securities for like aggregate principal amount of any authorized denomination or denominations. The transfer of any Security shall not be valid as against the Company or the Trustee unless registered at the Registrar at the request of the Holder, or at the request of his, her or its attorney duly authorized in writing.
(ii)    Interests of beneficial owners in the Securities may be transferred or exchanged in accordance with this Section 3.06 and Section 3.15.
(b)    Exchange.
(i)    At the option of the Holder, Securities (other than a Global Security, except as set forth below) may be exchanged for other Securities for like aggregate principal amount of any authorized denomination or denominations, upon surrender of the Securities to be exchanged at the Registrar.
(ii)    Whenever any Securities are so surrendered for exchange, the Company shall execute, and the Trustee shall, upon receipt of a Company Order, authenticate and deliver, the Securities that the Holder making the exchange is entitled to receive.
(c)    [Reserved].
(d)    All Securities issued upon any registration of transfer or exchange of Securities shall be valid obligations of the Company evidencing the same debt, and entitled to the same benefits under this Indenture, as the Securities surrendered for such registration of transfer or exchange.
(e)    Every Security presented or surrendered for registration of transfer, or for exchange or payment shall (if so required by the Company, the Trustee or the Registrar) be duly endorsed, or be accompanied by a written instrument or instruments of transfer in form satisfactory to the Company, the Trustee and the Registrar, duly executed by the Holder thereof or by his, her or its attorney duly authorized in writing.
(f)    No service charge will be made for any registration of transfer or exchange of Securities. The Company or the Trustee may require payment of a sum sufficient to cover any tax, assessment or other governmental charge that may be imposed in connection with any registration of transfer or exchange of Securities, other than those expressly provided in this Indenture to be made at the Company’s own expense or without expense or charge to the Holders.

(g)    The Company shall not be required to (i) register, transfer or exchange Securities during a period beginning at the opening of business 15 days before the day of the transmission of a notice of redemption of Securities selected for redemption under Section 4.03 and ending at the close of business on the day of such transmission, or (ii) register, transfer or exchange any Security so selected for redemption in whole or in part, except the unredeemed portion of any Security being redeemed in part.
(h)    Prior to the due presentation for registration of transfer or exchange of any Security, the Company, the Trustee, the Paying Agent, the Registrar, any co-Registrar or any of their agents may deem and treat the Person in whose name a Security is registered as the absolute owner of such Security (whether or not such Security shall be overdue and notwithstanding any notation of ownership or other writing thereon) for all purposes whatsoever, and none of the Company, the Trustee, the Paying Agent, the Registrar, any co-Registrar or any of their agents shall be affected by any notice to the contrary.
(i)    In case a Successor Company has executed an indenture supplemental hereto with the Trustee pursuant to Article XIV, any of the Securities authenticated or delivered pursuant to such transaction may, from time to time, at the request of the Successor Company, be exchanged for other Securities executed in the name of the Successor Company with such changes in phraseology and form as may be appropriate, but otherwise identical to the Securities surrendered for such exchange and of like principal amount; and the Trustee, upon Company Order of the Successor Company, shall authenticate and deliver Securities as specified in such order for the purpose of such exchange. If Securities shall at any time be authenticated and delivered in any new name of a Successor Company pursuant to this Section 3.06 in exchange or substitution for or upon registration of transfer of any Securities, such Successor Company, at the option of the Holders but without expense to them, shall provide for the exchange of all Securities at the time Outstanding for Securities authenticated and delivered in such new name.
(j)    Each Holder of a Security agrees to indemnify the Company and the Trustee against any loss, liability, fee, damage, cost or expense (including reasonable attorneys’ fees and expenses) that may result from the transfer, exchange or assignment of such Holder’s Security in violation of any provision of this Indenture and/or applicable United States federal or state securities laws.
(k)    The Trustee shall have no obligation or duty (or liability related thereto) to monitor, determine or inquire as to compliance with any restrictions on transfer imposed under this Indenture or under applicable law with respect to any transfer of any interest in any Security (including any transfers between or among members of, or participants in the Depositary or beneficial owners of interests in any Global Security) other than to require delivery of such certificates and other documentation or evidence as are expressly required by, and to do so if and when expressly required by the terms of, this Indenture, and to examine the same to determine substantial compliance as to form with the express requirements hereof.
(l)    Neither the Trustee nor any agent of the Trustee shall have any responsibility or liability for any actions taken or not taken by the Depositary.
(m)    All Securities issued upon any registration of transfer or exchange of Securities that are Restricted Securities shall, except as otherwise provided by Section 3.15, bear the Private Placement Legend.
Section 3.07    Mutilated, Destroyed, Lost and Stolen Securities.
(a)    If (i) any mutilated Security is surrendered to the Trustee at its Corporate Trust Office or (ii) the Company and the Trustee receive evidence to their satisfaction of the destruction, loss or theft of any Security, and there is delivered to the Company and the Trustee security and/or indemnity satisfactory to them to save each of them and any Paying Agent harmless, and neither the Company nor the Trustee receives notice that such Security has been acquired by a protected purchaser, then the Company shall execute and upon Company Order the Trustee shall authenticate and deliver, in exchange for or in lieu of any such mutilated, destroyed, lost or stolen Security, a new Security of like tenor, form, terms and principal amount, bearing a number not contemporaneously outstanding, that neither gain nor loss in interest shall result from such exchange or substitution.
(b)    In case any such mutilated, destroyed, lost or stolen Security has become or is about to become due and payable, the Company in its discretion may, instead of issuing a new Security, pay the amount due on such Security in accordance with its terms.
(c)    Upon the issuance of any new Security under this Section, the Company may require the payment of a sum sufficient to cover any tax or other governmental charge that may be imposed in respect thereto and any other expenses (including the fees and expenses of the Trustee) connected therewith.
(d)    Every new Security issued pursuant to this Section shall constitute an original additional contractual obligation of the Company, whether or not the destroyed, lost or stolen Security shall be at any time enforceable by anyone, and shall be entitled to all the benefits of this Indenture equally and proportionately with any and all other Securities duly issued hereunder.
(e)    The provisions of this Section are exclusive and shall preclude (to the extent lawful) all other rights and remedies with respect to the replacement or payment of mutilated, destroyed, lost or stolen Securities.
Section 3.08    Payment of Interest; Interest Rights Preserved.
(a)    Interest on any Security that is payable and is punctually paid or duly provided for on any Interest Payment Date shall be paid to the Person in whose name such Security (or one or more Predecessor Securities) is registered at the close of business on the Record Date for such interest notwithstanding the cancellation of such Security upon any transfer or exchange subsequent to the Record Date. Payment of interest on Securities shall be made at the Corporate Trust Office or, at the option of the Company, by check mailed to the address of the Person entitled thereto as such address shall appear in the Register or, in accordance with arrangements satisfactory to the Trustee, by wire transfer to an account designated by the Holder.
(b)    Subject to the provisions set forth herein relating to Record Dates, each Security delivered pursuant to any provision of this Indenture in exchange or substitution for, or upon registration of transfer of, any other Security shall carry all the rights to interest accrued and unpaid, and to accrue, which were carried by such other Security.
Section 3.09    Cancellation. All Securities surrendered for payment, redemption, registration of transfer or exchange or credit against any sinking fund or otherwise shall, if surrendered to any Person other than the Trustee, be delivered to the Trustee for cancellation and shall be promptly canceled by it and, if surrendered to the Trustee, shall be promptly canceled by it. The Company may at any time deliver to the Trustee for cancellation any Securities previously authenticated and delivered hereunder that the Company may have acquired in any manner whatsoever, and all Securities so delivered shall be promptly canceled by the Trustee. No Securities shall be authenticated in lieu of or in exchange for any Securities canceled as provided in this Section, except as expressly permitted by this Indenture. The Trustee shall dispose of all canceled Securities held by it in accordance with its then customary procedures and deliver a certificate of such disposal to the Company upon its request therefor. The acquisition of any Securities by the Company shall not operate as a redemption or satisfaction of the

Indebtedness represented thereby unless and until such Securities are surrendered to the Trustee for cancellation.
Section 3.10    Computation of Interest. Interest on the Securities shall be computed on the basis of a 360-day year comprised of twelve 30-day months.
Section 3.11    Currency of Payments in Respect of Securities.
(a)    Payment of the principal of and premium, if any, and interest on the Securities will be made in U.S. Legal Tender.
(b)    Any decision or determination to be made regarding exchange rates shall be made by an agent appointed by the Company in writing. All decisions and determinations of such agent regarding exchange rates shall, in the absence of manifest error, be conclusive for all purposes and irrevocably binding upon the Company, the Trustee and all Holders of the Securities.
Section 3.12    [Reserved].
Section 3.13    CUSIP Numbers. The Company in issuing the Securities may use CUSIP, ISIN or other similar numbers, if then generally in use, and thereafter, the Trustee may use such numbers in any notice of redemption or exchange with respect to such Securities provided that any such notice may state that no representation is made as to the correctness of such numbers either as printed on the Securities or as contained in any notice of a redemption and that reliance may be placed only on the other identification numbers printed on the Securities, and any such redemption shall not be affected by any defect in or omission of such numbers. The Company will promptly notify the Trustee in writing of any change in the CUSIP, ISIN or other similar numbers.

Section 3.14    Issuance of Additional Securities. After the Issue Date, the Company shall be entitled to issue Additional Securities under this Indenture, which Securities shall have identical terms as the Securities issued on the Issue Date, other than with respect to the date of issuance and issue price and first payment of interest. All the Securities issued under this Indenture shall be treated as a single class for all purposes of this Indenture, including waivers, amendments, redemptions and offers to purchase.

With respect to any Additional Securities, the Company shall set forth in a resolution of the Board of Directors and an Officers’ Certificate, a copy of each of which shall be delivered to the Trustee, the following information:
(1) the aggregate principal amount of such Additional Securities to be authenticated and delivered pursuant to this Indenture that the Company is relying on to issue such Additional Securities; and
(2) the issue price, the issue date, the CUSIP number and the ISIN of such Additional Securities; provided, however, that no Additional Securities may be issued at a price that would cause such Additional Securities to have “original issue discount” within the meaning of Section 1273 of the Code.
Section 3.15    Special Transfer and Exchange Provisions.
(a) Transfers to Non-QIB Institutional Accredited Investors. The following provisions shall apply with respect to the registration of any proposed transfer of an interest in a Restricted Security to any Institutional Accredited Investor which is not a QIB:

(i) the Registrar shall register the transfer of any Restricted Security, whether or not such Security bears the Private Placement Legend, if (x) the requested transfer is after the expiration of the applicable holding period with respect thereto set forth in Rule 144(d) of the Securities Act; provided, however, that neither the Company nor any Affiliate of the Company has held any beneficial interest in such Security, or portion thereof, at any time on or prior to the expiration of the applicable holding period with respect thereto set forth in Rule 144(d) of the Securities Act or (y) the proposed transferee has delivered to the Registrar a certificate substantially in the form of Exhibit D hereto and any legal opinions, certifications and other information as may be reasonably requested by the Registrar and the Company; and
(ii) if the proposed transferor is a Member seeking to transfer an interest in a Rule 144A Global Security or a Regulation S Global Security, upon receipt by the Security Custodian and the Registrar of (x) written instructions given in accordance with the Depositary’s and the Registrar’s procedures and (y) the certificate, if required, referred to in clause (i)(y) of this subsection (a) and any legal opinion, certifications and other information as the Registrar or the Company may reasonably request, the Registrar shall register the transfer and reflect on its books and records the date of such transfer, and the Security Custodian and the Registrar shall (A) decrease the aggregate principal amount of the 144A Global Security or the Regulation S Global Security, as the case may be, from which such interests are to be transferred in an amount equal to the aggregate principal amount of the Securities to be transferred and (B) an increase in the aggregate principal amount of the IAI Global Security in an amount equal to the aggregate principal amount of the Securities to be transferred.
(b) Transfers to QIBs. The following provisions shall apply with respect to the registration of any proposed transfer of an interest in a Restricted Security to a QIB:
(i) the Registrar shall register the transfer of any Restricted Security, whether or not such Security bears the Private Placement Legend, if (x) the requested transfer is after the expiration of the applicable holding period with respect thereto set forth in Rule 144(d) of the Securities Act; provided, however, that neither the Company nor any Affiliate of the Company has held any beneficial interest in such Security, or portion thereof, at any time on or prior to the expiration of the applicable holding period with respect thereto set forth in Rule 144(d) of the Securities Act or (y) such transfer is being made by a proposed transferor who has checked the box provided for on the Security stating, or has otherwise advised the Company and the Registrar in writing, that (A) the sale has been made in compliance with the provisions of Rule 144A to a transferee that is purchasing the Security for its own account or an account with respect to which it exercises sole investment discretion and that the transferor reasonably believes that the transferee and any such account is a QIB, (B) the sale has been made in compliance with any applicable blue sky securities laws of the United States of America and (C) the transferor has advised the transferee that the sale to it is being made in reliance on Rule 144A and has received a written acknowledgement from the transferee (a copy of which shall be provided to the Registrar and the Company upon request) that it has received such information regarding the Company as it has requested pursuant to Rule 144A or has determined not to request such information and that it is aware that the transferor is relying upon its foregoing representations in order to claim the exemption from registration provided by Rule 144A; and
(ii) if the proposed transferor is a Member seeking to transfer an interest in the IAI Global Security or the Regulation S Global Security which after transfer are to be evidenced by an interest in the 144A Global Security, upon receipt by the Security Custodian and the Registrar of written instructions given in accordance with the Depositary’s and the Registrar’s procedures, the Registrar shall register the transfer and reflect on its books and records the date of such transfer, and the Security Custodian and the Registrar shall (A) decrease the aggregate principal amount of the IAI Global Security or the Regulation S Global Security, as the case may be, in an amount equal to the aggregate principal amount of the beneficial interest in the IAI Global Security or the Regulation S Global Security, as the case may be, to be transferred and (B) increase the aggregate principal amount of the 144A Global Security in an amount equal to the aggregate principal amount of the Global Securities to be transferred.
(c) Transfers of Interests in the Temporary Regulation S Global Note. The following provisions shall apply with respect to the registration of any proposed transfer of interests in the Temporary Regulation S Global Security:
(i) the Registrar shall register the transfer of an interest in the Temporary Regulation S Global Security, whether or not such Global Security bears the Private Placement Legend, if the proposed transferor has delivered to the Registrar a certificate substantially in the form of Exhibit F stating, among other things, that the proposed transferee is a Non-U.S. Person; and
(ii) if the proposed transferee is a Member, upon receipt by the Registrar of the documents referred to in clause (i) of this subsection (c), if required, and instructions given in accordance with the Depositary’s and the Registrar’s procedures, the Security Custodian and the Registrar shall reflect on its books and records the date and amount of such transfer of an interest in the Temporary Regulation S Global Security.
(d) Transfers to Non-U.S. Persons. The following provisions shall apply with respect to any transfer of an interest in a Restricted Security to a Non-U.S. Person under Regulation S:
(i) the Registrar shall register any proposed transfer of a Restricted Security to a Non-U.S. Person upon receipt of a certificate substantially in the form of Exhibit E from the proposed transferor and such legal opinion, certifications and other information as the Registrar or the Company may reasonably request; and
(ii) if the proposed transferor is a Member seeking to transfer an interest in the 144A Global Security or the IAI Global Security, upon receipt by the Security Custodian and the Registrar of (x) the documents required by clause (i) of this subsection (d) and (y) written instructions given in accordance with the Depositary’s and the Registrar’s procedures, the Registrar shall register the transfer and reflect on its books and records the date of such transfer, and the Security Custodian and the Registrar shall (A) decrease the aggregate principal amount of the 144A Global Security or the IAI Global Security, as the case may be, in an amount equal to the aggregate principal amount of the beneficial interest in the 144A Global Security or the IAI Global Security, as the case may be, to be transferred and (B) increase the aggregate principal amount of the Permanent Regulation S Global Security in an amount equal to the aggregate principal amount of the Global Securities to be transferred.
(e) Other Transfers. The following provisions shall apply with respect to any transfer of an interest in a Restricted Security other than those set forth in subsections (a), (b), (c) and (d) of this Section 3.15:
    (i) the Registrar shall register the transfer of any Restricted Security, whether or not such Security bears the Private Placement Legend, if (x) the requested transfer is after the expiration of the applicable holding period with respect thereto set forth in Rule 144(d) of the Securities Act; provided, however, that neither the Company nor any Affiliate of the Company has held any beneficial interest in such Security, or portion thereof, at any time on or prior to the expiration of the applicable holding period with respect thereto set forth in Rule 144(d) of the Securities Act or (y) the proposed transferor has delivered to the Registrar a certificate substantially in the form of Exhibit G hereto and any legal opinions, certifications and other information as may be reasonably requested by the Trustee and the Company; and

(ii) if the proposed transferor is a Member seeking to transfer an interest in a Global Security and the Securities to be transferred will thereafter be evidenced by an interest in a Global Security, upon receipt by the Security Custodian and the Registrar of (x) written instructions given in accordance with the Depositary’s and the Registrar’s procedures and (y) the certificate referred to in clause (i)(y) of this subsection (f) and any legal opinion, certifications and other information as the Registrar or the Company may reasonably request, the Registrar shall register the transfer and reflect on its books and records the date and aggregate principal amount of the Securities to be transferred.
(f) Private Placement Legend. Upon the transfer, exchange or replacement of Securities not bearing the Private Placement Legend unless otherwise required by applicable law, the Registrar shall deliver Securities that do not bear the Private Placement Legend. Upon the transfer, exchange or replacement of Securities bearing the Private Placement Legend, the Registrar shall deliver only Securities that bear the Private Placement Legend unless (i) there is delivered to the Trustee a legal opinion reasonably satisfactory to the Company and the Registrar to the effect that neither such legend nor the related restrictions on transfer are required in order to maintain compliance with the provisions of the Securities Act or (ii) such Security has been offered and sold pursuant to an effective registration statement under the Securities Act.
(g) By its acceptance of any Security bearing the Private Placement Legend, each Holder of such a Security acknowledges the restrictions on transfer of such Security set forth in this Indenture and in the Private Placement Legend and agrees that it will transfer such Security only as provided in this Indenture.
The Registrar shall retain copies of all letters, notices and other written communications received pursuant to this Section 3.15. All legal opinions, certifications and other information submitted to the Trustee or Registrar pursuant to this Section 3.15 to effect a registration of transfer or exchange may be submitted by facsimile. The Company shall have the right to inspect and make copies of all such letters, notices or other written communications at any reasonable time upon the giving of reasonable written notice to the Registrar.
Neither the Trustee nor the Registrar shall have any duty to monitor the Company’s compliance with, or have any responsibility with respect to, the Company’s compliance with any federal or state securities laws in connection with registrations of transfers and exchanges of the Securities.
ARTICLE IV

REDEMPTION OF SECURITIES
Section 4.01    Applicability of Right of Redemption. Redemption of Securities permitted by the terms of such Securities shall be made in accordance with this Article.
Section 4.02    Selection of Securities to be Redeemed.
(a)    If the Company shall at any time elect to redeem all or any portion of the Securities then Outstanding, it shall at least 10 days prior to the Redemption Date fixed by the Company (unless a shorter period shall be satisfactory to the Trustee) notify the Trustee of (i) such Redemption Date, (ii) the Section of this Indenture pursuant to which the redemption shall occur, (iii) the Redemption Price, and (iv) the principal amount of Securities to be redeemed, and thereupon if the Securities are Global Securities, the Securities to be redeemed will be selected by the Depositary in accordance with applicable Depositary procedures, and if the Securities to be redeemed are not Global Securities, the Trustee shall select, on a pro rata pass-through distribution of principal basis to the extent practicable and which may provide for the selection for redemption of a portion of the principal amount of any Security; provided that the unredeemed portion of the principal amount of any Security shall be in an authorized denomination (which shall not be less than the minimum authorized denomination) for such Security. In any case where more than one Security is registered in the same name, the Trustee may treat the aggregate principal amount so registered as if it were represented by one Security. The Trustee shall, as soon as practicable, notify the Company in writing of the Securities and portions of Securities so selected. Any redemption referenced in the notice to the Trustee may be cancelled by the Company at any time prior to the notice of redemption being sent to any Holder and thereafter shall be null and void.
(b)    For all purposes of this Indenture, unless the context otherwise requires, all provisions relating to the redemption of Securities shall relate, in the case of any Security redeemed or to be redeemed only in part, to the portion of the principal amount of such Security that has been or is to be redeemed. If the Company shall so direct, Securities registered in the name of the Company, any Affiliate or any Subsidiary thereof shall not be included in the Securities selected for redemption.
Section 4.03    Notice of Redemption.
(a)    Notice of redemption shall be given by the Company or, at the Company’s request, by the Trustee in the name and at the expense of the Company, not less than 10 nor more than 60 days prior to the Redemption Date, to the Holders of Securities to be redeemed in whole or in part pursuant to this Article, in the manner provided in Section 16.03. Any notice so given shall be conclusively presumed to have been duly given, whether or not the Holder receives such notice. Failure to give such notice, or any defect in such notice to the Holder of any Security designated for redemption, in whole or in part, shall not affect the sufficiency of any notice of redemption with respect to the Holder of any other Security.
(b)    All notices of redemption shall identify the Securities to be redeemed (including CUSIP, ISIN or other similar numbers, if available) and shall state:
(i)    such election by the Company to redeem Securities pursuant to provisions contained in this Indenture or the terms of the Securities or a supplemental indenture establishing Additional Securities, if such be the case;
(ii)    the Redemption Date;
(iii)    the Redemption Price;
(iv)    if less than all Outstanding Securities are to be redeemed, the identification (and, in the case of partial redemption, the principal amounts) of the Securities to be redeemed;
(v)    that on the Redemption Date the Redemption Price will become due and payable upon each such Security to be redeemed, and that, if applicable, interest thereon shall cease to accrue on and after said date; and
(vi)    the Place or Places of Payment where such Securities are to be surrendered for payment of the Redemption Price.
(c)    Notice of any redemption of the Securities may, at the Company’s discretion, be given prior to the completion of a transaction (including an equity offering, Incurrence of Indebtedness, Refinancing, acquisition or other transaction) and any redemption may, at the Company’s discretion, be subject to one or more conditions precedent, including, but not limited to, completion of a related transaction. If such redemption is so subject to satisfaction of one or more conditions precedent (a “conditional redemption”), such notice shall describe each such condition, and if applicable, shall state that, in the Company’s discretion, the Redemption Date may be delayed until such time (including more than 60 calendar days after the date the notice of redemption was delivered to the Holders of Securities, including by electronic transmission) as any or all such conditions shall be satisfied, or such redemption may not occur and such notice may be rescinded in the event that any or all such conditions shall not have been satisfied by the Redemption Date, or by the Redemption Date as so delayed. At the Company’s written request, the Trustee shall give notice of a conditional redemption in the Company’s name and at its expense, provided, however, that the Company has delivered to the Trustee, at least three (3) Business Days (unless a shorter time shall be acceptable by the Trustee) prior to the notice date, an Officer’s Certificate requesting that the Trustee give such notice to Holders and setting forth the information to be stated in such notice. The Company shall provide written notice to the Trustee prior to the close of business two (2) Business Days prior to the redemption date if any such conditional redemption has been rescinded or delayed, and upon receipt the Trustee shall provide such notice to each Holder of the Securities to be redeemed in the same manner in which the notice of redemption was given. In addition, the Company may provide in such notice that payment of the Redemption Price and performance of the Company’s obligations with respect to such redemption may be performed by another Person.
Section 4.04    Deposit of Redemption Price. On or prior to 11:00 a.m., New York City time, on the Redemption Date for any Securities, the Company shall deposit with the Trustee or with a Paying Agent (or, if the Company is acting as its own Paying Agent, segregate and hold in trust as provided in Section 6.08) an amount of money sufficient to pay the Redemption Price of such Securities or any portions thereof that are to be redeemed on that date.
Section 4.05    Securities Payable on Redemption Date. Notice of redemption having been given as aforesaid, any Securities so to be redeemed shall, on the Redemption Date, become due and payable at the Redemption Price and from and after such date (unless the Company shall Default in the payment of the Redemption Price) such Securities shall cease to bear interest. Upon surrender of any such Security for redemption in accordance with said notice, such Security shall be paid by the Company at the Redemption Price; provided, however, that installments of interest that become due and payable on or prior to the Redemption Date for such Securities shall be payable according to the terms of such Securities and the provisions of Section 3.08.
If any Security called for redemption shall not be so paid upon surrender thereof for redemption, the principal thereof and premium, if any, thereon shall, until paid, bear interest from the Redemption Date at the rate prescribed therefor in the Security.
Section 4.06    Securities Redeemed in Part. Any Security that is to be redeemed only in part shall be surrendered at the Corporate Trust Office with, if the Company, the Registrar or the Trustee so requires, due endorsement by, or a written instrument of transfer in form satisfactory to the Company, the Registrar and the Trustee duly executed by the Holder thereof or his, her or its attorney duly authorized in writing, and the Company shall execute, and the Trustee shall, upon receipt of a Company Order, authenticate and deliver to the Holder of such Security without service charge, a new Security or Securities of like tenor and form, of any authorized denomination as requested by such Holder in aggregate principal amount equal to and in exchange for the unredeemed portion of the principal of the Security so surrendered; except that if a Global Security is so surrendered, the Company shall execute, and the Trustee shall, upon receipt of a Company Order, authenticate and deliver to the Depositary for such Global Security, without service charge, a new Global Security in a denomination equal to and in exchange for the unredeemed portion of the principal of the Global Security so surrendered. In the case of a Security providing appropriate space for such notation, at the option of the Holder thereof, the Trustee, in lieu of delivering a new Security or Securities as aforesaid, may make a notation on such Security of the payment of the redeemed portion thereof.
Section 4.07    Mandatory Redemptions The Company shall not be required to make mandatory redemption or sinking fund payments with respect to the Securities.

ARTICLE V

MERGER AND CONSOLIDATION
Section 5.01    When Company May Merge or Transfer Assets. The Company shall not consolidate with or merge with or into, or convey, transfer or lease, in one transaction or a series of transactions, directly or indirectly, all or substantially all its assets to, any Person, unless:
(1)    the resulting, surviving or transferee Person (the “Successor Company”) shall be a Person organized and existing under the laws of the United States of America, any State thereof or the District of Columbia and the Successor Company (if not the Company) shall expressly assume, by a supplemental indenture hereto, executed and delivered to the Trustee, in form satisfactory to the Trustee, all the obligations of the Company under the Securities and this Indenture;
(2)    immediately after giving pro forma effect to such transaction (and treating any Indebtedness which becomes an obligation of the Successor Company or any Subsidiary thereof as a result of such transaction as having been Incurred by the Successor Company or such Subsidiary at the time of such transaction), no Event of Default shall have occurred and be continuing; and
(3)    the Company shall have delivered to the Trustee an Officers’ Certificate and an Opinion of Counsel, each stating that such consolidation, merger or transfer and such supplemental indenture (if any) comply with this Indenture, provided, however, that this clause (3) shall not be applicable to a Subsidiary consolidating with, merging into or transferring all or part of its properties and assets to the Company (so long as no Capital Stock of the Company is distributed to any Person).
For purposes of this Section 5.01, the sale, lease, conveyance, assignment, transfer or other disposition of all or substantially all of the properties and assets of one or more Subsidiaries of the Company, which properties and assets, if held by the Company instead of such Subsidiaries, would constitute all or substantially all of the properties and assets of the Company on a consolidated basis, shall be deemed to be the transfer of all or substantially all of the properties and assets of the Company.
The Successor Company shall be the successor to the Company and shall succeed to, and be substituted for, and may exercise every right and power of, the Company under this Indenture, and the predecessor Company, except in the case of a lease, shall be released from the obligation to pay the principal of and interest on the Securities.
ARTICLE VI

PARTICULAR COVENANTS OF THE COMPANY
The Company hereby covenants and agrees as follows:
Section 6.01    Payments of Securities. The Company will duly and punctually pay the principal of and premium, if any, on the Securities, and the interest which shall have accrued thereon, at the dates and place and in the manner provided in the Securities and in this Indenture.

Section 6.02    SEC Reports. Whether or not the Company is subject to the reporting requirements of Section 13 or 15(d) of the Exchange Act, the Company shall file with the SEC (subject to the next sentence), and provide the Trustee and Holders with, such annual and other reports as are specified in Sections 13 and 15(d) of the Exchange Act and applicable to a U.S. corporation subject to such Sections, such reports to be so filed and provided at the times specified for the filings of such reports under such Sections and containing all the information, audit reports and exhibits required for such reports. If, at any time, the Company is not subject to the periodic reporting requirements of the Exchange Act for any reason, the Company shall nevertheless continue filing the reports specified in the preceding sentence with the SEC within the time periods required unless the SEC will not accept such a filing. Delivery of such reports, information and documents to the Trustee is for informational purposes only and the Trustee’s receipt of such shall not constitute constructive notice of any information contained therein or determinable from information contained therein, including the Company’s compliance with any of its covenants hereunder (as to which the Trustee is entitled to rely on Officer’s Certificates). The Company agrees that it shall not take any action for the purpose of causing the SEC not to accept such filings. If, notwithstanding the foregoing, the SEC will not accept such filings for any reason, the Company shall post the reports specified in the preceding sentence on its website within the time periods that would apply if the Company were required to file such reports with the SEC. For purposes of this Section 6.02, the Company shall be deemed to have provided the reports to the Trustee and the Holders as required by Section 6.02 if the Company has filed or furnished such reports with the SEC via the EDGAR (or successor or similar) filing system and such reports are publicly available, it being understood that the Trustee shall not be responsible for determining whether such filings have been made. Delivery of the reports and documents described above to the Trustee is for informational purposes only, and the Trustee’s receipt of such shall not constitute actual or constructive notice or actual or constructive knowledge of any information contained therein or determinable from information contained therein, including the Company’s compliance with any of its covenants under this Indenture (as to which the Trustee is entitled to conclusively rely on Officer’s Certificates). The Trustee shall not be obligated to monitor or confirm, on a continuing basis or otherwise, the Company’s, any Subsidiary Guarantor’s or any other Person’s compliance with the covenants described in this Indenture or with respect to any reports or other documents filed with the SEC or on EDGAR or under this Indenture or participate in any earnings or other investor calls.
Section 6.03    Change of Control. (a) Upon the occurrence of a Change of Control, each Holder shall have the right to require that the Company purchase all or any part of such Holder’s Securities at a purchase price in cash equal to 101% of the principal amount thereof on the date of purchase plus accrued and unpaid interest, if any, to but excluding the date of purchase (subject to the right of Holders of record on the relevant Record Date to receive interest due on the relevant Interest Payment Date), in accordance with Section 6.03(b).
(b)    Within 30 days following any Change of Control, the Company shall mail (or with respect to Global Securities, to the extent permitted or required by applicable DTC procedures or regulations, send electronically) a notice to each Holder with a copy to the Trustee (the “Change of Control Offer”) stating:
(i)    that a Change of Control has occurred, or, if delivered prior to the date of consummation of the Change of Control, may occur, and that such Holder has the right to require the Company to purchase such Holder’s Securities at a purchase price in cash equal to 101% of the principal amount thereof on the date of purchase, plus accrued and unpaid interest, if any, to the date of purchase (subject to the right of Holders of record on the relevant Record Date to receive interest on the relevant Interest Payment Date);
(ii)    the circumstances and relevant facts and financial information regarding such Change of Control;

(iii)    the purchase date (which shall be no earlier than 10 days nor later than 60 days from the date such notice is sent); and
(iv)    the instructions, as determined by the Company, consistent with this Section 6.03, that a Holder must follow in order to have its Securities purchased.
(c)    The Company shall not be required to make a Change of Control Offer following a Change of Control if a third party makes the Change of Control Offer in the manner, at the times and otherwise in compliance with the requirements set forth in this Indenture applicable to a Change of Control Offer made by the Company and purchases all Securities validly tendered and not withdrawn under such Change of Control Offer.
(d)    If Holders of not less than 90% in aggregate principal amount of the then outstanding Securities validly tender and do not withdraw such Securities in a Change of Control Offer and the Company, or any third party making a Change of Control Offer in lieu of the Company as described above, repurchase all of the Securities validly tendered and not withdrawn by such Holders, the Company or such third party will have the right, upon not less than 10 nor more than 60 days’ prior notice, provided that such notice is given not more than 60 days following such repurchase pursuant to the Change of Control Offer described above, to redeem all Securities that remain outstanding following such repurchase at a price in cash equal to 101% of the principal amount thereof plus accrued and unpaid interest to but excluding the date of redemption.
(e)    The Company shall comply, to the extent applicable, with the requirements of Section 14(e) of the Exchange Act and any other securities laws or regulations in connection with the repurchase of Securities pursuant to this Section 6.03. To the extent that the provisions of any securities laws or regulations conflict with the provisions of this Section 6.03, the Company shall comply with the applicable securities laws and regulations and shall not be deemed to have breached its obligations under this Section 6.03 by virtue thereof.
(f)    Holders electing to have a Security purchased will be required to surrender the Security, with an appropriate form duly completed, to the Company at the address specified in the notice at least three Business Days prior to the purchase date. Holders will be entitled to withdraw their election if the Trustee or the Company receives not later than one Business Day prior to the purchase date, a telegram, telex, facsimile transmission or letter setting forth the name of the Holder, the principal amount of the Security which was delivered for purchase by the Holder and a statement that such Holder is withdrawing his election to have such Security purchased.
(g)    On the purchase date, all Securities purchased by the Company under this Section 6.03 shall be delivered by the Company to the Trustee for cancellation, and the Company shall pay the purchase price plus accrued and unpaid interest, if any, to the Holders entitled thereto.
Section 6.04    Limitation on Liens. The Company shall not, and shall not permit any Principal Subsidiary to, directly or indirectly, Incur or permit to exist any Lien (the “Initial Lien”) of any nature whatsoever on any Principal Properties or upon any Capital Stock of any Principal Subsidiary, whether owned at the Issue Date or thereafter acquired, securing any Indebtedness, other than Permitted Liens, without effectively providing that the Securities shall be secured equally and ratably with (or prior to) the obligations so secured for so long as such obligations are so secured.
Any Lien created for the benefit of the Holders pursuant to the preceding sentence shall provide by its terms that such Lien shall be automatically and unconditionally released and discharged upon the release and discharge of the Initial Lien.
Section 6.05    Limitation on Sale/Leaseback Transactions. The Company shall not, and shall not permit any Principal Subsidiary to, enter into any Sale/Leaseback Transaction with respect to any Principal Property unless:
(1)    the Company or such Principal Subsidiary would be entitled to Incur Indebtedness in an amount equal to the Attributable Debt with respect to such Sale/Leaseback Transaction secured by a Lien on such Principal Property without equally and ratably securing the Securities pursuant to Section 6.04; or
(2)    the gross proceeds received by the Company or any Principal Subsidiary in connection with such Sale/Leaseback Transaction are at least equal to the Fair Market Value of such Principal Property that is the subject of such Sale/Leaseback Transaction and within 365 days of the effective date of any such Sale/Leaseback Transaction, the Company applies the net proceeds of the sale of the Principal Property to (i) the prepayment or retirement of Indebtedness of the Company and its Subsidiaries (which may include the Securities) and/or (ii) the acquisition, construction or improvement of any property or asset useful in the business of the Company or its Principal Subsidiaries.
Section 6.06    Future Guarantors. The Company shall cause each Subsidiary that Guarantees any Indebtedness of the Company or any Subsidiary Guarantor in respect of the Credit Agreement or the Capital Markets Indebtedness of the Company or its Subsidiaries (or Incurs any such Indebtedness) to, at the same time, execute and deliver to the Trustee a Guaranty Agreement pursuant to which such Subsidiary will Guarantee payment of the Securities on the same terms and conditions as those set forth in this Indenture.
Section 6.07    Paying Agent.
(a)    The Company will maintain in each Place of Payment an office or agency where Securities may be presented or surrendered for payment, where Securities may be surrendered for registration of transfer or exchange and where notices and demands to or upon the Company in respect of the Securities and this Indenture may be served (the “Paying Agent”). The Company will give prompt written notice to the Trustee of the location, and any change in the location, of such office or agency. If at any time the Company shall fail to maintain any such required office or agency or shall fail to furnish the Trustee with the address thereof, such presentations, surrenders, notices and demands may be made or served at the Corporate Trust Office of the Trustee, and the Company hereby appoints the Trustee as Paying Agent to receive all presentations, surrenders, notices and demands.
(b)    The Company may also from time to time designate different or additional offices or agencies where the Securities may be presented or surrendered for any or all such purposes (in or outside of such Place of Payment), and may from time to time rescind any such designations; provided, however, that no such designation or rescission shall in any manner relieve the Company of its obligations described in the preceding paragraph. The Company will give prompt written notice to the Trustee of any such additional designation or rescission of designation and of any change in the location of any such different or additional office or agency. The Company shall enter into an appropriate agency agreement with any Paying Agent not a party to this Indenture. The agreement shall implement the provisions of this Indenture that relate to such agent. The Company shall notify the Trustee of the name and address of each such agent. The Company or any Affiliate thereof may act as Paying Agent.
Section 6.08    To Hold Payment in Trust.
(a)    If the Company or an Affiliate thereof shall at any time act as Paying Agent with respect to the Securities, then, on or before the date on which the principal of and premium, if any, or interest on the Securities by their terms or as a result of the calling thereof for redemption shall become payable, the Company or such Affiliate will segregate and hold in trust for the benefit of the Holders of such Securities or the Trustee a sum sufficient to pay such principal and premium, if any, or interest which shall have so become payable until such sums shall be paid to such Holders or otherwise disposed of as herein provided, and will notify the Trustee of its action or failure to act in that regard. Upon any proceeding under any federal bankruptcy laws with respect to the Company or any Affiliate thereof, if the Company or such Affiliate is then acting as Paying Agent, the Trustee shall replace the Company or such Affiliate as Paying Agent.
(b)    If the Company shall appoint, and at the time have, a Paying Agent for the payment of the principal of and premium, if any, or interest on the Securities, then prior to 11:00 a.m., New York City time, on the date on which the principal of and premium, if any, or interest on any of the Securities shall become payable as aforesaid, whether by their terms or as a result of the calling thereof for redemption, the Company will deposit with such Paying Agent a sum sufficient to pay such principal and premium, if any, or interest, such sum to be held in trust for the benefit of the Holders of such Securities or the Trustee, and (unless such Paying Agent is the Trustee), the Company or any other obligor of such Securities will promptly notify the Trustee of its payment or failure to make such payment.
(c)    If the Paying Agent shall be other than the Trustee, the Company will cause such Paying Agent to execute and deliver to the Trustee an instrument in which such Paying Agent shall agree with the Trustee, subject to the provisions of this Section 6.08, that such Paying Agent shall:
(i)    hold all moneys held by it for the payment of the principal of and premium, if any, or interest on the Securities in trust for the benefit of the Holders of such Securities until such sums shall be paid to such Holders or otherwise disposed of as herein provided;
(ii)    give to the Trustee notice of any Default by the Company or any other obligor upon the Securities in the making of any payment of the principal of and premium, if any, or interest on the Securities; and
(iii)    at any time during the continuance of any such Default, upon the written request of the Trustee, pay to the Trustee all sums so held in trust by such Paying Agent.
(d)    Anything in this Section 6.08 to the contrary notwithstanding, the Company may at any time, for the purpose of obtaining a release, satisfaction or discharge of this Indenture or for any other reason, pay or cause to be paid to the Trustee all sums held in trust by the Company or by any Paying Agent other than the Trustee as required by this Section 6.08, such sums to be held by the Trustee upon the same trusts as those upon which such sums were held by the Company or such Paying Agent.
(e)    Any money deposited with the Trustee or any Paying Agent, or then held by the Company, in trust for the payment of the principal of and premium, if any, or interest on any Security and remaining unclaimed for two years after such principal and premium, if any, or interest has become due and payable shall be paid to the Company upon Company Order along with any interest that has accumulated thereon as a result of such money being invested at the direction of the Company, or (if then held by the Company) shall be discharged from such trust, and the Holder of such Security shall thereafter, as an unsecured general creditor, look only to the Company for payment of such amounts without interest thereon, and all liability of the Trustee or such Paying Agent with respect to such trust money, and all liability of the Company as trustee thereof, shall thereupon cease; provided, however, that the Trustee or such Paying Agent before being required to make any such repayment, may at the expense of the Company cause to be published once, in a newspaper published in the English language, customarily published on each Business Day and of general circulation in The City of New York, notice that such money remains unclaimed and that, after a date specified therein, which shall not be less than 30 days from the date of such publication, any unclaimed balance of such money then remaining will be repaid to the Company.
Section 6.09    Compliance Certificate. The Company shall furnish to the Trustee annually, within 120 days after the end of each fiscal year, a brief certificate from an Officer of the Company as to his or her knowledge of the Company’s compliance with all conditions and covenants under this Indenture (which compliance shall be determined without regard to any period of grace or requirement of notice provided under this Indenture) and, in the event of any Default, specifying each such Default and the nature and status thereof of which such person may have knowledge. Such certificates need not comply with Section 16.01 of this Indenture.

Section 6.10    Statement by Officers as to Default. The Company shall deliver to the Trustee as soon as possible and in any event within 30 days after the Company becomes aware of the occurrence of any Event of Default or an event which, with the giving of notice or the lapse of time or both, would constitute an Event of Default, an Officer’s Certificate setting forth the details of such Event of Default or Default and the action which the Company proposes to take with respect thereto.
ARTICLE VII

REMEDIES OF TRUSTEE AND SECURITYHOLDERS
Section 7.01    Events of Default. Each of the following is an “Event of Default” with respect to the Securities under this Indenture:
(a)    a default in the payment of interest on the Securities when due, continued for 30 days;
(b)    the Company (A) defaults in the payment of principal of (and premium, if any, on) any Security when due at its Stated Maturity, upon optional redemption, upon declaration of acceleration or otherwise or (B) fails to purchase Securities when required pursuant to this Indenture or the Securities;
(c)    the failure by the Company to comply with its obligations under Section 5.01;
(d)    the failure by the Company or any Subsidiary Guarantor to comply with any of its agreements contained in this Indenture (other than those referred to in (a), (b) or (c) above) and such failure continues for 60 days after the notice from the Trustee or the Holders specified below;
(e)    the Company, any Subsidiary Guarantor or any Significant Subsidiary pursuant to or within the meaning of any Bankruptcy Law:

(A)    commences a voluntary case;
(B)    consents to the entry of an order for relief against it in an involuntary case;
(C)    consents to the appointment of a Custodian of it or for any substantial part of its property; or
(D)    makes a general assignment for the benefit of its creditors;
or takes any comparable action under any foreign laws relating to insolvency;
(f)    a court of competent jurisdiction enters an order or decree under any Bankruptcy Law that:
(A)    is for relief against the Company, any Subsidiary Guarantor or any Significant Subsidiary in an involuntary case;
(B)    appoints a Custodian of the Company, any Subsidiary Guarantor or any Significant Subsidiary or for any substantial part of its property; or
(C)    orders the winding up or liquidation of the Company, any Subsidiary Guarantor or any Significant Subsidiary;
or any similar relief is granted under any foreign laws and the order or decree remains unstayed and in effect for 60 days; or
(g)    Indebtedness of the Company, any Subsidiary Guarantor or any Significant Subsidiary is not paid within any applicable grace period after final maturity or is accelerated by the holders thereof because of a default and the total amount of such Indebtedness unpaid or accelerated exceeds $100,000,000 or its foreign currency equivalent at the time;
(h)    any judgment or decree for the payment of money in excess of $100,000,000 (or its foreign currency equivalent at the time) is entered against the Company, any Subsidiary Guarantor or any Significant Subsidiary, remains outstanding for a period of 60 consecutive days following the entry of such judgment or decree and is not discharged, waived or effectively stayed; or
(i)    any Subsidiary Guarantee ceases to be in full force and effect (other than in accordance with the terms of such Subsidiary Guarantee) or any Subsidiary Guarantor denies or disaffirms its obligations under its Subsidiary Guarantee;
provided, however, that no event described in clause (d) or (other than with respect to a payment default) (g) above shall constitute an Event of Default hereunder until a Responsible Officer of the Trustee’s has actual knowledge thereof or until a written notice of any such event is received by the Trustee at the Corporate Trust Office, and such notice refers to the facts underlying such event, the Securities generally, the Company and this Indenture.
The foregoing shall constitute Events of Default whatever the reason for any such Event of Default and whether such Event of Default is voluntary or involuntary or is effected by operation of law or pursuant to any judgment, decree or order of any court or any order, rule or regulation of any administrative or governmental body.
However, a default under Section (d) of this Section 7.01 will not constitute an Event of Default until the Trustee or the holders of at least 25% in principal amount of the outstanding Securities notify the Company of the default and the Company does not cure such default within the time specified after receipt of such notice.
The term “Bankruptcy Law” means Title 11, United States Code, or any similar federal or state law for the relief of debtors. The term “Custodian” means any receiver, trustee, assignee, liquidator, custodian or similar official under any Bankruptcy Law.
The Company shall deliver to the Trustee, within 30 days after the occurrence thereof, written notice in the form of an Officers’ Certificate of any Event of Default under clause (g) or (i) and any event which with the giving of notice or the lapse of time or both would become an Event of Default under clause (d) or (h), its status and what action the Company is taking or proposes to take with respect thereto.
With respect to any notice of Default, notice of a continuing Event of Default, notice of acceleration or instruction to the Trustee to provide a notice of Event of Default, notice of acceleration or take any other action relating to a Default or Event of Default other than a payment default or a bankruptcy or insolvency default as described in this Indenture (a “Special Noteholder Direction”), provided by any one or more Holders of Securities (other than a Regulated Bank or an initial purchaser of the Securities) (each a “Directing Holder”) must be accompanied by a written representation from each such Holder to the Company and the Trustee that such Holder is not (or, in the case such Holder is DTC or its nominee, that such Holder is being instructed solely by beneficial owners that are not) Net Short (a “Position Representation”), which representation, in the case of a Special Noteholder Direction relating to a notice of Event of Default shall be deemed as continuing until the resulting Default or Event of Default is cured or otherwise ceases to exist or the Securities are accelerated. In addition, each Directing Holder must, at the time of providing a Special Noteholder Direction, covenant to provide the Company, until the relevant Event of Default is cured or otherwise ceases to exist or the Securities are accelerated, with such other information as the Company may reasonably request from time to time in order to verify the accuracy of such Holder’s Position Representation within five Business Days of request therefor (a “Verification Covenant”). The Trustee shall have no duty whatsoever to provide this information to the Company or to obtain this information for the Company. In any case in which the Holder is DTC or its nominee, any Position Representation or Verification Covenant required hereunder shall be provided by the beneficial owner of such Securities in lieu of DTC or its nominee or by the beneficial owner of an interest in the Securities after delivery to the Trustee of appropriate confirmation of beneficial ownership satisfactory to the Trustee. If, following the delivery of a Special Noteholder Direction, but prior to the acceleration of the Securities, the Company determines in good faith that there is a reasonable basis to believe that a Directing Holder was, at any relevant time, in breach of its Position Representation and provides to the Trustee an Officer’s Certificate stating that the Company has initiated litigation in a court of competent jurisdiction seeking a determination that such Directing Holder was, at such time, in breach of its Position Representation, and seeking to invalidate any Event of Default that resulted from the applicable Special Noteholder Direction, the cure period with respect to such Event of Default shall be automatically stayed pending a final and non-appealable determination of a court of competent jurisdiction on such matter.
If, following the delivery of a Special Noteholder Direction, but prior to the acceleration of the Securities, the Company provides to the Trustee an Officer’s Certificate certifying that a Directing Holder failed to satisfy its Verification Covenant, the cure period with respect to such Event of Default shall be automatically stayed and the cure period with respect to any Event of Default that resulted from the applicable Special Noteholder Direction shall be automatically reinstituted and any remedy stayed pending satisfaction of such Verification Covenant. Any breach of the Position Representation as confirmed by a final and non-appealable determination of a court of competent jurisdiction on such matter shall result in such Holder’s participation in such Special Noteholder Direction being disregarded; and, if, without the participation of such Holder, the percentage of the Securities held by the remaining Holders that provided such Special Noteholder Direction would have been insufficient to validly provide such Special Noteholder Direction, such Special Noteholder Direction shall be void ab initio, with the effect that such Event of Default with respect to the Securities shall be deemed never to have occurred, acceleration shall be voided and the Trustee shall be deemed not to have received such Special Noteholder Direction or any notice of such Default or Event of Default; provided, however, this shall not invalidate any indemnity or security provided by the Directing Holders to the Trustee which obligations shall continue to survive. Notwithstanding the above, (1) if a Directing Holder’s participation is not required to achieve the requisite level of consent of Holders required under this Indenture to give such Special Noteholder Direction, then such Special Noteholder Direction will have the same effect as if given without the participation of such Directing Holder, and the Trustee shall be permitted to act in accordance with such Special Noteholder Direction notwithstanding any action taken or to be taken by the Company (as described above) and (2) the participation in any Special Noteholder Direction of a Directing Holder that has breached its Position Representation and/or failed to satisfy its Verification Covenant shall not have any effect on the efficacy of other Special Noteholder Directions, whether or not related to the same Event of Default, in which such Directing Holder is not a participant.
Notwithstanding anything in the preceding two paragraphs to the contrary, any Special Noteholder Direction delivered to the Trustee during the pendency of an Event of Default with respect to the Securities as the result of a bankruptcy or similar proceeding shall not require compliance with such foregoing paragraphs. In addition, for the avoidance of doubt, the foregoing two paragraphs shall not apply to any Holder that is a Regulated Bank or an initial purchaser of the Securities. For the avoidance of doubt, the Trustee shall be entitled to conclusively rely on any Special Noteholder Direction delivered to it in accordance with this Indenture, shall have no duty to inquire as to or investigate the accuracy of any Position Representation, enforce compliance with any Verification Covenant, verify any statements in any Officer’s Certificate delivered to it, or otherwise make calculations, investigations or determinations with respect to Derivative Instruments, Net Shorts, Long Derivative Instruments, Short Derivative Instruments or otherwise and shall have no liability for ceasing to take any action or staying any remedy. The Trustee shall have no liability to the Company, any Holder or any other Person in acting in good faith on a Special Noteholder Direction or to determine whether any Holder has delivered a Position Representation or that such Position Representation conforms with this Indenture or any other agreement.
Each Holder consents to the delivery of its Position Representation by the Trustee to the Company in accordance with the terms of this Indenture. Each Holder waives any and all claims, in law and/or in equity, against the Trustee and agrees not to commence any legal proceeding against the Trustee in respect of, and agrees that the Trustee will not be liable for any action that the Trustee takes in accordance with the terms of this Indenture, or arising out of or in connection with following instructions or taking actions in accordance with a Special Noteholder Direction. The Company waives any and all claims, in law and/or in equity, against the Trustee, and agrees not to commence any legal proceeding against the Trustee in respect of, and agrees that the Trustee will not be liable for, any action that the Trustee takes in accordance with the terms of this Indenture, or arising out of or in connection with following instructions or taking actions in accordance with a Special Noteholder Direction.
Section 7.02    Acceleration; Rescission and Annulment.
(a)    If any one or more of the above-described Events of Default (other than an Event of Default specified in Section 7.01(e) or 7.01(f)) shall happen with respect to Securities at the time Outstanding, then, and in each and every such case, during the continuance of any such Event of Default, the Trustee or the Holders of 25% or more in principal amount of the Securities then Outstanding may declare the principal of and all accrued but unpaid interest on all the Securities then Outstanding to be due and payable immediately by a notice in writing to the Company (and to the Trustee if given by Holders), and upon any such declaration such principal amount (or specified amount) shall become immediately due and payable. If an Event of Default specified in Section 7.01(e) or 7.01(f) occurs and is continuing, then in every such case, the principal amount of all of the Securities then Outstanding shall automatically, and without any declaration or any other action on the part of the Trustee or any Holder, become due and payable immediately. Upon payment of such amounts, all obligations of the Company in respect of the payment of principal of and interest on the Securities shall terminate.
(b)    The provisions of Section 7.02(a), however, are subject to the condition that, at any time after the principal of all the Securities, to which any one or more of the above-described Events of Default is applicable, shall have been so declared to be due and payable, and before a judgment or decree for payment of the money due has been obtained by the Trustee as hereinafter provided in this Article, the Event of Default giving rise to such declaration of acceleration shall, without further act, be deemed to have been waived, and such declaration and its consequences shall, without further act, be deemed to have been rescinded and annulled, if:
(i)    the Company has paid or deposited with the Trustee or Paying Agent a sum sufficient to pay
(A)    all amounts owing the Trustee and any predecessor trustee hereunder under Section 11.01(a) (provided, however, that all sums payable under this clause (A) shall be paid in U.S. Legal Tender);
(B)    all arrears of interest, if any, upon all the Securities; and
(C)    the principal of and premium, if any, on any Securities that have become due otherwise than by such declaration of acceleration and interest thereon;
(ii)    every other Default and Event of Default with respect to the Securities, other than the non-payment of the principal of the Securities which have become due solely by such declaration of acceleration, have been cured or waived as provided in Section 7.06.
(c)    No such rescission shall affect any subsequent default or impair any right consequent thereon.
The Holders of a majority in principal amount of the Securities by notice to the Trustee may rescind an acceleration and its consequences if the rescission would not conflict with any judgment or decree and if all existing Events of Default have been cured or waived except nonpayment of principal or interest that has become due solely because of acceleration. No such rescission shall affect any subsequent Default or impair any right consequent thereto.
In the case of any Event of Default occurring by reason of any willful action (or inaction) taken (or not taken) by or on behalf of the Company with the intention of avoiding payment of the premium that the Company would have had to pay if the Company then had elected to redeem the Securities pursuant to the optional redemption provisions hereof, an equivalent premium shall also become and be immediately due and payable to the extent permitted by law upon the acceleration of the Securities.
Section 7.03    Other Remedies. If the Company shall fail for a period of 30 days to pay any installment of interest on the Securities or shall fail to pay the principal of and premium, if any, on any of the Securities when and as the same shall become due and payable, whether at Maturity, or by call for redemption, by declaration as authorized by this Indenture or otherwise, then, upon demand of the Trustee, the Company will pay to the Paying Agent for the benefit of the Holders of Securities then Outstanding the whole amount which then shall have become due and payable on all the Securities and all amounts owing the Trustee and any predecessor trustee hereunder under Section 11.01(a).
In case the Company shall fail forthwith to pay such amounts upon such demand, the Trustee, in its own name and as trustee of an express trust, shall be entitled and empowered to institute any action or proceeding at law or in equity for the collection of the sums so due and unpaid, and may prosecute any such action or proceeding to judgment or final decree, and may enforce any such judgment or final decree against the Company or any other obligor upon the Securities, and collect the moneys adjudged or decreed to be payable out of the property of the Company or any other obligor upon the Securities, wherever situated, in the manner provided by law. Every recovery of judgment in any such action or other proceeding, subject to the payment to the Trustee of all amounts owing the Trustee and any predecessor trustee hereunder under Section 11.01(a), shall be for the ratable benefit of the Holders of the Securities which shall be the subject of such action or proceeding. All rights of action upon or under any of the Securities or this Indenture may be enforced by the Trustee without the possession of any of the Securities and without the production of any thereof at any trial or any proceeding relative thereto.
Section 7.04    Trustee as Attorney-in-Fact. The Trustee is hereby appointed, and each and every Holder of the Securities, by receiving and holding the same, shall be conclusively deemed to have appointed the Trustee, the true and lawful attorney-in-fact of such Holder, with authority to make or file (whether or not the Company shall be in Default in respect of the payment of the principal of, or interest on, any of the Securities, and irrespective of whether the Trustee shall have made any demand on the Company for the payment of overdue principal or interest), in its own name and as trustee of an express trust or otherwise as it shall deem advisable, in any receivership, insolvency, liquidation, bankruptcy, reorganization or other judicial proceeding relative to the Company or any other obligor upon the Securities or to their respective creditors or property, any and all claims, proofs of claim, proofs of debt, petitions, consents, other papers and documents and amendments of any thereof, as may be necessary or advisable in order to have the claims of the Trustee and any predecessor trustee hereunder (including any claims for reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and its counsel) and of the Holders of the Securities allowed in any such proceeding and to collect and receive any moneys or other property payable or deliverable on any such claim, and to execute and deliver any and all other papers and documents and to do and perform any and all other acts and things, as it may deem necessary or advisable in order to enforce in any such proceeding any of the claims of the Trustee and any predecessor trustee hereunder and of any of such Holders in respect of any of the Securities; and any receiver, assignee, trustee, custodian, liquidator, debtor or a similar official in any such proceeding is hereby authorized, and each and every taker or Holder of the Securities, by receiving and holding the same, shall be conclusively deemed to have authorized any such receiver, assignee, trustee, custodian, liquidator, debtor or a similar official to make any such payment or delivery only to or on the order of the Trustee, and to pay to the Trustee any amount due it and any predecessor trustee hereunder for the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and its counsel and any other amounts due under Section 11.01(a); provided, however, that nothing herein contained shall be deemed to authorize or empower the Trustee to consent to or accept or adopt, on behalf of any Holder of Securities, any plan of reorganization, composition, adjustment or other similar arrangement affecting the Securities or the rights of any Holder thereof, or to authorize or empower the Trustee to vote in respect of the claim of any Holder of any Securities in any such proceeding.
Section 7.05    Priorities. Any moneys or properties collected by the Trustee with respect to any Securities under this Article VII shall be applied in the order following, at the date or dates fixed by the Trustee for the distribution of such moneys or properties and, in the case of the distribution of such moneys or properties on account of the Securities, upon presentation of the Securities, and stamping thereon the payment, if only partially paid, and upon surrender thereof, if fully paid:

First: To the payment of all amounts due to (i) the Trustee (in each of its capacities under this Indenture) pursuant to this Indenture, including with respect to the reasonable costs, fees and expenses of its agents and counsel incurred pursuant to this Indenture, and (ii) any predecessor trustee hereunder.
Second: In case the principal of the Outstanding Securities shall not have become due and be unpaid, to the payment of interest on the Securities, such payments to be made ratably to the Persons entitled thereto.
Third: In case the principal of the Outstanding Securities shall have become due, by declaration or otherwise, to the payment of the whole amount then owing and unpaid upon the Securities for principal and premium, if any, and interest, and in case such moneys shall be insufficient to pay in full the whole amounts so due and unpaid upon the Securities, then to the payment of such principal and premium, if any, and interest without preference or priority of principal and premium, if any, over interest, or of interest over principal and premium, if any, or of any installment of interest over any other installment of interest, or of any Security over any other Security, ratably to the aggregate of such principal and premium, if any, and accrued and unpaid interest.
Any surplus then remaining shall be paid to the Company or as directed by a court of competent jurisdiction.
Section 7.06    Control by Securityholders; Waiver of Past Defaults. The Holders of a majority in principal amount of the Securities at the time Outstanding may direct the time, method and place of conducting any proceeding for any remedy available to the Trustee hereunder, or of exercising any trust or power hereby conferred upon the Trustee with respect to the Securities, provided, however, that, subject to the provisions of Sections 11.01 and 11.02, the Trustee shall have the right to decline to follow any such direction if the Trustee being advised by counsel determines that the action so directed may not lawfully be taken or would be unduly prejudicial to Holders not joining in such direction (it being understood that the Trustee does not have an affirmative duty to determine whether any direction is prejudicial to any Holder) or would involve the Trustee in personal liability. Prior to any declaration accelerating the Maturity of the Securities, the Holders of a majority in aggregate principal amount of such Securities at the time Outstanding may on behalf of the Holders of all of the Securities waive any past Default or Event of Default hereunder and its consequences except a Default in the payment of interest or any premium on or the principal of the Securities. Upon any such waiver the Company, the Trustee and the Holders of the Securities shall be restored to their former positions and rights hereunder, respectively; but no such waiver shall extend to any subsequent or other Default or Event of Default or impair any right consequent thereon. Whenever any Default or Event of Default hereunder shall have been waived as permitted by this Section 7.06, said Default or Event of Default shall for all purposes of the Securities and this Indenture be deemed to have been cured and to be not continuing.

Section 7.07    Limitation on Suits. Except to enforce the right to receive payment of principal, premium (if any) or interest when due, no Holder may pursue any remedy with respect to this Indenture or the Securities unless:
(a)    such Holder has previously given to the Trustee notice that an Event of Default is continuing;

(b)    Holders of at least 25% in principal amount of the outstanding Securities have requested the Trustee to pursue the remedy;
(c)    such Holders have offered to the Trustee satisfactory security and/or indemnity against any loss, cost, fee, damage, liability or expense (including reasonable attorneys’ fees and expenses and court costs);
(d)    the Trustee has not complied with such request within 60 days after the receipt thereof and the offer of security and/or indemnity; and
(e)    Holders of a majority in principal amount of the outstanding Securities have not given the Trustee a direction inconsistent with such request within such 60-day period.
A Holder may not use this Indenture to prejudice the rights of another Holder or to obtain a preference or priority over another Holder. In the event that the definitive Securities are not issued to any beneficial owner promptly after the Registrar has received a request from the Holder of a Global Security to issue such definitive Securities to such beneficial owner or its nominee, the Company expressly agrees and acknowledges, with respect to the right of any Holder to pursue a remedy pursuant to this Indenture, the right of such beneficial holder of Securities to pursue such remedy with respect to the portion of the Global Security that represents such beneficial holder’s Securities as if such definitive Securities had been issued.
Section 7.08    Undertaking for Costs. All parties to this Indenture and each Holder of any Security, by such Holder’s acceptance thereof, shall be deemed to have agreed that any court may in its discretion require, in any action, suit or proceeding for the enforcement of any right or remedy under this Indenture, or in any action, suit or proceeding against the Trustee for any action taken or omitted by it as Trustee, the filing by any party litigant in such action, suit or proceeding of an undertaking to pay the costs of such action, suit or proceeding, and that such court may in its discretion assess reasonable costs, including reasonable attorneys’ fees and expenses, against any party litigant in such action, suit or proceeding, having due regard to the merits and good faith of the claims or defenses made by such party litigant; provided, however, that the provisions of this Section 7.08 shall not apply to any action, suit or proceeding instituted by the Trustee, to any action, suit or proceeding instituted by any one or more Holders of Securities holding in the aggregate more than 10% in principal amount of the Outstanding Securities, or to any action, suit or proceeding instituted by any Holder of Securities for the enforcement of the payment of the principal of or premium, if any, or the interest on, any of the Securities, on or after the respective due dates expressed in such Securities.

Section 7.09    Remedies Cumulative. No remedy herein conferred upon or reserved to the Trustee or to the Holders of Securities is intended to be exclusive of any other remedy or remedies, and each and every remedy shall be cumulative and shall be in addition to every other remedy given hereunder or now or hereafter existing at law or in equity or by statute. No delay or omission of the Trustee or of any Holder of the Securities to exercise any right or power accruing upon any Default or Event of Default shall impair any such right or power or shall be construed to be a waiver of any such Default or Event of Default or an acquiescence therein; and every power and remedy given by this Article VII to the Trustee and to the Holders of Securities, respectively, may be exercised from time to time and as often as may be deemed expedient by the Trustee or by the Holders of Securities, as the case may be. In case the Trustee or any Holder of Securities shall have proceeded to enforce any right under this Indenture and the proceedings for the enforcement thereof shall have been discontinued or abandoned because of waiver or for any other reason or shall have been adjudicated adversely to the Trustee or to such Holder of Securities, then and in every such case the Company, the Trustee and the Holders of the

Securities shall severally and respectively be restored to their former positions and rights hereunder, and thereafter all rights, remedies and powers of the Trustee and the Holders of the Securities shall continue as though no such proceedings had been taken, except as to any matters so waived or adjudicated.
ARTICLE VIII

CONCERNING THE SECURITYHOLDERS
Section 8.01    Evidence of Action of Securityholders. Whenever in this Indenture it is provided that the Holders of a specified percentage or a majority in aggregate principal amount of the Securities may take any action (including the making of any demand or request, the giving of any notice, consent or waiver or the taking of any other action), the fact that at the time of taking any such action the Holders of such specified percentage or majority have joined therein may be evidenced by (a) any instrument or any number of instruments of similar tenor executed by Securityholders in person, by an agent or by a proxy appointed in writing, including through an electronic system for tabulating consents operated by the Depositary or otherwise (such action becoming effective, except as herein otherwise expressly provided, when such instruments or evidence of electronic consents are delivered to the Trustee and, where it is hereby expressly required, to the Company), or (b) by the record of the Holders of Securities voting in favor thereof at any meeting of Securityholders duly called and held in accordance with the provisions of Article IX, or (c) by a combination of such instrument or instruments and any such record of such a meeting of Securityholders.
Section 8.02    Proof of Execution or Holding of Securities. Proof of the execution of any instrument by a Securityholder or his, her or its agent or proxy and proof of the holding by any Person of any of the Securities shall be sufficient if made in the following manner:
(a)    The fact and date of the execution by any Person of any such instrument may be proved (i) by the certificate of any notary public or other officer in any jurisdiction who, by the laws thereof, has power to take acknowledgments or proof of deeds to be recorded within such jurisdiction, that the Person who signed such instrument did acknowledge before such notary public or other officer the execution thereof, or (ii) by the affidavit of a witness of such execution sworn to before any such notary or other officer. Where such execution is by a Person acting in other than his or her individual capacity, such certificate or affidavit shall also constitute sufficient proof of his or her authority.
(b)    The ownership of Securities shall be proved by the Register of such Securities or by a certificate of the Registrar.
(c)    The record of any Holders’ meeting shall be proved in the manner provided in Section 9.06.
(d)    The Trustee may require such additional proof of any matter referred to in this Section 8.02 as it shall deem appropriate or necessary, so long as the request is a reasonable one.
(e)    If the Company shall solicit from the Holders of Securities any action, the Company may, at its option, fix in advance a record date for the determination of Holders of Securities entitled to take such action, but the Company shall have no obligation to do so. Any such record date shall be fixed at the Company’s discretion. If such a record date is fixed, such action may be sought or given before or after the record date, but only the Holders of Securities of record at the close of business on such record date shall be deemed to be Holders of Securities for the purpose of determining whether Holders of the requisite proportion of Outstanding

Securities have authorized or agreed or consented to such action, and for that purpose the Outstanding Securities shall be computed as of such record date.
Section 8.03    Persons Deemed Owners.
(a)    The Company, the Trustee and any agent of the Company or the Trustee may treat the Person in whose name any Security is registered as the owner of such Security for the purpose of receiving payment of principal of and premium, if any, and (subject to Section 3.08) interest, if any, on, such Security and for all other purposes whatsoever, whether or not such Security be overdue, and neither the Company, the Trustee nor any agent of the Company or the Trustee shall be affected by notice to the contrary. All payments made to any Holder, or upon his, her or its order, shall be valid, and, to the extent of the sum or sums paid, effectual to satisfy and discharge the liability for moneys payable upon such Security.
(b)    None of the Company, the Trustee, any Paying Agent or the Registrar will have any responsibility or liability for any aspect of the records relating to or payments made on account of beneficial ownership interests in a Global Security or for maintaining, supervising or reviewing any records relating to such beneficial ownership interests.
Section 8.04    Effect of Consents. After an amendment, supplement, waiver or other action becomes effective as to any Securities, a consent to it by a Holder of such Securities is a continuing consent conclusive and binding upon such Holder and every subsequent Holder of the same Securities or portion thereof, and of any Security issued upon the transfer thereof or in exchange therefor or in place thereof, even if notation of the consent is not made on any such Security. An amendment, supplement or waiver becomes effective in accordance with its terms and thereafter binds every Holder.
ARTICLE IX

SECURITYHOLDERS’ MEETINGS
Section 9.01    Purposes of Meetings. A meeting of Securityholders may be called at any time and from time to time pursuant to the provisions of this Article IX for any of the following purposes:
(a)    to give any notice to the Company or to the Trustee, or to give any directions to the Trustee, or to consent to the waiving of any Default or Event of Default hereunder and its consequences, or to take any other action authorized to be taken by Securityholders pursuant to any of the provisions of Article VIII;
(b)    to remove the Trustee and nominate a successor trustee pursuant to the provisions of Article XI;
(c)    to consent to the execution of an Indenture or of indentures supplemental hereto pursuant to the provisions of Section 14.02; or
(d)    to take any other action authorized to be taken by or on behalf of the Holders of any specified aggregate principal amount of the Securities under any other provision of this Indenture or under applicable law.
Section 9.02    Call of Meetings by Trustee. The Trustee may at any time call a meeting of all Securityholders that may be affected by the action proposed to be taken, to take any action specified in Section 9.01, to be held at such time and at such place as the Trustee shall determine. Notice of every meeting of the Securityholders, setting forth the time and the place of such meeting and in general terms the action proposed to be taken at such meeting, shall be mailed to Holders of Securities at their addresses as they shall appear on the Register of the Company. Such notice shall be mailed not less than 20 nor more than 90 days prior to the date fixed for the meeting.
Section 9.03    Call of Meetings by Company or Securityholders. In case at any time the Company or the Holders of at least 10% in aggregate principal amount of the Securities then Outstanding that may be affected by the action proposed to be taken, shall have requested the Trustee to call a meeting of Securityholders, by written request setting forth in reasonable detail the action proposed to be taken at the meeting, and the Trustee shall not have mailed the notice of such meeting within 20 days after receipt of such request, then the Company or such Securityholders may determine the time and the place for such meeting and may call such meeting to take any action authorized in Section 9.01, by mailing notice thereof as provided in Section 9.02.
Section 9.04    Qualifications for Voting. To be entitled to vote at any meeting of Securityholders, a Person shall (a) be a Holder of one or more Securities affected by the action proposed to be taken at the meeting or (b) be a Person appointed by an instrument in writing as proxy by a Holder of one or more such Securities. The only Persons who shall be entitled to be present or to speak at any meeting of Securityholders shall be the Persons entitled to vote at such meeting and their counsel and any representatives of the Trustee and its counsel and any representatives of the Company and its counsel.
Section 9.05    Regulation of Meetings.
(a)    Notwithstanding any other provisions of this Indenture, the Trustee may make such reasonable regulations as it may deem advisable for any meeting of Securityholders, in regard to proof of the holding of Securities and of the appointment of proxies, and in regard to the appointment and duties of inspectors of votes, the submission and examination of proxies, certificates and other evidence of the right to vote, and such other matters concerning the conduct of the meeting as it shall deem fit.
(b)    The Trustee shall, by an instrument in writing, appoint a temporary chairman of the meeting, unless the meeting shall have been called by the Company or by Securityholders as provided in Section 9.03, in which case the Company or the Securityholders calling the meeting, as the case may be, shall in like manner appoint a temporary chair. A permanent chairman and a permanent secretary of the meeting shall be elected by majority vote of the meeting.
(c)    At any meeting of Securityholders, each Securityholder or such Securityholder’s proxy shall be entitled to one vote for each $1,000 principal amount of Outstanding Securities held or represented by him; provided, however, that no vote shall be cast or counted at any meeting in respect of any Security challenged as not Outstanding and ruled by the chairman of the meeting to be not Outstanding. The chairman of the meeting shall have no right to vote other than by virtue of Securities held by him or her or instruments in writing as aforesaid duly designating him or her as the Person to vote on behalf of other Securityholders. At any meeting of the Securityholders duly called pursuant to the provisions of Section 9.02 or 9.03 the presence of Persons holding or representing Securities in an aggregate principal amount sufficient to take action upon the business for the transaction of which such meeting was called shall be necessary to constitute a quorum, and any such meeting may be adjourned from time to time by a majority of those present, whether or not constituting a quorum, and the meeting may be held as so adjourned without further notice.
Section 9.06    Voting. The vote upon any resolution submitted to any meeting of Securityholders shall be by written ballots on which shall be subscribed the signatures of the Holders of Securities or of their representatives by proxy and the principal amounts of the Securities held or represented by them. The permanent chairman of the meeting shall appoint two inspectors of votes who shall count all votes cast at the meeting for or against any resolution and who shall make and file with the secretary of the meeting their verified written reports in duplicate of all votes cast at the meeting. A record in duplicate of the proceedings of each meeting of Securityholders shall be prepared by the secretary of the meeting and there shall be attached to said record the original reports of the inspectors of votes on any vote by ballot taken thereat and affidavits by one or more Persons having knowledge of the facts setting forth a copy of the notice of the meeting and showing that said notice was mailed as provided in Section 9.02. The record shall show the principal amounts of the Securities voting in favor of or against any resolution. The record shall be signed and verified by the affidavits of the permanent chairman and secretary of the meeting and one of the duplicates shall be delivered to the Company and the other to the Trustee to be preserved by the Trustee.
Any record so signed and verified shall be conclusive evidence of the matters therein stated.
Section 9.07    No Delay of Rights by Meeting. Nothing contained in this Article IX shall be deemed or construed to authorize or permit, by reason of any call of a meeting of Securityholders or any rights expressly or impliedly conferred hereunder to make such call, any hindrance or delay in the exercise of any right or rights conferred upon or reserved to the Trustee or to the Securityholders under any of the provisions of this Indenture or of the Securities.
ARTICLE X

REPORTS BY THE COMPANY AND THE TRUSTEE AND SECURITYHOLDERS’ LISTS
Section 10.01    Reports by Trustee.
(a)    So long as any Securities are outstanding, the Trustee shall transmit to Holders such reports concerning the Trustee and its actions under this Indenture as may be required pursuant to the Trust Indenture Act at the times and in the manner provided therein. If required by Section 313(a) of the Trust Indenture Act, the Trustee shall, within 60 days after each anniversary following the date of this Indenture deliver to Holders a brief report which complies with the provisions of such Section 313(a).
(b)    The Trustee shall, at the time of the transmission to the Holders of Securities of any report pursuant to the provisions of this Section 10.01, file a copy of such report with each stock exchange upon which the Securities are listed, if any, and also with the SEC in respect of a Security listed and registered on a national securities exchange, if any. The Company agrees to notify the Trustee when, as and if the Securities become listed on any stock exchange or any delisting thereof.
The Company will reimburse the Trustee for all expenses incurred in the preparation and transmission of any report pursuant to the provisions of this Section 10.01 and of Section 10.02.
Section 10.02    Reports by the Company. The Company shall file with the Trustee and the SEC, and transmit to Holders, such information, documents and other reports, and such summaries thereof, as may be required pursuant to the Trust Indenture Act at the times and in the manner provided in the Trust Indenture Act; provided that, unless available on EDGAR, any such information, documents or reports required to be filed with the SEC pursuant to Section 13 or 15(d) of the Exchange Act shall be filed with the Trustee within 30 days after the same is filed with the SEC; and provided, further, that the filing of the reports specified in Section 13 or 15(d) of the Exchange Act by an entity that is the direct or indirect parent of the Company will satisfy the requirements of this Section 10.02 so long as such entity is an obligor or guarantor on the Securities; and provided, further, that the reports of such entity will not be required to include condensed consolidating financial information for the Company in a footnote to the financial statements of such entity.
Delivery of such reports, information and documents to the Trustee is for informational purposes only and the Trustee’s receipt of such shall not constitute actual or constructive notice or actual or constructive knowledge of any information contained therein or determinable from information contained therein, including the Company’s compliance with any of its covenants hereunder (as to which the Trustee is entitled to rely exclusively on Officer’s Certificates). The Trustee shall not be obligated to monitor or confirm, on a continuing basis or otherwise, the Company’s, any Subsidiary Guarantor’s or any other Person’s compliance with the covenants described herein or with respect to any reports or other documents filed with the SEC or on EDGAR or under this Indenture or participate in any earnings or other investor calls.
Section 10.03    Securityholders’ Lists. The Company covenants and agrees that it will furnish or cause to be furnished to the Trustee:
(a)    semi-annually, within 15 days after each Record Date, but in any event not less frequently than semi-annually, a list in such form as the Trustee may reasonably require of the names and addresses of the Holders of Securities to which such Record Date applies, as of such Record Date, and
(b)    at such other times as the Trustee may request in writing, within 30 days after receipt by the Company of any such request, a list of similar form and content as of a date not more than 15 days prior to the time such list is furnished; provided, however, that so long as the Trustee shall be the Registrar, such lists shall not be required to be furnished; and provided, further, that the Trustee shall not be held accountable by reason of (i) the disclosure of any information as to the names and addresses of the Holders in accordance with the TIA Section 312, regardless of the source from which the information was derived and (ii) mailing any material pursuant to a request made under TIA Section 312.
ARTICLE XI

CONCERNING THE TRUSTEE
Section 11.01    Rights of Trustees; Compensation and Indemnity. The Trustee accepts the trusts created by this Indenture upon the terms and conditions hereof, including the following, to all of which the parties hereto and the Holders from time to time of the Securities agree:
(a)    The Trustee shall be entitled to such compensation as the Company and the Trustee shall from time to time agree in writing for all services rendered by it hereunder (including in any agent capacity in which it acts). The compensation of the Trustee shall not be limited by any provision of law in regard to the compensation of a trustee of an express trust. The Company shall reimburse the Trustee promptly upon its request for all reasonable out-of-pocket expenses, court costs, disbursements and advances incurred or made by the Trustee in accordance with any provision of this Indenture (including the reasonable fees and expenses and disbursements of its agents and counsel), except any such expense, cost, disbursement or advance as may be attributable to its own negligence or willful misconduct as finally adjudicated by a court of competent jurisdiction.
The Company also agrees to indemnify each of the Trustee and any predecessor Trustee hereunder for, and to hold it harmless against, any and all loss, liability, damage, claim, fee, cost or expense (including reasonable attorneys’ fees and expenses and court costs) including taxes (other than taxes based on the income of the Trustee) incurred without its own negligence or willful misconduct as finally adjudicated by a court of competent jurisdiction, arising out of or in connection with the acceptance or administration of the trust or trusts hereunder and the performance of its duties (including in any agent capacity in which it acts), as well as the costs and expenses (including reasonable attorneys’ fees and expenses and court costs) incurred in connection with (1) defending itself against any claim or liability in connection with the exercise or performance of any of its powers or duties hereunder or (2) any action, claim or suit brought to enforce the Trustee’s right to indemnification, except those attributable to its negligence or willful misconduct as finally adjudicated by a court of competent jurisdiction. The Trustee shall notify the Company promptly of any claim for which it may seek indemnity. The Company shall defend the claim and the Trustee shall cooperate in the defense. The Trustee may have one separate counsel of its selection and the Company shall pay the reasonable fees and expenses of such counsel. The Company need not pay for any settlement made without its consent, which consent shall not be unreasonably withheld.
As security for the performance of the obligations of the Company under this Section 11.01(a), the Trustee shall have a lien upon all property and funds held or collected by the Trustee as such, except funds held in trust by the Trustee to pay principal of and interest on any Securities. Notwithstanding any provisions of this Indenture to the contrary, the obligations of the Company to compensate and indemnify the Trustee under this Section 11.01(a) shall survive the resignation or removal of the Trustee, the termination of this Indenture and any satisfaction and discharge under Article XII. When the Trustee incurs expenses or renders services in connection with an Event of Default specified in clause (e) or (f) of Section 7.01 occurs, the expenses (including the reasonable charges of its counsel) and compensation for the services are intended to constitute expenses of administration under any applicable federal or state bankruptcy, insolvency or similar laws.
(b)    The Trustee may execute any of the trusts or powers hereof or perform any duties hereunder either directly or by or through its agents or attorneys and the Trustee shall not be responsible for any misconduct or negligence on the part of any agent or attorney appointed with due care by it hereunder.
(c)    The Trustee shall not be responsible or liable in any manner whatsoever for the correctness of the recitals herein or in the Securities (except its certificates of authentication thereon) contained, all of which are made solely by the Company; and the Trustee shall not be responsible or accountable in any manner whatsoever for or with respect to the validity or execution or sufficiency of this Indenture or of the Securities (except its certificates of authentication thereon), and the Trustee makes no representation with respect thereto, except that the Trustee represents that it is duly authorized to execute and deliver this Indenture, authenticate the Securities and perform its obligations hereunder and that the statements made by it in a Statement of Eligibility on Form T-1 supplied to the Company are true and accurate, subject to the qualifications set forth therein. The Trustee shall not be accountable for the use or application by the Company of any Securities, or the proceeds of any Securities, authenticated and delivered by the Trustee in conformity with the provisions of this Indenture. Neither the Trustee (in any of its capacities) nor any paying agent shall be responsible or liable for monitoring or determining whether any Change of Control has occurred or whether any Change of Control Offer with respect to the Securities is required. Neither the Trustee (in any of its capacities) nor any paying agent shall be responsible or liable for monitoring the credit ratings of the Company, the Subsidiary Guarantors or their Affiliates or making any request upon any rating agency. The Trustee (in each of its capacities) shall not be responsible or have any liability for making, confirming, or verifying any calculation with respect to the Securities or other calculation under this Indenture, and shall be entitled to conclusively rely upon the Company’s calculations provided to the Trustee. The Trustee shall have no duty to monitor or investigate the Company’s compliance with or the breach of, or cause to be performed or observed, any representation, warranty, or covenant, or agreement of any Person, other than the Trustee, made in this Indenture.
(d)    The Trustee may consult with counsel of its selection, and, to the extent permitted by Section 11.02, any Opinion of Counsel shall be full and complete authorization and protection in respect of any action taken, suffered or omitted by the Trustee hereunder in good faith and in accordance with such Opinion of Counsel.
(e)    The Trustee, to the extent permitted by Section 11.02, may conclusively rely upon the certificate of the Secretary or one of the Assistant Secretaries of the Company as to the adoption of any Board Resolution or resolution of the stockholders of the Company, and any request, direction, order or demand of the Company mentioned herein shall be sufficiently evidenced by, and whenever in the administration of this Indenture the Trustee shall deem it desirable that a matter be proved or established prior to taking, suffering or omitting any action hereunder, the Trustee may rely upon, an Officer’s Certificate of the Company (unless other evidence in respect thereof be herein specifically prescribed).
(f)    Subject to Section 11.04, the Trustee or any agent of the Trustee, in its individual or any other capacity, may become the owner or pledgee of Securities and, subject to Sections 310(b) and 311 of the Trust Indenture Act, may otherwise deal with the Company with the same rights it would have had if it were not the Trustee or such agent.
(g)    Money held by the Trustee in trust hereunder need not be segregated from other funds except to the extent required by law. The Trustee shall be under no liability for interest on any money received by it hereunder except as otherwise agreed in writing with the Company.
(h)    Any action taken by the Trustee pursuant to any provision hereof at the request or with the consent of any Person who at the time is the Holder of any Security shall be conclusive and binding in respect of such Security upon all future Holders thereof or of any Security or Securities which may be issued for or in lieu thereof in whole or in part, whether or not such Security shall have noted thereon the fact that such request or consent had been made or given.
(i)    Subject to the provisions of Section 11.02, the Trustee may conclusively rely and shall be fully protected in acting or refraining from acting upon any resolution, certificate, statement, instrument, opinion, report, notice, request, consent, order, approval, bond, debenture, other evidence of indebtedness or other paper or document (whether in its original or facsimile form) believed by it to be genuine and to have been signed or presented by the proper party or parties.
(j)    Subject to the provisions of Section 11.02, the Trustee shall not be under any obligation to exercise any of the rights or powers vested in it by this Indenture at the request, order or direction of any of the Holders of the Securities, pursuant to any provision of this Indenture, unless one or more of the Holders of the Securities shall have offered to the Trustee security and/or indemnity satisfactory to it against any loss, liability, claim, damage, fee or expense (including reasonable attorneys’ fees and expenses) which may be incurred by it therein or thereby.

(k)    Subject to the provisions of Section 11.02, the Trustee shall not be liable for any action taken or omitted by it in good faith and believed by it to be authorized or within its discretion or within the rights or powers conferred upon it by this Indenture.
(l)    Subject to the provisions of Section 11.02, the Trustee shall not be deemed to have knowledge or notice of any Default or Event of Default unless a Responsible Officer of the Trustee has actual knowledge thereof or unless the Holders of not less than 25% of the Outstanding Securities notify the Trustee in writing thereof, and such notice references the Securities and this Indenture.
(m)    Subject to the provisions of Section 11.02, the Trustee shall not be bound to make any investigation into the facts or matters stated in any resolution, certificate, statement, instrument, opinion, report, notice, request, direction, consent, order, bond, debenture, note, other evidence of Indebtedness or other paper or document, unless directed in writing to do so by the Holders of a majority in principal amount of the Securities at the time Outstanding, provided that such Holders have provided security and/or indemnity satisfactory to the Trustee for any fees, costs, and expenses (including attorneys’ fees and expenses) that may be incurred by the Trustee in following such direction. If directed by Holders (as described above), the Trustee shall be entitled with the prior consent of the Company, which shall not be unreasonably withheld, to examine the books, records and premises of the Company, and subject to the provisions of Section 11.02, the Trustee shall incur no liability or additional liability of any kind by reason of such inquiry or investigation.
(n)    The rights, privileges, protections, immunities, powers, limitations of liability and benefits given to the Trustee, including, without limitation, its right to be indemnified, are extended to, and shall be enforceable by, the Trustee in each of its capacities hereunder and each agent, custodian and other Person employed to act hereunder.
(o)    Unless otherwise specifically provided in this Indenture, any demand, request, direction or notice from the Company shall be sufficient if signed by an Officer of the Company.
(p)    In no event shall the Trustee be responsible or liable for any failure or delay in the performance of its obligations hereunder arising out of or caused by, directly or indirectly, forces beyond its control, including, without limitation any act or provision of any present or future law or regulation or governmental authority, natural disaster, strikes, work stoppages, accidents, acts of war or terrorism, civil or military disturbances, nuclear or natural catastrophes or acts of God, labor dispute, disease, epidemic or pandemic, quarantine, national emergency and interruptions, loss or malfunctions of utilities, communications or computer (software and hardware) services, communications system failure, malware or ransomware or other unavailability of the Federal Reserve Bank wire or facsimile or telex system or other funds transfer system or other wire or communication facility or unavailability of any securities clearing system; it being understood that the Trustee shall use reasonable efforts which are consistent with accepted practices in the banking industry to resume performance as soon as practicable under the circumstances.
(q)    In no event shall the Trustee be responsible or liable for any special, indirect or consequential loss or damage of any kind whatsoever (including, but not limited to, loss of profit), irrespective of whether the Trustee has been advised of the likelihood of such loss or damage and regardless of the form of action. The Trustee shall not be responsible or liable for any punitive damages of any kind whatsoever, irrespective of whether the Trustee has been advised of the likelihood of such damages and regardless of the form of action, other than in an action in which the loss or damage was directly caused by the Trustee’s willful misconduct or gross negligence as finally determined by a court of competent jurisdiction.
(r)    The Trustee shall not be liable for any action it takes or omits to take in good faith that it believes to be authorized or within the rights or powers conferred upon it by this Indenture. The permissive rights, privileges or powers of the Trustee to do things enumerated in this Indenture shall not be construed as a duty or obligation of the Trustee.
(s)    The Trustee may request that the Company deliver an Officer’s Certificate setting forth the names of individuals and/or titles of Officers authorized at such time to take specified actions pursuant to this Indenture.
(t)    The transferor of any Security shall provide or cause to be provided to the Trustee all information necessary to allow the Trustee to comply with any applicable tax reporting obligations, including without limitation any cost basis reporting obligations under Section 6045 of the Code. The Trustee may rely on information provided to it and shall have no responsibility to verify or ensure the accuracy of such information. In connection with any proposed exchange of a certificated Security for a Global Security, each of the Company or DTC shall be required, upon written request by the Trustee, to provide or cause to be provided to the Trustee all information in its possession that is reasonably necessary to allow the Trustee to comply with any applicable tax reporting obligations, including without limitation any cost basis reporting obligations under Section 6045 of the Code. The Trustee may rely on information provided to it and shall have no responsibility to verify or ensure the accuracy of such information.
Section 11.02    Duties of Trustee.
(a)    If one or more of the Events of Default specified in Section 7.01 with respect to the Securities shall have happened, then, during the continuance thereof, the Trustee shall, with respect to such Securities, exercise such of the rights and powers vested in it by this Indenture, and shall use the same degree of care and skill in their exercise, as a prudent person would exercise or use under the circumstances in the conduct of such person’s own affairs.
(b)    None of the provisions of this Indenture shall be construed as relieving the Trustee from liability for its own negligent action, negligent failure to act, or its own willful misconduct, except that, anything in this Indenture contained to the contrary notwithstanding,
(i)    unless and until an Event of Default specified in Section 7.01 with respect to the Securities shall have happened which at the time is continuing,
(A)    the Trustee undertakes to perform such duties and only such duties with respect to the Securities as are specifically set out in this Indenture, and no implied covenants or obligations shall be read into this Indenture against the Trustee, whose duties and obligations shall be determined solely by the express provisions of this Indenture; and
(B)    the Trustee may conclusively rely, in the absence of bad faith on the part of the Trustee, as to the truth of the statements and the correctness of the opinions expressed therein, upon certificates or opinions furnished to the Trustee pursuant to the express provisions of this Indenture; but in the case of any such certificates or opinions which, by the provisions of this Indenture, are specifically required to be furnished to the

Trustee, the Trustee shall be under a duty to examine the same to determine whether or not they conform to the requirements of this Indenture (but need not confirm or investigate the accuracy of mathematical calculations or other facts, statements, opinions or conclusions stated therein);
(ii)    the Trustee shall not be liable to any Holder of Securities or to any other Person for any error of judgment made in good faith by a Responsible Officer or Officers of the Trustee, unless it shall be proved that the Trustee was negligent in ascertaining the pertinent facts; and
(iii)    the Trustee shall not be liable to any Holder of Securities or to any other Person with respect to any action taken or omitted to be taken by it in good faith, in accordance with the direction of Securityholders given as provided in Section 7.06, relating to the time, method and place of conducting any proceeding for any remedy available to the Trustee or exercising any trust or power conferred upon the Trustee by this Indenture.
(c)    None of the provisions of this Indenture shall require the Trustee to expend, advance or risk its own funds or otherwise to incur any financial liability in the performance of any of its duties hereunder, or in the exercise of any of its rights or powers, if it shall have reasonable grounds for believing that repayment of such funds or adequate indemnity and/or security against such risk or liability is not reasonably assured to it.
(d)    Whether or not therein expressly so provided, every provision of this Indenture relating to the conduct or affecting the liability of or affording protection to the Trustee shall be subject to the provisions of this Section 11.02.
Section 11.03    Notice of Defaults. Within 90 days after the occurrence thereof, and if known to the Trustee, the Trustee shall give to the Holders of the Securities notice of each Default or Event of Default with respect to the Securities known to the Trustee, by transmitting such notice to Holders at their mailing addresses as the same shall then appear on the Register of the Company (or with respect to Global Securities, to the extent permitted or required by applicable Depositary procedures or regulations, electronically), unless such Default shall have been cured or waived before the giving of such notice (the term “Default” being hereby defined to be the events specified in Section 7.01, which are, or after notice or lapse of time or both would become, Events of Default as defined in said Section). Except in the case of a Default or Event of Default in payment of the principal of or interest on any of the Securities when and as the same shall become payable, or to make any sinking fund payment as to Securities, the Trustee shall be protected in withholding such notice, if and so long as a committee of Responsible Officers of the Trustee in good faith determines that the withholding of such notice is in the interests of the Holders of the Securities.
Section 11.04    Eligibility; Disqualification.
(a)    The Trustee shall at all times satisfy the requirements of TIA Section 310(a). The Trustee, together with its parent company, shall have a combined capital and surplus of at least $50 million as set forth in its most recent published annual report of condition, and shall have a Corporate Trust Office. If at any time the Trustee shall cease to be eligible in accordance with the provisions of this Section 11.04, it shall resign immediately in the manner and with the effect hereinafter specified in this Article.
(b)    The Trustee shall comply with TIA Section 310(b); provided, however, that there shall be excluded from the operation of TIA Section 310(b)(i) any indenture or indentures under which other securities or certificates of interest or participation in other securities of the Company are outstanding if the requirements for such exclusion set forth in TIA Section 310(b)(i) are met. If the Trustee has or shall acquire a conflicting interest within the meaning of Section 310(b) of the Trust Indenture Act, the Trustee shall either eliminate such interest or resign, to the extent and in the manner provided by, and subject to the provisions of, the Trust Indenture Act and this Indenture. If Section 310(b) of the Trust Indenture Act is amended any time after the date of this Indenture to change the circumstances under which a Trustee shall be deemed to have a conflicting interest with respect to the Securities or to change any of the definitions in connection therewith, this Section 11.04 shall be automatically amended to incorporate such changes.
Section 11.05    Registration and Notice; Removal. The Trustee, or any successor to it hereafter appointed, may at any time resign and be discharged of the trusts hereby created with respect to the Securities by giving to the Company 30 days’ written notice; provided that such resignation shall only take effect upon the appointment of a successor Trustee and the acceptance of such appointment by such successor Trustee. Any Trustee hereunder may be removed with respect to the Securities at any time by the filing with such Trustee and the delivery to the Company of an instrument or instruments in writing signed by the Holders of a majority in principal amount of the Securities then Outstanding, specifying such removal and the date when it shall become effective.
If at any time:
(1)    the Trustee shall fail to comply with the provisions of TIA Section 310(b) after written request therefor by the Company or by any Holder who has been a bona fide Holder of a Security for at least six months (or, if it is a shorter period, the period since the initial issuance of the Securities), or
(2)    the Trustee shall cease to be eligible under Section 11.04 and shall fail to resign after written request therefor by the Company or by any Holder who has been a bona fide Holder of a Security for at least six months (or, if it is a shorter period, the period since the initial issuance of the Securities), or
(3)    the Trustee shall become incapable of acting or shall be adjudged a bankrupt or insolvent or a receiver of the Trustee or of its property shall be appointed or any public officer shall take charge or control of the Trustee or of its property or affairs for the purpose of rehabilitation, conservation or liquidation, then, in any such case, (i) the Company by written notice to the Trustee may remove the Trustee and appoint a successor Trustee with respect to all Securities, or (ii) subject to TIA Section 315(e), any Securityholder who has been a bona fide Holder of a Security for at least six months (or, if it is a shorter period, the period since the initial issuance of the Securities) may, on behalf of himself and all others similarly situated, petition any court of competent jurisdiction for the removal of the Trustee with respect to all Securities and the appointment of a successor Trustee or Trustees.
Upon its resignation or removal, any Trustee shall be entitled to the payment of reasonable compensation for the services rendered hereunder by such Trustee and to the payment of all reasonable expenses incurred hereunder and all moneys then due to it hereunder. The Trustee’s rights to indemnification provided in Section 11.01(a) shall survive the termination or assignment of this Indenture or the Trustee’s resignation or removal.

Section 11.06    Successor Trustee by Appointment.
(a)    In case at any time the Trustee shall resign, or shall be removed (unless the Trustee shall be removed as provided in Section 11.04(b), in which event the vacancy shall be filled as provided in said subdivision), or shall become incapable of acting, or shall be adjudged bankrupt or insolvent, or if a receiver of the Trustee or of its property shall be appointed, or if any public officer shall take charge or control of the Trustee or of its property or affairs for the purpose of rehabilitation, conservation or liquidation with respect to the Securities, a successor Trustee may be appointed by the Holders of a majority in principal amount of the Securities then Outstanding, by an instrument or instruments in writing signed in duplicate by such Holders and filed, one original thereof with the Company and the other with the successor Trustee; but, until a successor Trustee shall have been so appointed by the Holders of Securities as herein authorized, the Company, or, in case all or substantially all the assets of the Company shall be in the possession of one or more custodians or receivers lawfully appointed, or of trustees in bankruptcy or reorganization proceedings (including a trustee or trustees appointed under the provisions of the federal bankruptcy laws, as now or hereafter constituted), or of assignees for the benefit of creditors, such receivers, custodians, trustees or assignees, as the case may be, by an instrument in writing, shall appoint a successor Trustee. Subject to the provisions of Sections 11.04 and 11.05, upon the appointment as aforesaid of a successor Trustee, the Trustee shall cease to be Trustee hereunder. After any such appointment other than by the Holders of Securities, the Person making such appointment shall forthwith cause notice thereof to be mailed to the Holders of Securities at their addresses as the same shall then appear on the Register of the Company but any successor Trustee so appointed shall, immediately and without further act, be superseded by a successor Trustee appointed by the Holders of Securities in the manner above prescribed, if such appointment be made prior to the expiration of one year from the date of the mailing of such notice by the Company, or by such receivers, trustees or assignees. Each notice shall include the name of the successor Trustee and the address of its Corporate Trust Office.
(b)    If any Trustee shall resign or be removed and a successor Trustee shall not have been appointed by the Company or by the Holders of the Securities or, if any successor Trustee so appointed shall not have accepted its appointment by way of notice to the Trustee, then within 30 days after providing such notice, the resigning Trustee at the expense of the Company may apply to any court of competent jurisdiction for the appointment of a successor Trustee. If in any other case a successor Trustee shall not be appointed pursuant to the foregoing provisions of this Section 11.06 within three months after such appointment might have been made hereunder, the Holder of any Security or any retiring Trustee at the expense of the Company may apply to any court of competent jurisdiction to appoint a successor Trustee. Such court may thereupon, in any such case, after such notice, if any, as such court may deem proper and prescribe, appoint a successor Trustee.
(c)    Any successor Trustee appointed hereunder shall execute, acknowledge and deliver to its predecessor Trustee and to the Company, or to the receivers, trustees, assignees or court appointing it, as the case may be, an instrument accepting such appointment hereunder, and thereupon such successor Trustee, without any further act, deed or conveyance, shall become vested with all the authority, rights, powers, trusts, immunities, duties and obligations of such predecessor Trustee with like effect as if originally named as Trustee hereunder, and such predecessor Trustee, upon payment of its fees, costs, expenses (including reasonable attorneys’ fees and expenses) charges and disbursements, and all other amounts payable to it hereunder then unpaid, shall thereupon become obligated to pay over, and such successor Trustee shall be entitled to receive, all moneys and properties held by such predecessor Trustee as Trustee hereunder, subject nevertheless to its lien provided for in Section 11.01(a). Nevertheless, on the written request of the Company or of the successor Trustee or of the Holders of at least 10% in principal amount of the Securities then Outstanding, such predecessor Trustee, upon payment of its said charges and disbursements, shall execute and deliver an instrument transferring to such successor Trustee upon the trusts herein expressed all the rights, powers and trusts of such predecessor Trustee and shall assign, transfer and deliver to the successor Trustee all moneys and properties held by such predecessor Trustee, subject nevertheless to its lien provided for in Section 11.01(a); and, upon request of any such successor Trustee, the Company shall make, execute, acknowledge and deliver any and all instruments in writing for more fully and effectually vesting in and confirming to such successor Trustee all such authority, rights, powers, trusts, immunities, duties and obligations.
Section 11.07    Successor Trustee by Merger, Conversion, Consolidation or Succession to Business. Any Person into which the Trustee or any successor to it in the trusts created by this Indenture shall be merged or converted, or any Person with which it or any successor to it shall be consolidated, or any Person resulting from any merger, conversion or consolidation to which the Trustee or any such successor to it shall be a party, or any Person to which the Trustee or any successor to it shall sell or otherwise transfer all or substantially all of the corporate trust business or assets of the Trustee, shall be the successor Trustee under this Indenture without the execution or filing of any paper or any further act on the part of any of the parties hereto; provided that such Person shall be otherwise qualified and eligible under this Article. In case at the time such successor to the Trustee shall succeed to the trusts created by this Indenture with respect to the Securities, any of such Securities shall have been authenticated but not delivered by the Trustee then in office, any successor to such Trustee may adopt the certificate of authentication of any predecessor Trustee, and deliver such Securities so authenticated; and in case at that time any of the Securities shall not have been authenticated, any successor to the Trustee may authenticate such Securities either in the name of any predecessor hereunder or in the name of the successor Trustee; and in all such cases such certificates shall have the full force which it is anywhere in the Securities or in this Indenture provided that the certificate of the Trustee shall have; provided, however, that the right to adopt the certificate of authentication of any predecessor Trustee or authenticate Securities in the name of any predecessor Trustee shall apply only to its successor or successors by merger, conversion or consolidation.
Section 11.08    Right to Rely on Officer’s Certificate. Subject to Section 11.02, and subject to the provisions of Section 16.01 with respect to the certificates required thereby, whenever in the administration of the provisions of this Indenture the Trustee shall deem it necessary or desirable that a matter be proved or established prior to taking or suffering any action hereunder, such matter (unless other evidence in respect thereof be herein specifically prescribed) may, in the absence of negligence or willful misconduct as finally adjudicated by a court of competent jurisdiction on the part of the Trustee, be deemed to be conclusively proved and established by an Officer’s Certificate with respect thereto delivered to the Trustee, and such Officer’s Certificate, in the absence of negligence or willful misconduct as finally adjudicated by a court of competent jurisdiction on the part of the Trustee, shall be full warrant to the Trustee for any action taken, suffered or omitted by it under the provisions of this Indenture upon the faith thereof.
Section 11.09    Appointment of Authenticating Agent. The Trustee may appoint an agent (the “Authenticating Agent”) reasonably acceptable to the Company to authenticate the Securities issued upon exchange, registration of transfer or partial redemption thereof, and the Securities so authenticated shall be entitled to the benefits of this Indenture and shall be valid and obligatory for all purposes as if authenticated by the Trustee hereunder. The Trustee shall give written notice of such appointment to all Holders of Securities. Unless limited by the terms of such appointment, any such Authenticating Agent may authenticate Securities whenever the Trustee may do so. Each reference in this Indenture to authentication and delivery by the Trustee includes authentication and delivery by the Authenticating Agent. Securities so authenticated shall be entitled to the benefits of this Indenture and shall be valid and obligatory for all purposes as if authenticated by the Trustee hereunder.
Each Authenticating Agent shall at all times be a bank or trust company or corporation organized and doing business and in good standing under the laws of the United States, any State thereof or the

District of Columbia, authorized under such laws to act as Authenticating Agent, having a combined capital and surplus of not less than $50,000,000 and subject to supervision or examination by Federal or State authority. If such Authenticating Agent publishes reports of condition at least annually, pursuant to law or to the requirements of said supervising or examining authority, then for the purposes of this Article XI, the combined capital and surplus of such Authenticating Agent shall be deemed to be its combined capital and surplus as set forth in its most recent report of condition so published. If at any time an Authenticating Agent shall cease to be eligible in accordance with the provisions of this Article XI, it shall resign immediately in the manner and with the effect specified in this Article XI.
Any corporation into which an Authenticating Agent may be merged or converted or with which it may be consolidated, or any corporation resulting from any merger, conversion or consolidation to which such Authenticating Agent shall be a party, or any corporation succeeding to the corporate agency or corporate trust business of an Authenticating Agent, shall continue to be an Authenticating Agent, provided such corporation shall be otherwise eligible under this Article XI, without the execution or filing of any paper or any further act on the part of the Trustee or the Authenticating Agent.

An Authenticating Agent may resign at any time by giving written notice thereof to the Trustee and to the Company. The Trustee may at any time terminate the agency of an Authenticating Agent by giving written notice thereof to such Authenticating Agent and to the Company. Upon receiving such a notice of resignation or upon such a termination, or in case at any time such Authenticating Agent shall cease to be eligible in accordance with the provisions of this Section 11.09, the Trustee may appoint a successor Authenticating Agent which shall be acceptable to the Company and shall give written notice of such appointment to all Holders of Securities. Any successor Authenticating Agent upon acceptance of its appointment hereunder shall become vested with all the rights, powers and duties of its predecessor hereunder, with like effect as if originally named as an Authenticating Agent. No successor Authenticating Agent shall be appointed unless eligible under the provisions of this Section 11.09.
The Trustee agrees to pay to each Authenticating Agent from time to time reasonable compensation for its services under this Section 11.09, and the Trustee shall be entitled to be reimbursed for such payments, subject to the provisions of Section 11.01.
Section 11.10    Communications by Securityholders with Other Securityholders. Holders of Securities may communicate pursuant to Section 312(b) of the Trust Indenture Act with other Holders with respect to their rights under this Indenture or the Securities. The Company, the Trustee, the Registrar and anyone else shall have the protection of Section 312(c) of the Trust Indenture Act with respect to such communications.
ARTICLE XII

DISCHARGE OF INDENTURE; DEFEASANCE
Section 12.01    Discharge of Liability on Securities; Defeasance.
(a)    When (1) the Company delivers to the Trustee all outstanding Securities (other than Securities replaced pursuant to Section 3.07) for cancellation or (2) all outstanding Securities have become due and payable, whether at maturity or on a redemption date as a result of the sending of a notice of redemption pursuant to Article IV hereof, and, in the case of clause (2), the Company irrevocably deposits with the Trustee funds sufficient to pay at maturity or upon redemption all outstanding Securities, including interest thereon to maturity or such redemption date (other than Securities replaced pursuant to Section 3.07), and if in either case the Company pays all other sums payable hereunder by the Company and delivers to the Trustee all documents required hereunder, then this Indenture shall, subject to Section 12.01(c), cease to be of further effect. The Trustee shall acknowledge satisfaction and discharge of this Indenture on demand of the Company accompanied by an Officers’ Certificate and an Opinion of Counsel, each stating that all conditions precedent set forth herein relating to the satisfaction and discharge of this Indenture have been satisfied, and at the cost and expense of the Company.
(b)    Subject to Sections 12.01(c) and 12.02, the Company at any time may terminate (1) all its obligations under the Securities and this Indenture (“legal defeasance option”) or (2) its obligations under Sections 6.02, 6.03, 6.04, 6.05 and 6.06 and the operation of Sections 7.01(e), 7.01(f), 7.01(g) and 7.01(h) (but, in the case of Sections 7.01(e) and (f), with respect to Subsidiary Guarantors and Significant Subsidiaries only) and the limitations contained in clause (2) of Section 5.01 (“covenant defeasance option”). The Company may exercise its legal defeasance option notwithstanding its prior exercise of its covenant defeasance option.
(c)    Notwithstanding clauses (a) and (b) above, the Company’s obligations in Sections 3.04, 3.06, 3.07 and 6.07 and in this Article XII shall survive until the Securities have been paid in full. Thereafter, the Company’s obligations in Sections 11.01, 12.04 and 12.05 shall survive.
Section 12.02    Conditions to Defeasance. The Company may exercise its legal defeasance option or its covenant defeasance option only if:
(1)    the Company irrevocably deposits in trust with the Trustee U.S. Legal Tender or U.S. Government Obligations, or a combination thereof, for the payment of the principal of and interest on the Securities to redemption or maturity, as the case may be;
(2)    the Company delivers to the Trustee a certificate from a nationally recognized firm of independent accountants expressing their opinion that the payments of principal and interest when due and without reinvestment on the deposited U.S. Government Obligations plus any deposited U.S. Legal Tender without investment will provide cash at such times and in such amounts as will be sufficient to pay principal of and interest when due on all the Securities to maturity or redemption, as the case may be;
(3)    123 days pass after the deposit is made and during the 123 day period no Default specified in Section 7.01(e) or (f) with respect to the Company occurs which is continuing at the end of the period;
(4)    the deposit does not constitute a default under any other agreement binding on the Company;
(5)    the Company delivers to the Trustee an Opinion of Counsel to the effect that the trust resulting from the deposit does not constitute, or is qualified as, a regulated investment company under the Investment Company Act of 1940;
(6)    in the case of the legal defeasance option, the Company shall have delivered to the Trustee an Opinion of Counsel stating that (A) the Company has received from, or there has been published by, the Internal Revenue Service a ruling, or (B) since the date of this Indenture there has been a change in the applicable federal income tax law, in either case to the effect that, and based thereon such Opinion of Counsel shall confirm that, the beneficial owners of the Securities will not recognize income, gain or loss for federal income tax purposes as a result of such deposit and defeasance and will be subject to federal income tax on the same amounts, in the same manner and at the same times as would have been the case if such deposit and defeasance had not occurred;
(7)    in the case of the covenant defeasance option, the Company shall have delivered to the Trustee an Opinion of Counsel to the effect that the beneficial owners of the Securities will not recognize income, gain or loss for federal income tax purposes as a result of such covenant defeasance and will be subject to federal income tax on the same amounts, in the same manner and at the same times as would have been the case if such covenant defeasance had not occurred; and
(8)    the Company delivers to the Trustee an Officers’ Certificate and an Opinion of Counsel, each stating that all conditions precedent to the defeasance and discharge of the Securities as contemplated by this Article XII have been complied with.
Before or after a deposit, the Company may make arrangements satisfactory to the Trustee for the redemption of Securities at a future date in accordance with Article IV.
Section 12.03    Application of Trust Money. The Trustee shall hold in trust U.S. Legal Tender or U.S. Government Obligations deposited with it pursuant to this Article XII. It shall apply the deposited U.S. Legal Tender and the U.S. Legal Tender from U.S. Government Obligations through the Paying Agent and in accordance with this Indenture to the payment of principal of and interest on the Securities.
Section 12.04    Repayment to Company. The Trustee and the Paying Agent shall promptly turn over to the Company upon request any excess money or securities held by them at any time.
Subject to any applicable abandoned property law, the Trustee and the Paying Agent shall pay to the Company upon request any money held by them for the payment of principal or interest that remains unclaimed for two years, and, thereafter, Holders entitled to the money must look to the Company for payment as general creditors.
Section 12.05    Indemnity for Government Obligations. The Company shall pay, reimburse and shall indemnify the Trustee against any tax, fee or other charge imposed on or assessed against deposited U.S. Government Obligations or the principal and interest received on such U.S. Government Obligations.
Section 12.06    Reinstatement. If the Trustee or Paying Agent is unable to apply any U.S. Legal Tender or U.S. Government Obligations in accordance with this Article XII by reason of any legal proceeding or by reason of any order or judgment of any court or governmental authority enjoining, restraining or otherwise prohibiting such application, the Company’s and each Subsidiary Guarantor’s obligations under this Indenture, each Subsidiary Guarantee and the Securities shall be revived and reinstated as though no deposit had occurred pursuant to this Article XII until such time as the Trustee or Paying Agent is permitted to apply all such U.S. Legal Tender or U.S. Government Obligations in accordance with this Article XII; provided, however, that, if the Company has made any payment of principal of or interest on any Securities because of the reinstatement of its obligations, the Company shall be subrogated to the rights of the Holders of such Securities to receive such payment from the U.S. Legal Tender or U.S. Government Obligations held by the Trustee or Paying Agent.”

ARTICLE XIII

IMMUNITY OF CERTAIN PERSONS
Section 13.01    No Personal Liability. No director, officer, employee, incorporator or stockholder of the Company or any Subsidiary Guarantor will have any liability for any obligations of the Company or any Subsidiary Guarantor under the Securities, any Subsidiary Guarantee or the Indenture or for any claim based on, in respect of, or by reason of such obligations or their creation. Each Holder, by accepting a Security, waives and releases all such liability. The waiver and release are part of the consideration for issuance of the Security; provided that such waiver and release may not be effective to waive liabilities under the U.S. federal securities laws.
ARTICLE XIV

AMENDMENTS AND WAIVERS
Section 14.01    Without Consent of Holders. The Company, the Subsidiary Guarantors and the Trustee may amend this Indenture or the Securities without notice to or consent of any Holder:
(1) to cure any ambiguity, omission, defect or inconsistency;
(2) to comply with Article V;
(3) to provide for uncertificated Securities in addition to or in place of certificated Securities; provided, however, that the uncertificated Securities are issued in registered form for purposes of Section 163(f) of the Code or in a manner such that the uncertificated Securities are described in Section 163(f)(2)(B) of the Code;
(4) to add Guarantees with respect to the Securities, including any Subsidiary Guaranties, or to secure the Securities;
(5) to add to the covenants of the Company or a Subsidiary Guarantor for the benefit of the Holders or to surrender any right or power herein conferred upon the Company or a Subsidiary Guarantor;
(6) to make any change that does not adversely affect the rights of any Holder;
(7) to conform the text of this Indenture or the Securities to any provision of the “Description of Notes” section of the Offering Memorandum;
(8) to comply with any requirement of the Depositary in respect of the Securities; or
(9) to make any amendment to the provisions of this Indenture relating to the transfer and legending of Securities; provided, however, that (A) compliance with this Indenture as so amended would not result in Securities being transferred in violation of the Securities Act or any other applicable securities law and (B) such amendment does not materially and adversely affect the rights of Holders to transfer Securities.
After an amendment under this Section 14.01 becomes effective, the Company shall mail (or with respect to Global Securities, to the extent permitted or required by applicable Depositary procedures or regulations, send electronically) to Holders a notice briefly describing such amendment. The failure to give such notice to all Holders, or any defect therein, shall not impair or affect the validity of an amendment under this Section 14.01.
Section 14.02    With Consent of Holders.
(a)    The Company, the Subsidiary Guarantors and the Trustee may amend this Indenture, but only with respect to the Securities, or the Securities with the written consent of the holders of at least a majority in principal amount of the Securities then outstanding (including consents obtained in connection with a purchase of, or tender offer or exchange for, the Securities) and any past Default or compliance with any provisions may also be waived with the consent of the holders of at least a majority in principal amount of the Securities then outstanding. Notwithstanding the foregoing, without the consent of each Holder affected thereby, an amendment or waiver may not:
(1) reduce the amount of Securities whose Holders must consent to an amendment;
(2) reduce the rate of or extend the time for payment of interest on any Security;
(3) reduce the principal of or change the Stated Maturity of any Security;
(4) (i) reduce the amount payable upon the redemption of any Security or (ii) change the time at which any Security may be redeemed, in each case in accordance with Article IV;
(5) make any Security payable in money other than that stated in the Security;
(6) impair the right of any Holder to receive payment of principal of and interest on such Holder’s Securities on or after the due dates therefor or to institute suit for the enforcement of any payment on or with respect to such Holder’s Securities;
(7) make any change in the amendment provisions that require each Holder’s consent or in the waiver provisions;
(8) make any change in the ranking or priority of any Security that would adversely affect the Securityholders; or
    (9) make any change in, or release other than in accordance with this Indenture, any Subsidiary Guarantee that would adversely affect the Securityholders.
(b)    It shall not be necessary for the consent of the Holders under this Section 14.02 to approve the particular form of any proposed amendment, but it shall be sufficient if such consent approves the substance thereof.
    After an amendment under this Section 14.02 becomes effective, the Company shall mail (or with respect to Global Securities, to the extent permitted or required by applicable Depositary procedures or regulations, send electronically) to Holders a notice briefly describing such amendment. The failure to give such notice to all Holders, or any defect therein, shall not impair or affect the validity of an amendment under this Section 14.02.
Section 14.03    Trustee Protected. Upon the request of the Company, accompanied by the Officer’s Certificate and Opinion of Counsel required by Section 16.01 and evidence reasonably satisfactory to the Trustee of consent of the Holders if the supplemental indenture is to be executed pursuant to Section 14.02, the Trustee shall join with the Company in the execution of said supplemental indenture unless said supplemental indenture affects the Trustee’s own rights, privileges, protections, limitations of liability, indemnities, duties or immunities under this Indenture or otherwise, in which case the Trustee may in its discretion, but shall not be obligated to, enter into said supplemental indenture. The Trustee shall be fully protected in relying upon such Officer’s Certificate and an Opinion of Counsel.
Section 14.04    Effect of Execution of Supplemental Indenture. Upon the execution of any supplemental indenture pursuant to the provisions of this Article XIV, this Indenture shall be deemed to be modified and amended in accordance therewith and, except as herein otherwise expressly provided, the respective rights, limitations of rights, obligations, duties and immunities under this Indenture of the Trustee, the Company and the Holders of the Securities, as the case may be, shall thereafter be determined, exercised and enforced hereunder subject in all respects to such modifications and amendments, and all the terms and conditions of any such supplemental indenture shall be and be deemed to be part of the terms and conditions of this Indenture for any and all purposes.
Section 14.05    Notation on or Exchange of Securities. Securities authenticated and delivered after the execution of any supplemental indenture pursuant to the provisions of this Article may bear a notation in the form approved by the Trustee as to any matter provided for in such supplemental indenture. If the Company or the Trustee shall so determine, new Securities so modified as to conform, in the opinion of the Trustee and the Board of Directors of the Company, to any modification of this Indenture contained in any such supplemental indenture may be prepared and executed by the Company and authenticated and delivered by the Trustee in exchange for the Securities then Outstanding in equal aggregate principal amounts, and such exchange shall be made without cost to the Holders of the Securities.
Section 14.06    [Reserved].
Section 14.07    Revocation and Effect of Consents and Waivers A consent to an amendment or a waiver by a Holder of a Security shall bind the Holder and every subsequent Holder of that Security or portion of the Security that evidences the same debt as the consenting Holder’s Security, even if notation of the consent or waiver is not made on the Security. However, any such Holder or subsequent Holder may revoke the consent or waiver as to such Holder’s Security or portion of the Security if the Trustee receives the notice of revocation before the date on which the amendment or waiver becomes effective. After an amendment or waiver becomes effective, it shall bind every Holder. An amendment or waiver becomes effective upon execution of such amendment or waiver by the Trustee.
    The Company may, but shall not be obligated to, fix a record date for the purpose of determining the Holders entitled to give their consent or take any other action described above or required or permitted to be taken pursuant to this Indenture. If a record date is fixed, then notwithstanding the immediately preceding paragraph, those Persons who were Holders at such record date (or their duly designated proxies), and only those Persons, shall be entitled to give such consent or to revoke any consent previously given or to take any such action, whether or not such Persons continue to be Holders after such record date. No such consent shall be valid or effective for more than 120 days after such record date.
Section 14.08    Payment for Consent. Neither the Company nor any Affiliate of the Company shall, directly or indirectly, pay or cause to be paid any consideration, whether by way of interest, fee or otherwise, to any Holder for or as an inducement to any consent, waiver or amendment of any of the terms or provisions of this Indenture or the Securities unless such consideration is offered to all Holders and is paid to all Holders that so consent, waive or agree to amend in the time frame set forth in solicitation documents relating to such consent, waiver or agreement.

ARTICLE XV

SUBSIDIARY GUARANTEES
Section 15.01    Guarantees. (a) Each Subsidiary Guarantor hereby unconditionally and irrevocably guarantees, jointly and severally, to each Holder and to the Trustee and its successors and assigns (i) the full and punctual payment of principal of and interest on the Securities when due, whether at maturity, by acceleration, by redemption or otherwise, and all other monetary obligations of the Company under this Indenture and the Securities and (ii) the full and punctual performance within applicable grace periods of all other obligations of the Company under this Indenture and the Securities (all the foregoing being hereinafter collectively called the “Guaranteed Obligations”). Each Subsidiary Guarantor further agrees that the Guaranteed Obligations may be extended or renewed, in whole or in part, without notice or further assent from such Subsidiary Guarantor and that such Subsidiary Guarantor will remain bound under this Article XV notwithstanding any extension or renewal of any Obligation.
(b)    Each Subsidiary Guarantor waives presentation to, demand of, payment from and protest to the Company of any of the Guaranteed Obligations and also waives notice of protest for nonpayment. Each Subsidiary Guarantor waives notice of any default under the Securities or the Guaranteed Obligations. The obligations of each Subsidiary Guarantor hereunder shall not be affected by (1) the failure of any Holder or the Trustee to assert any claim or demand or to enforce any right or remedy against the Company or any other Person (including any Subsidiary Guarantor) under this Indenture, the Securities or any other agreement or otherwise; (2) any extension or renewal of any thereof; (3) any rescission, waiver, amendment or modification of any of the terms or provisions of this Indenture, the Securities or any other agreement; (4) the release of any security held by any Holder or the Trustee for the Guaranteed Obligations or any of them; (5) the failure of any Holder or the Trustee to exercise any right or remedy against any other guarantor of the Guaranteed Obligations; or (6) any change in the ownership of such Subsidiary Guarantor.
Each Subsidiary Guarantor further agrees that its Subsidiary Guarantee herein constitutes a guarantee of payment, performance and compliance when due (and not a guarantee of collection) and waives any right to require that any resort be had by any Holder or the Trustee to any security held for payment of the Guaranteed Obligations.
(c)    Except as expressly set forth in Sections 15.02, 15.05, 15.06 and 12.01(b), the obligations of each Subsidiary Guarantor hereunder shall not be subject to any reduction, limitation, impairment or termination for any reason, including any claim of waiver, release, surrender, alteration or compromise, and shall not be subject to any defense of setoff, counterclaim, recoupment or termination whatsoever or by reason of the invalidity, illegality or unenforceability of the Guaranteed Obligations or otherwise. Without limiting the generality of the foregoing, the obligations of each Subsidiary Guarantor herein shall not be discharged or impaired or otherwise affected by the failure of any Holder or the Trustee to assert any claim or demand or to enforce any remedy under this Indenture, the Securities or any other agreement, by any waiver or modification of any thereof, by any default, failure or delay, willful or otherwise, in the performance of the obligations, or by any other act or thing or omission or delay to do any other act or thing which may or might in any manner or to any extent vary the risk of such Subsidiary Guarantor or would otherwise operate as a discharge of such Subsidiary Guarantor as a matter of law or equity.
(d)    Each Subsidiary Guarantor further agrees that its Subsidiary Guarantee herein shall continue to be effective or be reinstated, as the case may be, if at any time payment, or any part thereof, of principal of or interest on any Obligation is rescinded or must otherwise be restored by any Holder or the Trustee upon the bankruptcy or reorganization of the Company or otherwise.

In furtherance of the foregoing and not in limitation of any other right which any Holder or the Trustee has at law or in equity against any Subsidiary Guarantor by virtue hereof, upon the failure of the Company to pay the principal of or interest on any Obligation when and as the same shall become due, whether at maturity, by acceleration, by redemption or otherwise, or to perform or comply with any other Obligation, each Subsidiary Guarantor hereby promises to and shall, upon receipt of written demand by the Trustee, forthwith pay, or cause to be paid, in cash, to the Holders or the Trustee an amount equal to the sum of (A) the unpaid amount of such Guaranteed Obligations, (B) accrued and unpaid interest on such Guaranteed Obligations (but only to the extent not prohibited by law) and (C) all other monetary Guaranteed Obligations of the Company to the Holders and the Trustee.
(e)    Each Subsidiary Guarantor agrees that it shall not be entitled to any right of subrogation in respect of any Obligations guaranteed hereby until payment in full of all Obligations. Each Subsidiary Guarantor further agrees that, as between it, on the one hand, and the Holders and the Trustee, on the other hand, (A) the maturity of the Guaranteed Obligations guaranteed hereby may be accelerated as provided in Article VII of this Indenture for the purposes of any Subsidiary Guarantee herein, notwithstanding any stay, injunction or other prohibition preventing such acceleration in respect of the Guaranteed Obligations guaranteed hereby, and (B) in the event of any declaration of acceleration of such Guaranteed Obligations as provided in Article VII of this Indenture, such Guaranteed Obligations (whether or not due and payable) shall forthwith become due and payable by such Subsidiary Guarantor for the purposes of this Section 15.01.
(f)    Each Subsidiary Guarantor also agrees to pay any and all costs and expenses (including reasonable attorneys’ fees and expenses) incurred by the Trustee or any Holder in enforcing any rights under this Section 15.01.
Section 15.02    Limitation on Liability. Any term or provision of this Indenture to the contrary notwithstanding, the maximum aggregate amount of the Guaranteed Obligations guaranteed hereunder by any Subsidiary Guarantor shall not exceed the maximum amount that can be hereby guaranteed without rendering this Indenture, as it relates to such Subsidiary Guarantor, voidable under applicable law relating to fraudulent conveyance or fraudulent transfer or similar laws affecting the rights of creditors generally.
Section 15.03    Successors and Assigns. This Article XV shall be binding upon each Subsidiary Guarantor and its successors and assigns and shall inure to the benefit of the successors and assigns of the Trustee and the Holders and, in the event of any transfer or assignment of rights by any Holder or the Trustee, the rights and privileges conferred upon that party in this Indenture and in the Securities shall automatically extend to and be vested in such transferee or assignee, all subject to the terms and conditions of this Indenture.
Section 15.04    No Waiver. Neither a failure nor a delay on the part of either the Trustee or the Holders in exercising any right, power or privilege under this Article XV shall operate as a waiver thereof, nor shall a single or partial exercise thereof preclude any other or further exercise of any right, power or privilege. The rights, remedies and benefits of the Trustee and the Holders herein expressly specified are cumulative and not exclusive of any other rights, remedies or benefits which either may have under this Article V at law, in equity, by statute or otherwise.
Section 15.05    Modification. No modification, amendment or waiver of any provision of this Article XV, nor the consent to any departure by any Subsidiary Guarantor therefrom, shall in any event be effective unless the same shall be in writing and signed by the Trustee, and then such waiver or consent shall be effective only in the specific instance and for the purpose for which given. No notice to or demand on any Subsidiary Guarantor in any case shall entitle such Subsidiary Guarantor to any other or further notice or demand in the same, similar or other circumstances.
Section 15.06    Release of Subsidiary Guarantor. A Subsidiary Guarantor will be automatically released from its obligations under this Article XV:
(a) at such time as any Guarantee by such Subsidiary Guarantor of the obligations under the Credit Agreement and under all of the Capital Markets Indebtedness of the Company or its Subsidiaries has been released and discharged, except a discharge or release by or as a result of payment under such Guarantee; or
(b) if the Company exercises its legal defeasance option or its covenant defeasance option as described in Article XII of this Indenture or if the Company’s obligations under this Indenture are discharged in accordance with the terms of this Indenture.
For avoidance of doubt, clause (a) above shall include a situation whereby the Guarantee of Capital Markets Indebtedness by a Subsidiary Guarantor, including the Securities, would be released and discharged (“released”) immediately upon such release under the Credit Agreement but for the existence of one or more guarantees of other Capital Markets Indebtedness the terms of which also provide that such guarantees would be released immediately upon such release under the Credit Agreement, provided that, in each case, all conditions precedent to such release have been satisfied.
At the written request of the Company and upon receipt of an Officer’s Certificate and Opinion of Counsel that all conditions precedent to such release have been satisfied, the Trustee shall execute and deliver an appropriate instrument evidencing such release.
Section 15.07    Contribution. Each Subsidiary Guarantor that makes a payment under its Subsidiary Guarantee shall be entitled upon payment in full of all Guaranteed Obligations under this Indenture to a contribution from each other Subsidiary Guarantor in an amount equal to such other Subsidiary Guarantor’s pro rata portion of such payment based on the respective net assets of all the Subsidiary Guarantors at the time of such payment determined in accordance with GAAP.
ARTICLE XVI

MISCELLANEOUS PROVISIONS
Section 16.01    Certificates and Opinions as to Conditions Precedent.
(a)    Upon any request or application by the Company to the Trustee to take any action under any of the provisions of this Indenture, the Company shall furnish to the Trustee an Officer’s Certificate stating that all conditions precedent, if any, provided for in this Indenture (including any covenant compliance with which constitutes a condition precedent) relating to the proposed action have been complied with and an Opinion of Counsel stating that in the opinion of such counsel all such conditions precedent have been complied with, except that in the case of any such application or demand as to which the furnishing of such document is specifically required by any provision of this Indenture relating to such particular application or demand, no additional certificate or opinion need be furnished.
(b)    Each certificate or opinion provided for in this Indenture and delivered to the Trustee with respect to compliance with a condition or covenant provided for in this Indenture shall include (i) a statement that the Person signing such certificate or opinion has read such covenant or condition and the definitions herein related thereto; (ii) a brief statement as to the nature and scope of the examination or investigation upon which the statements or opinions contained in such certificate or opinion are based; (iii) a statement that, in the view or opinion of such Person, he or she has made such examination or investigation as is necessary to enable such Person to express an informed view or opinion as to whether or not such covenant or condition has been complied with; and (iv) a statement as to whether or not, in the view or opinion of such Person, such condition or covenant has been complied with.
(c)    Any certificate, statement or opinion of an officer of the Company may be based, insofar as it relates to legal matters, upon a certificate or opinion of, or representations by, counsel, unless such officer knows, or in the exercise of reasonable care should know, that the certificate or opinion or representations with respect to the matters upon which his or her certificate, statement or opinion is based are erroneous. Any certificate, statement or opinion of counsel may be based, insofar as it relates to factual matters, upon a certificate, statement or opinion of, or representations by, an officer or officers of the Company stating that the information with respect to such factual matters is in the possession of the Company, unless such counsel knows, or in the exercise of reasonable care should know, that the certificate, statement or opinion or representations with respect to such matters are erroneous.
(d)    Any certificate, statement or opinion of an officer of the Company or of counsel to the Company may be based, insofar as it relates to accounting matters, upon a certificate or opinion of, or representations by, an accountant or firm of accountants, unless such officer or counsel, as the case may be, knows, or in the exercise of reasonable care should know, that the certificate or opinion or representations with respect to the accounting matters upon which his or her certificate, statement or opinion may be based are erroneous. Any certificate or opinion of any firm of independent registered public accountants filed with the Trustee shall contain a statement that such firm is independent.
(e)    In any case where several matters are required to be certified by, or covered by an opinion of, any specified Person, it is not necessary that all such matters be certified by, or covered by the opinion of, only one such Person, or that they be so certified or covered by only one document, but one such Person may certify or give an opinion with respect to some matters and one or more other such Persons as to other matters, and any such Person may certify or give an opinion as to such matters in one or several documents.
(f)    Where any Person is required to make, give or execute two or more applications, requests, consents, certificates, statements, opinions or other instruments under this Indenture, they may, but need not, be consolidated and form one instrument.
Section 16.02    Notices to the Company and Trustee. Any notice or demand authorized by this Indenture to be made upon, given or furnished to, or filed with, the Company or the Trustee shall be sufficiently made, given, furnished or filed for all purposes if it shall be mailed, delivered or telefaxed to:
(a)    the Company, at 9001 Liberty Parkway, Birmingham, Alabama 35242, Attention: Patrick Darby, Executive Vice President, General Counsel and Corporate Secretary, email: Patrick.Darby@encompasshealth.com; Facsimile: (205) 262-8692 (with such email or fax to be confirmed by telephone to (205) 970-5945) or at such other address or facsimile number as may have been furnished in writing to the Trustee by the Company.
(b)    the Trustee, at the Corporate Trust Office of the Trustee, Attention: Corporate Trust Services – Encompass Health Corp. Administrator.
Any such notice, demand or other document shall be in the English language.

Section 16.03    Notices to Securityholders; Waiver. Any notice required or permitted to be given to Securityholders shall be sufficiently given (unless otherwise herein expressly provided),
(a)    if to Holders, if given in writing by first class mail, postage prepaid, to such Holders at their addresses as the same shall appear on the Register of the Company, or so long as the Securities are in the form of one or more Global Securities, notice to the Holders may be made electronically in accordance with procedures of the Depositary. If the Company sends a notice or communication to Holders pursuant to the terms of this Indenture, it shall send a copy to the Trustee at the same time.
(b)    In the event of suspension of regular mail service or by reason of any other cause it shall be impracticable to give notice by mail, then such notification as shall be given with the approval of the Trustee shall constitute sufficient notice for every purpose hereunder.
(c)    Where this Indenture provides for notice in any manner, such notice may be waived in writing by the Person entitled to receive such notice, either before or after the event, and such waiver shall be the equivalent of such notice. Waivers of notice by Holders shall be filed with the Trustee, but such filing shall not be a condition precedent to the validity of any action taken in reliance on such waiver. In any case where notice to Holders is given by mail; neither the failure to mail such notice nor any defect in any notice so mailed to any particular Holder shall affect the sufficiency of such notice with respect to other Holders, and any notice that is mailed in the manner herein provided shall be conclusively presumed to have been duly given. In any case where notice to Holders is given by publication, any defect in any notice so published as to any particular Holder shall not affect the sufficiency of such notice with respect to other Holders, and any notice that is published in the manner herein provided shall be conclusively presumed to have been duly given.
Section 16.04    Legal Holiday. In any case where any Interest Payment Date, Redemption Date or Maturity of any Security shall not be a Business Day at any Place of Payment, then payment of principal and premium, if any, or interest need not be made at such Place of Payment on such date, but may be made on the next succeeding Business Day at such Place of Payment with the same force and effect as if made on such Interest Payment Date, Redemption Date or Maturity and no interest shall accrue on such payment for the period from and after such Interest Payment Date, Redemption Date or Maturity, as the case may be, to such Business Day if such payment is made or duly provided for on such Business Day.
Section 16.05    Effects of Headings and Table of Contents. The Article and Section headings herein and the Table of Contents are for convenience only and shall not affect the construction hereof.
Section 16.06    Successors and Assigns. All covenants and agreements in this Indenture by the parties hereto shall bind their respective successors and assigns and inure to the benefit of their permitted successors and assigns, whether so expressed or not.
Section 16.07    Separability Clause. In case any provision in this Indenture or in the Securities shall be invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions shall not in any way be affected or impaired thereby.
Section 16.08    Benefits of Indenture. Nothing in this Indenture expressed and nothing that may be implied from any of the provisions hereof is intended, or shall be construed, to confer upon, or to give to, any Person or corporation other than the parties hereto and their successors and the Holders of the Securities any benefit or any right, remedy or claim under or by reason of this Indenture or any covenant, condition, stipulation, promise or agreement hereof, and all covenants, conditions, stipulations, promises and agreements in this Indenture contained shall be for the sole and exclusive benefit of the parties hereto and their successors and of the Holders of the Securities.
Section 16.09    Counterparts Originals. This Indenture may be executed in any number of counterparts, each of which so executed shall be deemed to be an original, but all such counterparts shall together constitute but one and the same instrument. This Indenture shall be valid, binding, and enforceable against a party only when executed and delivered by an authorized individual on behalf of the party by means of (i) any electronic signature permitted by the federal Electronic Signatures in Global and National Commerce Act, state enactments of the Uniform Electronic Transactions Act, and/or any other relevant electronic signatures law, including relevant provisions of the Uniform Commercial Code (the “UCC”) (collectively, “Signature Law”); (ii) an original manual signature; or (iii) a faxed, scanned, or photocopied manual signature. Each electronic signature or faxed, scanned, or photocopied manual signature shall for all purposes have the same validity, legal effect, and admissibility in evidence as an original manual signature. Each party hereto shall be entitled to conclusively rely upon, and shall have no liability with respect to, any faxed, scanned, or photocopied manual signature, or other electronic signature, of any other party and shall have no duty to investigate, confirm or otherwise verify the validity or authenticity thereof. For avoidance of doubt, original manual signatures shall be used for execution or indorsement of writings when required under the UCC or other Signature Law due to the character or intended character of the writings.
Section 16.10    Governing Law; Waiver of Trial by Jury. THIS INDENTURE AND THE SECURITIES SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK WITHOUT GIVING EFFECT TO APPLICABLE PRINCIPLES OF CONFLICTS OF LAW TO THE EXTENT THAT THE APPLICATION OF THE LAWS OF ANOTHER JURISDICTION WOULD BE REQUIRED THEREBY.
EACH PARTY HERETO, AND EACH HOLDER OF A SECURITY BY ACCEPTANCE THEREOF, HEREBY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY IN RESPECT OF ANY LITIGATION DIRECTLY OR INDIRECTLY ARISING OUT OF, UNDER OR IN CONNECTION WITH THIS INDENTURE.
Section 16.11    USA PATRIOT Act. The Company and the Subsidiary Guarantors acknowledge that in accordance with the Customer Identification Program (“CIP”) requirements under the USA PATRIOT Act and its implementing regulations, the Trustee, in order to help fight the funding of terrorism and money laundering, is required to obtain, verify, and record information that identifies each person or legal entity that establishes a relationship or opens an account with the Trustee. The Company and the Subsidiary Guarantors hereby agree that they shall provide the Trustee with such information that they possess as the Trustee may reasonably request in order for the Trustee to satisfy the requirements of the CIP, including, but not limited to, each party’s name, physical address, tax identification number and other information that will help the Trustee identify and verify each party’s identity such as organizational documents, certificate of good standing, license to do business, or other pertinent identifying information.

IN WITNESS WHEREOF, the parties have caused this Indenture to be duly executed as of the date first written above.
ENCOMPASS HEALTH CORPORATION, as the Company
By:        /s/ Patrick Darby
Name:         Patrick Darby
Title:     Executive Vice President, General Counsel and Secretary

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[Signature Page to Indenture]

GUARANTORS
Advanced Homecare Holdings, Inc.
Encompass Health Rehabilitation Hospital of City View, Inc.
Encompass Health Rehabilitation Hospital of Colorado Springs, Inc.
Encompass Health Rehabilitation Hospital of Columbia, Inc.
Encompass Health Rehabilitation Hospital of Concord, Inc.
Encompass Health Rehabilitation Hospital of Dothan, Inc.
Encompass Health Rehabilitation Hospital of Florence, Inc.
Encompass Health Rehabilitation Hospital of Manati, Inc.
Encompass Health Rehabilitation Hospital of Montgomery, Inc.
Encompass Health Rehabilitation Hospital of Nittany Valley, Inc.
Encompass Health Rehabilitation Hospital of Panama City, Inc.
Encompass Health Rehabilitation Hospital of San Antonio, Inc.
Encompass Health Rehabilitation Hospital of San Juan, Inc.
Encompass Health Rehabilitation Hospital of Spring Hill, Inc.
Encompass Health Rehabilitation Hospital of Texarkana, Inc.
Encompass Health Rehabilitation Hospital of The Woodlands, Inc.
Encompass Health Rehabilitation Hospital of Treasure Coast, Inc.
Encompass IP Holdings Corporation
K.C. Rehabilitation Hospital, Inc.
Reliant Blocker Corp.
West Virginia Rehabilitation Hospital, Inc.
Western Administrative Services, Inc.

By: /s/ Edmund M. Fay
    Name: Edmund M. Fay
Title: Authorized Signatory
[Signatures Continued on Next Page]

[Signature Page to Indenture]

Continental Medical Systems, LLC
Encompass Health Acquisition Holdings, LLC
Encompass Health Acquisition Holdings Subsidiary, LLC
Encompass Health Alabama Real Estate, LLC
Encompass Health Arizona Real Estate, LLC
Encompass Health Arkansas Real Estate, LLC
Encompass Health California Real Estate, LLC
Encompass Health Colorado Real Estate, LLC
Encompass Health Connecticut Real Estate, LLC
Encompass Health Fairlawn Holdings, LLC
Encompass Health Illinois Real Estate, LLC
Encompass Health Iowa Real Estate, LLC
Encompass Health Joint Ventures Holdings, LLC
Encompass Health Kansas Real Estate, LLC
Encompass Health Kentucky Real Estate, LLC
Encompass Health Louisiana Real Estate, LLC
Encompass Health Maryland Real Estate, LLC
Encompass Health Massachusetts Real Estate, LLC
Encompass Health Nevada Real Estate, LLC
Encompass Health New Mexico Real Estate, LLC
Encompass Health Ohio Real Estate, LLC
Encompass Health Owned Hospitals Holdings, LLC
Encompass Health Pennsylvania Real Estate, LLC
Encompass Health Real Estate, LLC
Encompass Health Rehabilitation Hospital of Abilene, LLC
Encompass Health Rehabilitation Hospital of Albuquerque, LLC
Encompass Health Rehabilitation Hospital of Altamonte Springs, LLC
Encompass Health Rehabilitation Hospital of Arlington, LLC
Encompass Health Rehabilitation Hospital of Austin, LLC
Encompass Health Rehabilitation Hospital of Bakersfield, LLC
Encompass Health Rehabilitation Hospital of Bluffton, LLC
Encompass Health Rehabilitation Hospital of Braintree, LLC
Encompass Health Rehabilitation Hospital of Cardinal Hill, LLC
Encompass Health Rehabilitation Hospital of Central Florida, LLC
Encompass Health Rehabilitation Hospital of Cincinnati, LLC
Encompass Health Rehabilitation Hospital of Clermont, LLC
Encompass Health Rehabilitation Hospital of Cumming, LLC
Encompass Health Rehabilitation Hospital of Cypress, LLC
Encompass Health Rehabilitation Hospital of Dallas, LLC
Encompass Health Rehabilitation Hospital of Danbury, LLC
Encompass Health Rehabilitation Hospital of Daytona Beach, LLC
Encompass Health Rehabilitation Hospital of Desert Canyon, LLC
Encompass Health Rehabilitation Hospital of East Valley, LLC
Encompass Health Rehabilitation Hospital of Erie, LLC
Encompass Health Rehabilitation Hospital of Fitchburg, LLC
Encompass Health Rehabilitation Hospital of Fort Mill, LLC
Encompass Health Rehabilitation Hospital of Fort Smith, LLC
Encompass Health Rehabilitation Hospital of Franklin, LLC
Encompass Health Rehabilitation Hospital of Fredericksburg, LLC
[Signature Page to Indenture]

Encompass Health Rehabilitation Hospital of Gadsden, LLC
Encompass Health Rehabilitation Hospital of Greenville, LLC
Encompass Health Rehabilitation Hospital of Harmarville, LLC
Encompass Health Rehabilitation Hospital of Henderson, LLC
Encompass Health Rehabilitation Hospital of Houston, LLC
Encompass Health Rehabilitation Hospital of Humble, LLC
Encompass Health Rehabilitation Hospital of Irmo, LLC
Encompass Health Rehabilitation Hospital of Jacksonville, LLC
Encompass Health Rehabilitation Hospital of Johnston, LLC
Encompass Health Rehabilitation Hospital of Katy, LLC
Encompass Health Rehabilitation Hospital of Kissimmee, LLC
Encompass Health Rehabilitation Hospital of Lake Worth, LLC
Encompass Health Rehabilitation Hospital of Lakeland, LLC
Encompass Health Rehabilitation Hospital of Lakeview, LLC
Encompass Health Rehabilitation Hospital of Largo, LLC
Encompass Health Rehabilitation Hospital of Las Vegas, LLC
Encompass Health Rehabilitation Hospital of Libertyville, LLC
Encompass Health Rehabilitation Hospital of Mechanicsburg, LLC
Encompass Health Rehabilitation Hospital of Miami, LLC
Encompass Health Rehabilitation Hospital of Middletown, LLC
Encompass Health Rehabilitation Hospital of Modesto, LLC
Encompass Health Rehabilitation Hospital of Murrieta, LLC
Encompass Health Rehabilitation Hospital of New England, LLC
Encompass Health Rehabilitation Hospital of North Tampa, LLC
Encompass Health Rehabilitation Hospital of Northern Kentucky, LLC
Encompass Health Rehabilitation Hospital of Northern Virginia, LLC
Encompass Health Rehabilitation Hospital of Northwest Tucson, LLC
Encompass Health Rehabilitation Hospital of Pearland, LLC
Encompass Health Rehabilitation Hospital of Pensacola, LLC
Encompass Health Rehabilitation Hospital of Petersburg, LLC
Encompass Health Rehabilitation Hospital of Plano, LLC
Encompass Health Rehabilitation Hospital of Prosper, LLC
Encompass Health Rehabilitation Hospital of Reading, LLC
Encompass Health Rehabilitation Hospital of Richardson, LLC
Encompass Health Rehabilitation Hospital of Round Rock, LLC
Encompass Health Rehabilitation Hospital of Sarasota, LLC
Encompass Health Rehabilitation Hospital of Scottsdale, LLC
Encompass Health Rehabilitation Hospital of Shelby County, LLC
Encompass Health Rehabilitation Hospital of Shreveport, LLC
Encompass Health Rehabilitation Hospital of Sioux Falls, LLC
Encompass Health Rehabilitation Hospital of St. Augustine, LLC
Encompass Health Rehabilitation Hospital of St. Petersburg, LLC
Encompass Health Rehabilitation Hospital of Sugar Land, LLC
Encompass Health Rehabilitation Hospital of Sunrise, LLC
Encompass Health Rehabilitation Hospital of Tallahassee, LLC
Encompass Health Rehabilitation Hospital of the Mid-Cities, LLC
Encompass Health Rehabilitation Hospital of Toledo, LLC
Encompass Health Rehabilitation Hospital of Tustin, LLC
Encompass Health Rehabilitation Hospital of Utah, LLC
[Signature Page to Indenture]

Encompass Health Rehabilitation Hospital of Vineland, LLC
Encompass Health Rehabilitation Hospital of Waco, LLC
Encompass Health Rehabilitation Hospital of Western Massachusetts, LLC
Encompass Health Rehabilitation Hospital of York, LLC
Encompass Health Rehabilitation Hospital The Vintage, LLC
Encompass Health Rehabilitation Hospital Vision Park, LLC
Encompass Health Rehabilitation Institute of Tucson, LLC
Encompass Health Rhode Island Real Estate, LLC
Encompass Health South Carolina Real Estate, LLC
Encompass Health South Dakota Real Estate, LLC
Encompass Health Support Companies, LLC
Encompass Health Texas Real Estate, LLC
Encompass Health Tucson Holdings, LLC
Encompass Health Utah Real Estate, LLC
Encompass Health ValleyofTheSun Rehabilitation Hospital, LLC
Encompass Health Virginia Real Estate, LLC
Encompass Health West Virginia Real Estate, LLC
Encompass Health Wisconsin Real Estate, LLC
Print Promotions Group, LLC
Rebound, LLC
Rehabilitation Hospital Corporation of America, LLC
Rehabilitation Hospital of North Alabama, LLC
Rehabilitation Hospital of Plano, LLC

By: /s/ Edmund M. Fay
Name: Edmund M. Fay
Title: Authorized Signatory
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[Signature Page to Indenture]

COMPUTERSHARE TRUST COMPANY, NATIONAL ASSOCIATION, as Trustee
By:    /s/ Corey J. Dahlstrand
Name:    Corey J. Dahlstrand
Title:    Vice President

[Signature Page to Indenture]

EXHIBIT A
[FORM OF FACE OF SECURITY]
[Insert the applicable legends from Exhibit C]

5.875% Senior Note Due 2034
NO. ___    CUSIP No. [             ]
    ISIN No. [             ]
ENCOMPASS HEALTH CORPORATION, a Delaware corporation, promises to pay to Cede & Co., or registered assigns, the principal sum of $          Dollars on June 1, 2034.
Interest Payment Dates: June 1 and December 1 of each year, commencing December 1, 2026.
Record Dates: May 15 and November 15.
Additional provisions of this Security are set forth on the other side of this Security.
Dated:
ENCOMPASS HEALTH CORPORATION
By: ________________________________________
Name:
Title:
TRUSTEE’S CERTIFICATE OF AUTHENTICATION
This is one of the Securities designated therein referred to in the within-mentioned Indenture.
Date of authentication:
COMPUTERSHARE TRUST COMPANY, NATIONAL ASSOCIATION, as Trustee
By    ________________________________________
    Authorized Signatory

[FORM OF REVERSE SIDE OF SECURITY]
5.875% Senior Note Due 2034
1.     Interest
Encompass Health Corporation, a Delaware corporation (such corporation, and its successors and assigns under the Indenture hereinafter referred to, being herein called the “Company”), promises to pay interest on the principal amount of this Security at the rate per annum shown above. The Company shall pay interest semiannually in arrears on June 1 and December 1 of each year, commencing December 1, 2026. Interest on the Securities will accrue from May 29, 2026. Interest will be computed on the basis of a 360-day year comprised of twelve 30-day months.
2.     Method of Payment
The Company shall pay interest on the Securities to the Persons who are registered holders of Securities at the close of business on the May 15 or November 15 next preceding the Interest Payment Date even if Securities are canceled after the Record Date and on or before the Interest Payment Date. Holders must surrender Securities to a Paying Agent to collect principal payments. The Company shall pay principal and interest in money of the United States that at the time of payment is legal tender for payment of public and private debts. Payments in respect of the Securities represented by a Global Security (including principal and interest) will be made by wire transfer of immediately available funds to the accounts specified by the Depositary. The Company shall make all payments in respect of a certificated Security (including principal and interest) by mailing a check to the registered address of each Holder thereof; provided, however, that payments on a certificated Security will be made by wire transfer to a U.S. dollar account maintained by the payee with a bank in the United States if such Holder elects payment by wire transfer by giving written notice to the Trustee or the Paying Agent to such effect designating such account no later than 10 days immediately preceding the relevant due date for payment (or such other date as the Trustee may accept in its discretion).
3.     Paying Agent and Registrar
Initially, Computershare Trust Company, National Association, a national banking association (the “Trustee”), will act as Paying Agent and Registrar. The Company may appoint and change any Paying Agent, Registrar or co-registrar without notice. The Company or any of its domestically incorporated Wholly Owned Subsidiaries may act as Paying Agent, Registrar or co-Registrar. The transferor of any Security shall provide or cause to be provided to the Trustee all information necessary to allow the Trustee to comply with any applicable tax reporting obligations, including without limitation any cost basis reporting obligations under Section 6045 of the Code. In connection with any proposed exchange of a certificated Security for a Global Security, there shall be provided to the Trustee all information necessary to allow the Trustee to comply with any applicable tax reporting obligations, including without limitation any cost basis reporting obligations under Section 6045 of the Code. The Trustee may rely on information provided to it by other Persons and shall have no responsibility to verify or ensure the accuracy of such information.
4.     Indenture
The Company issued the Securities under the indenture (the “Indenture”), dated as of May 29, 2026, among the Company, the Subsidiary Guarantors and the Trustee. The terms of the Securities include those stated in the Indenture. Terms defined in the Indenture and not defined herein have the meanings ascribed thereto in the Indenture. The Securities are subject to all such terms, and Securityholders are referred to the Indenture for a statement of those terms.
The Securities are general unsecured obligations of the Company. The Company shall be entitled to issue Additional Securities from time to time pursuant to Section 3.14 of the Indenture. The Securities and the Additional Securities, if any, will be treated as a single class for all purposes of the Indenture, including waivers, amendments, redemptions and offers to purchase, except if any Additional Securities are not fungible with the Securities initially issued on the Issue Date for U.S. federal income tax purposes, such Additional Notes will have separate CUSIP numbers from the Notes initially issued on the Issue Date. The Indenture contains covenants that limit the ability of the Company and its subsidiaries to create certain liens; enter into sale/leaseback transactions; and merge, consolidate, or transfer all or substantially all of its assets. These covenants are subject to important exceptions and qualifications.
5.     Optional Redemption
Except as set forth below, the Company shall not be entitled to redeem the Securities.
On and after June 1, 2029, the Company shall be entitled at its option to redeem all or a portion of the Securities upon not less than 10 nor more than 60 days’ notice, at the redemption prices (expressed in percentages of principal amount on the redemption date) set forth below, plus accrued and unpaid interest to, but excluding, the redemption date (subject to the right of Holders of record on the relevant Record Date to receive interest due on the relevant Interest Payment Date), if redeemed during the 12-month period (or, in the case of the period commencing on June 1, 2031, such 12-month period and thereafter) commencing on June 1 of the years set forth below:

Period	Redemption Price
2029	102.938%
2030	101.469%
2031 and thereafter	100.000%
Prior to June 1, 2029, the Company shall be entitled at its option on one or more occasions to redeem Securities (which includes Additional Securities, if any) in an aggregate principal amount not to exceed 40% of the aggregate principal amount of the Securities (which includes Additional Securities, if any) issued at a redemption price (expressed as a percentage of principal amount) of 105.875%, plus accrued and unpaid interest to, but excluding, the redemption date, with the net cash proceeds from one or more Equity Offerings; provided, however, that (1) at least 60% of such aggregate principal amount of the Securities (which includes Additional Securities, if any) remains outstanding immediately after the occurrence of each such redemption (other than the Securities held, directly or indirectly, by the Company or its Affiliates); and (2) each such redemption occurs within 90 days after the date of the related Equity Offering.
Prior to June 1, 2029, the Company shall be entitled at its option, on one or more occasions, to redeem all or a portion of the Securities at a redemption price equal to 100% of the principal amount of the Securities plus the Applicable Premium as of, and accrued and unpaid interest to, but excluding, the redemption date (subject to the right of Holders on the relevant Record Date to receive interest due on the relevant Interest Payment Date).
6.     Notice of Redemption
Notice of redemption will be mailed (or with respect to Global Securities, to the extent permitted or required by applicable DTC procedures or regulations, sent electronically) at least 10 days but not more than 60 days before the redemption date to each Holder of Securities to be redeemed at its registered address. Securities in denominations of $2,000 or less will be redeemed in whole and not in part. With respect to any redemption, the Company will notify the Trustee of the Applicable Premium in writing promptly after the calculation and that the Trustee will not be responsible or liable for such calculation and may conclusively rely upon the Company’s calculation.
Notice of any redemption of the Securities may, at the Company’s discretion, be given prior to the completion of a transaction (including an equity offering, Incurrence of Indebtedness, Refinancing, acquisition or other transaction) and any redemption may, at the Company’s discretion, be subject to one or more conditions precedent, including, but not limited to, completion of a related transaction. If such redemption is so subject to satisfaction of one or more conditions precedent (a “conditional redemption”), such notice shall describe each such condition and, if applicable, shall state that, in the Company’s discretion, the redemption date may be delayed until such time (including more than 60 calendar days after the date the notice of redemption was delivered to the Holders of the Securities, including by electronic transmission) as any or all such conditions shall be satisfied, or such redemption may not occur and such notice may be rescinded in the event that any or all such conditions shall not have been satisfied by the redemption date, or by the redemption date as so delayed. At the Company’s written request, the Trustee shall give notice of a conditional redemption in the Company’s name and at its expense, provided, however, that the Company has delivered to the Trustee, at least three Business Days (unless a shorter time shall be acceptable by the Trustee) prior to the notice date, an Officer’s Certificate requesting that the Trustee give such notice to Holders and setting forth the information to be stated in such notice. The Company shall provide written notice to the Trustee prior to the close of business two Business Days prior to the redemption date if any such conditional redemption has been rescinded or delayed, and upon receipt the Trustee shall provide such notice to each Holder of the Notes to be redeemed in the same manner in which the notice of redemption was given. In addition, the Company may provide in such notice that payment of the redemption price and performance of the Company’s obligations with respect to such redemption may be performed by another Person.
7.     Put Provisions
Upon the occurrence of a Change of Control, each Holder shall have the right to require that the Company repurchase all or any part of such Holder’s Securities at a purchase price in cash equal to 101% of the principal amount thereof on the date of purchase plus accrued and unpaid interest, if any, to but excluding the date of purchase (subject to the right of Holders of record on the relevant Record Date to receive interest due on the relevant Interest Payment Date) as provided in, and subject to the terms of, the Indenture.
8.     Guarantee
The payment by the Company of the principal of and interest on the Securities is fully and unconditionally guaranteed on a joint and several senior unsecured basis by each of the Subsidiary Guarantors to the extent set forth in the Indenture.
9.    Denominations; Transfer; Exchange
The Securities are in registered form without coupons in minimum denominations of $2,000 principal amount and any greater integral multiple of $1,000. A Holder may transfer or exchange Securities in accordance with the Indenture. The Registrar may require a Holder, among other things, to furnish appropriate endorsements or transfer documents and to pay any taxes and fees required by law or permitted by the Indenture. The Registrar need not register the transfer of or exchange any Securities selected for redemption (except, in the case of a Security to be redeemed in part, the portion of the Security not to be redeemed) or any Securities for a period of 15 days before a selection of Securities to be redeemed or 15 days before an Interest Payment Date.
10.     Persons Deemed Owners
Except as provided in paragraph 2 hereof, the registered Holder of this Security may be treated as the owner of it for all purposes.
11.     Unclaimed Money
If money for the payment of principal or interest on any Securities remains unclaimed for two years, the Trustee or Paying Agent shall pay the money back to the Company at its request at the end of the two years after such principal or interest has become due or payable, unless an abandoned property law designates another Person. After any such payment, Holders entitled to the money must look only to the Company as general creditors and not to the Trustee for payment.
12.     Discharge and Defeasance
Subject to certain conditions, the Company at any time shall be entitled to terminate some or all of its obligations under the Securities and the Indenture if the Company irrevocably deposits with the Trustee U.S. Legal Tender or U.S. Government Obligations for the payment of principal and interest on the Securities to redemption or maturity, as the case may be.

13.     Amendment, Waiver
Subject to certain exceptions set forth in the Indenture, (a) the Indenture and the Securities may be amended with the written consent of the holders of at least a majority in principal amount outstanding of the Securities and (b) any default or noncompliance with any provision may be waived with the written consent of the holders of a majority in principal amount outstanding of the Securities. Subject to certain exceptions set forth in the Indenture, without the consent of any Securityholder, the Company, the Subsidiary Guarantors and the Trustee shall be entitled to amend the Indenture or the Securities to cure any ambiguity, omission, defect or inconsistency; to provide for uncertificated Securities in addition to or in place of certificated Securities, provided, however, that the uncertificated Securities are issued in registered form for purposes of Section 163(f) of the Code or in a manner such that the uncertificated Securities are described in Section 163(f)(2)(B) of the Code; to add Guarantees with respect to the Securities, including any Subsidiary Guaranties, or to secure the Securities; to add to the covenants of the Company or a Subsidiary Guarantor for the benefit of the Holders or to surrender any right or power herein conferred upon the Company or a Subsidiary Guarantor; to make any change that does not adversely affect the rights of any Holder; to conform the text of the Indenture or the Securities to any provision of the “Description of Notes” section of the Offering Memorandum; to comply with any requirement of the Depositary in respect of the Securities; or to make any amendment to the provisions of this Indenture relating to the transfer and legending of Securities, provided, however, that (A) compliance with this Indenture as so amended would not result in Securities being transferred in violation of the Securities Act or any other applicable securities law and (B) such amendment does not materially and adversely affect the rights of Holders to transfer Securities.
14.     Defaults and Remedies
Under the Indenture, Events of Default include (a) a default in the payment of interest on the Securities when due, continued for 30 days; (b) the Company (A) defaults in the payment of principal of (and premium, if any, on) any Security when due at its Stated Maturity, upon optional redemption, upon declaration of acceleration or otherwise or (B) fails to purchase Securities when required pursuant to the Indenture or the Securities; (c) the failure by the Company to comply with its obligations under Section 5.01; (d) the failure by the Company or any Subsidiary Guarantor to comply with any of its agreements contained in the Indenture (other than those referred to in (a), (b) or (c) above) and such failure continues for 60 days after the notice from the Trustee or the Holders specified in the Indenture; (e) Indebtedness of the Company, any Subsidiary Guarantor or any Significant Subsidiary is not paid within any applicable grace period after final maturity or is accelerated by the holders thereof because of a default and the total amount of such Indebtedness unpaid or accelerated exceeds $100,000,000 or its foreign currency equivalent at the time; (f) certain events of bankruptcy, insolvency or reorganization with respect to the Company, a Subsidiary Guarantor or any Significant Subsidiary; (g) any judgment or decree for the payment of money in excess of $100,000,000 against the Company, a Subsidiary Guarantor or any Significant Subsidiary remains outstanding for a period of 60 consecutive days following the entry of such judgment or decree and is not discharged, waived or effectively stayed; and (h) a Subsidiary Guarantee ceases to be in full force and effect (other than in accordance with the terms of such Subsidiary Guarantee) or any Subsidiary Guarantor denies or disaffirms its obligations under its Subsidiary Guarantee. If an Event of Default (other than an Event of Default relating to certain events of bankruptcy, insolvency or reorganization of the Company) occurs and is continuing, the Trustee or the Holders of at least 25% in principal amount of the outstanding Securities may declare the principal amount of, and accrued but unpaid interest on, all of the outstanding Securities to be due and payable. Upon such a declaration, such principal and interest shall be due and payable immediately. If an Event of Default relating to certain events of bankruptcy, insolvency or reorganization of the Company occurs and is continuing, the principal amount of, and accrued but unpaid interest on, all of the outstanding Securities shall ipso facto become and be immediately due and payable without any declaration or other act on the part of the Trustee or any Holders. Under certain circumstances, the Holders of a majority in principal amount of the outstanding Notes may rescind any such acceleration with respect to the Notes and its consequences.
Securityholders may not enforce the Indenture or the Securities except as provided in the Indenture. The Trustee may refuse to enforce the Indenture or the Securities unless it receives indemnity or security satisfactory to it. Subject to certain limitations, Holders of a majority in principal amount of the Securities may direct the Trustee in its exercise of any trust or power. The Trustee may withhold from Securityholders notice of any continuing

Default (except a Default in payment of principal or interest) if it determines that withholding notice is in the interest of the Holders.
15.     Trustee Dealings with the Company
The Trustee under the Indenture, in its individual or any other capacity, may become the owner or pledgee of Securities and may otherwise deal with and collect obligations owed to it by the Company or its Affiliates and may otherwise deal with the Company or its Affiliates with the same rights it would have if it were not Trustee. Any Paying Agent, Registrar, co-Registrar or co-Paying Agent may do the same with like rights.
16.     No Recourse Against Others
No director, officer, employee, incorporator or stockholder of the Company or any Subsidiary Guarantor will have any liability for any obligations of the Company or any Subsidiary Guarantor under the Securities, any Subsidiary Guarantee or the Indenture or for any claim based on, in respect of, or by reason of such obligations or their creation. Each Holder, by accepting a Security, waives and releases all such liability. The waiver and release are part of the consideration for issuance of the Security; provided that such waiver and release may not be effective to waive liabilities under the U.S. federal securities laws.
17.     Authentication
This Security shall not be valid until an authorized signatory of the Trustee (or an authenticating agent) manually signs the certificate of authentication on the other side of this Security.
18.     Abbreviations
Customary abbreviations may be used in the name of a Securityholder or an assignee, such as TEN COM (=tenants in common), TEN ENT (=tenants by the entireties), JT TEN (=joint tenants with rights of survivorship and not as tenants in common), CUST (=custodian), and U/G/M/A (=Uniform Gift to Minors Act).
19.     CUSIP Numbers
Pursuant to a recommendation promulgated by the Committee on Uniform Security Identification Procedures, the Company has caused CUSIP numbers to be printed on the Securities and has directed the Trustee to use CUSIP numbers in notices of redemption as a convenience to Securityholders. No representation is made as to the accuracy of such numbers either as printed on the Securities or as contained in any notice of redemption and reliance may be placed only on the other identification numbers placed thereon.
20.     Governing Law
THIS SECURITY SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK WITHOUT GIVING EFFECT TO APPLICABLE PRINCIPLES OF CONFLICTS OF LAW TO THE EXTENT THAT THE APPLICATION OF THE LAWS OF ANOTHER JURISDICTION WOULD BE REQUIRED THEREBY.
The Company will furnish to any Securityholder upon written request and without charge to the Securityholder a copy of the Indenture which has in it the text of the form of this Security. Requests may be made to:

9001 Liberty Parkway
Birmingham, Alabama 35242
Attention: General Counsel

ASSIGNMENT FORM
To assign this Security, fill in the form below:
I or we assign and transfer this Security to

(Print or type assignee’s name, address and zip code)

(Insert assignee’s Social Security or Tax I.D. No.)
and irrevocably appoint ____________________ agent to transfer this Security on the books of the Company. The agent may substitute another to act for him.
________________________________________
DATE:     YOUR SIGNATURE:
___________________________________________________
Sign exactly as your name appears on the other side of this Security.

In connection with any transfer of this Security occurring prior to the date which is the day following the expiration of the applicable holding period set forth in Rule 144(d) of the Securities Act, the undersigned confirm(s) that it has/they have not utilized any general solicitation or general advertising in connection with the transfer and is/are making the transfer pursuant to one of the following:

[Check One]

(1) ☐ to Company or a subsidiary thereof; or
(2) ☐ to a person who the transferor(s) reasonably believe(s) is a “qualified institutional buyer” pursuant to and in compliance with Rule 144A under the Securities Act of 1933, as amended (the “Securities Act”); or
(3) ☐ to an institutional “accredited investor” (as defined in Rule 501(a)(1), (2), (3), (7) or (9) under the Securities Act) that has furnished to the Trustee a signed letter containing certain representations and agreements (the form of which letter can be obtained from the Trustee); or
(4) ☐ outside the United States to a non-“U.S. person” as defined in Rule 902 of Regulation S under the Securities Act in compliance with Rule 904 of Regulation S under the Securities Act and, if the transfer is being made prior to the expiration of the 40-day distribution compliance period as defined in Regulation S, the Securities shall be held immediately thereafter through the Euroclear System or Clearstream Banking, S.A.; or
(5) ☐ pursuant to the exemption from registration provided by Rule 144 under the Securities Act or pursuant to another exemption available under the Securities Act; or
(6) ☐ pursuant to an effective registration statement under the Securities Act.

and unless the box below is checked, the undersigned confirm(s) that such Security is not being transferred to an “affiliate” of the Company as defined in Rule 144 under the Securities Act (an “Affiliate”):
☐ The transferee is an Affiliate of the Company.
Unless one of the foregoing items (1) through (6) is checked, the Registrar will refuse to register any of the Securities evidenced by this certificate in the name of any person other than the registered Holder thereof; provided, however, that if item (3), (4) or (5) is checked, the Company or the Registrar may require, prior to registering any such transfer of the Securities, in their sole discretion, such legal opinions, certifications (including an investment letter in the case of box (3) or (4)) and other information as the Registrar or the Company has reasonably requested to confirm that such transfer is being made pursuant to an exemption from, or in a transaction not subject to, the registration requirements of the Securities Act.
If none of the foregoing items (1) through (6) are checked, the Registrar shall not be obligated to register this Security in the name of any person other than the Holder hereof unless and until the conditions to any such transfer of registration set forth herein and in Section 3.15 of the Indenture shall have been satisfied.
BOX TO BE CHECKED IF TRANSFEROR(S) CHECKED BOX 2 ABOVE
☐    The undersigned represent(s) and warrant(s) that, that the transfer will be made (A) in compliance with the provisions of Rule 144A to a transferee that is purchasing the Security for its own account or an account with respect to which it exercises sole investment discretion and that the transferor(s) reasonably believe(s) that the transferee and any such account is a QIB, and (B) the sale has been made in compliance with any applicable blue sky securities laws of the United States of America.
Dated: _________________________ Signed:_________________________________________
(Sign exactly as name appears on the other side of this Security)

Signature Guarantee:_________________________________________________________________________

Signatures must be guaranteed by an “eligible guarantor institution” meeting the requirements of the Registrar, which requirements include membership or participation in the Security Transfer Agent Medallion Program (“STAMP”) or such other “signature guarantee program” as may be determined by the Registrar in addition to, or in substitution for, STAMP, all in accordance with the Securities Act.

[TO BE ATTACHED TO GLOBAL SECURITIES]
SCHEDULE OF INCREASES OR DECREASES IN GLOBAL SECURITY
The following increases or decreases in this Global Security have been made:

Date of Exchange	Amount of decrease in Principal amount of this Global Security	Amount of increase in Principal amount of this Global Security	Principal amount of this Global Security following such decrease or increase	Signature of authorized officer of Trustee or Securities Custodian

OPTION OF HOLDER TO ELECT PURCHASE
If you want to elect to have this Security purchased by the Company pursuant to Section 6.03 of the Indenture, check the box: ☐
If you want to elect to have only part of this Security purchased by the Company pursuant to Section 6.03 of the Indenture, state the amount in principal amount: $

Dated: ________________________________________	Your Signature:________________________________
(Sign exactly as your name appears on the other side of this Security.)
Signature Guarantee:	____________________________________________________________ (Signature must be guaranteed)
Signatures must be guaranteed by an “eligible guarantor institution” meeting the requirements of the Registrar, which requirements include membership or participation in the Security Transfer Agent Medallion Program (“STAMP”) or such other “signature guarantee program” as may be determined by the Registrar in addition to, or in substitution for, STAMP, all in accordance with the Securities Exchange Act of 1934, as amended.

EXHIBIT B
[FORM OF GUARANTY AGREEMENT]
GUARANTY AGREEMENT (this “Guaranty Agreement”) dated as of ____________________ among [GUARANTOR] (the “New Guarantor”), a subsidiary of ENCOMPASS HEALTH CORPORATION (or its successor), a Delaware corporation (the “Company”), the subsidiary guarantors party to the Indenture (defined below) (the “Subsidiary Guarantors”), in favor of COMPUTERSHARE TRUST COMPANY, NATIONAL ASSOCIATION, as trustee under the Indenture (the “Trustee”).
W I T N E S S E T H :
WHEREAS the Company and the Subsidiary Guarantors (the “Existing Guarantors”) have heretofore executed and delivered to the Trustee an indenture (the “Indenture”) dated as of May 29, 2026, providing for the issuance of the Company’s 5.875% Senior Notes due 2034 (the “Securities”);
WHEREAS Section 6.06 of the Indenture provides that under certain circumstances the Company is required to cause the New Guarantor to execute and deliver to the Trustee an agreement pursuant to which the New Guarantor shall unconditionally guarantee all the Company’s obligations under the Securities pursuant to a Subsidiary Guarantee on the terms and conditions set forth herein; and
NOW THEREFORE, in consideration of the foregoing and for other good and valuable consideration, the receipt of which is hereby acknowledged, the New Guarantor and the Company mutually covenant and agree for the equal and ratable benefit of the holders of the Securities as follows:
1. Agreement to Guarantee. The New Guarantor hereby agrees, jointly and severally with all Existing Guarantors, to unconditionally guarantee the Company’s obligations under the Securities on the terms and subject to the conditions set forth in Article XV of the Indenture and to be bound by all other applicable provisions of the Indenture and the Securities.
2. Ratification of Indenture; Supplemental Indentures and Guaranty Agreements Part of Indenture. Except as expressly amended hereby, the Indenture is in all respects ratified and confirmed and all the terms, conditions and provisions thereof shall remain in full force and effect. This Guaranty Agreement shall form a part of the Indenture for all purposes, and every holder of Securities heretofore or hereafter authenticated and delivered shall be bound hereby.
3. Governing Law. THIS GUARANTY AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK WITHOUT GIVING EFFECT TO APPLICABLE PRINCIPLES OF CONFLICTS OF LAW TO THE EXTENT THAT THE APPLICATION OF THE LAWS OF ANOTHER JURISDICTION WOULD BE REQUIRED THEREBY.
EACH PARTY HERETO, AND EACH HOLDER OF A SECURITY BY ACCEPTANCE THEREOF, HEREBY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY IN RESPECT OF ANY LITIGATION DIRECTLY OR INDIRECTLY ARISING OUT OF, UNDER OR IN CONNECTION WITH THIS GUARANTY AGREEMENT.
4. Trustee Makes No Representation. The Trustee makes no representation and shall not be responsible or accountable as to the validity, execution by the parties hereto or thereto or sufficiency of this Guaranty Agreement or the Securities.
5. Counterparts. This Guaranty Agreement may be executed in two or more counterparts, each one of which shall be an original, with the same effect as if the signatures thereto and hereto were upon the same instrument. This Guaranty Agreement shall be valid, binding, and enforceable against a party only when executed and delivered by an authorized individual on behalf of the party by means of (i) any electronic signature permitted by the federal Electronic Signatures in Global and National Commerce Act, state enactments of the Uniform Electronic Transactions Act, and/or any other relevant electronic signatures law, including relevant provisions of the Uniform Commercial Code (the “UCC”) (collectively, “Signature Law”); (ii) an original manual signature; or (iii) a faxed, scanned, or photocopied manual signature. Each electronic signature or faxed, scanned, or photocopied manual signature shall for all purposes have the same validity, legal effect, and admissibility in evidence as an original manual signature. Each party hereto shall be entitled to conclusively rely upon, and shall have no liability with respect to, any faxed, scanned, or photocopied manual signature, or other electronic signature, of any other party and shall have no duty to investigate, confirm or otherwise verify the validity or authenticity thereof. This Guaranty Agreement may be executed in any number of counterparts, each of which shall be deemed to be an original, but such counterparts shall, together, constitute one and the same instrument. For avoidance of doubt, original manual signatures shall be used for execution or indorsement of writings when required under the UCC or other Signature Law due to the character or intended character of the writings.
6. Effect of Headings. The Section headings herein are for convenience only and shall not affect the construction thereof.

IN WITNESS WHEREOF, the parties hereto have caused this Guaranty Agreement to be duly executed as of the date first above written.
[NEW GUARANTOR],
by
Name:
Title:
ENCOMPASS HEALTH CORPORATION,
by
________________________________________
Name:
Title:

EXHIBIT C
FORM OF LEGENDS
Each Global Security that constitutes a Restricted Security shall bear the following legend (the “Private Placement Legend”) on the face thereof until the expiration of the applicable holding period with respect thereto set forth in Rule 144(d) of the Securities Act, unless otherwise agreed by the Company and the Holder thereof or if such legend is no longer required by Section 3.15(f) of the Indenture:
THIS SECURITY HAS NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), ANY STATE SECURITIES LAWS OR THE SECURITIES LAWS OF ANY OTHER JURISDICTION. NEITHER THIS SECURITY NOR ANY INTEREST OR PARTICIPATION HEREIN MAY BE REOFFERED, SOLD, ASSIGNED, TRANSFERRED, PLEDGED, ENCUMBERED OR OTHERWISE DISPOSED OF IN THE ABSENCE OF SUCH REGISTRATION OR UNLESS SUCH TRANSACTION IS EXEMPT FROM, OR NOT SUBJECT TO, REGISTRATION.
THE HOLDER OF THIS SECURITY, BY ITS ACCEPTANCE HEREOF, AGREES FOR THE BENEFIT OF THE COMPANY TO OFFER, SELL OR OTHERWISE TRANSFER SUCH SECURITY ONLY (A) TO THE COMPANY OR ANY SUBSIDIARY THEREOF, (B) FOR SO LONG AS THE SECURITIES ARE ELIGIBLE FOR RESALE PURSUANT TO RULE 144A, TO A PERSON IT REASONABLY BELIEVES IS A “QUALIFIED INSTITUTIONAL BUYER” THAT PURCHASES FOR ITS OWN ACCOUNT OR FOR THE ACCOUNT OF A QUALIFIED INSTITUTIONAL BUYER TO WHICH NOTICE IS GIVEN THAT THE TRANSFER IS BEING MADE IN RELIANCE ON RULE 144A, (C) PURSUANT TO OFFERS AND SALES TO NON-U.S. PERSONS IN OFFSHORE TRANSACTIONS AND IN ACCORDANCE WITH THE LAWS APPLICABLE TO IT IN THE JURISDICTION IN WHICH SUCH PURCHASE IS MADE, (D) PURSUANT TO AN EXEMPTION FROM REGISTRATION UNDER THE SECURITIES ACT PROVIDED BY RULE 144 (IF AVAILABLE), (E) PURSUANT TO OFFERS AND SALES TO “ACCREDITED INVESTORS” WITHIN THE MEANING OF RULE 501(A)(1), (2), (3), (7) OR (9) UNDER THE SECURITIES ACT THAT IS ACQUIRING THE SECURITIES FOR ITS OWN ACCOUNT, OR FOR THE ACCOUNT OF SUCH AN ACCREDITED INVESTOR, FOR INVESTMENT PURPOSES AND NOT WITH A VIEW TO, OR FOR OFFER OR SALE IN CONNECTION WITH, ANY “DISTRIBUTION” AS DEFINED IN AND IN VIOLATION OF THE SECURITIES ACT, (F) PURSUANT TO ANOTHER EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT OR (G) PURSUANT TO A REGISTRATION STATEMENT WHICH HAS BEEN DECLARED EFFECTIVE UNDER THE SECURITIES ACT, SUBJECT TO THE COMPANY’S AND THE TRUSTEE’S, OR REGISTRAR’S, AS APPLICABLE, RIGHT PRIOR TO ANY SUCH OFFER, SALE OR TRANSFER PURSUANT TO CLAUSE (C), (E) OR (F) TO REQUIRE THE DELIVERY OF AN OPINION OF COUNSEL, CERTIFICATIONS AND/OR OTHER INFORMATION SATISFACTORY TO EACH OF THEM, AND IN EACH OF THE FOREGOING CASES, A CERTIFICATE OF TRANSFER IN THE FORM APPEARING ON THE OTHER SIDE OF THIS SECURITY IS COMPLETED AND DELIVERED BY THE TRANSFEROR TO THE TRUSTEE OR REGISTRAR. THIS LEGEND WILL BE REMOVED UPON THE REQUEST OF THE HOLDER AFTER THE EXPIRATION OF THE APPLICABLE HOLDING PERIOD WITH RESPECT TO RESTRICTED SECURITIES SET FORTH IN RULE 144 UNDER THE SECURITIES ACT.
Each Temporary Regulation S Global Security shall also bear the following legend:
THIS SECURITY WAS ORIGINALLY ISSUED IN A TRANSACTION EXEMPT FROM REGISTRATION UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), AND MAY NOT BE TRANSFERRED IN THE UNITED STATES OR TO, OR FOR THE ACCOUNT OR BENEFIT OF, ANY U.S. PERSON EXCEPT PURSUANT TO AN AVAILABLE EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT AND ALL
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APPLICABLE STATE SECURITIES LAWS. TERMS USED ABOVE HAVE THE MEANINGS GIVEN TO THEM IN REGULATION S UNDER THE SECURITIES ACT.
Each Global Security authenticated and delivered hereunder shall also bear the following legend:
THIS SECURITY IS A GLOBAL SECURITY WITHIN THE MEANING OF THE INDENTURE HEREINAFTER REFERRED TO AND IS REGISTERED IN THE NAME OF THE DEPOSITORY TRUST COMPANY, A NEW YORK CORPORATION (“DTC”), NEW YORK, NEW YORK OR A NOMINEE OF DTC, WHICH MAY BE TREATED BY THE COMPANY, THE TRUSTEE AND ANY AGENT THEREOF AS OWNER AND HOLDER OF THIS SECURITY FOR ALL PURPOSES.
UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF DTC TO THE COMPANY OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT IS MADE TO CEDE & CO., OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.
TRANSFERS OF THIS GLOBAL SECURITY SHALL BE LIMITED TO TRANSFERS IN WHOLE, BUT NOT IN PART, TO NOMINEES OF DTC OR TO A SUCCESSOR THEREOF OR SUCH SUCCESSOR’S NOMINEE AND TRANSFERS OF PORTIONS OF THIS GLOBAL SECURITY SHALL BE LIMITED TO TRANSFERS MADE IN ACCORDANCE WITH THE RESTRICTIONS SET FORTH IN THE INDENTURE REFERRED TO ON THE REVERSE HEREOF.

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EXHIBIT D
FORM OF CERTIFICATE TO BE
DELIVERED IN CONNECTION WITH
TRANSFERS TO NON-QIB INSTITUTIONAL ACCREDITED INVESTORS

Date:

Computershare Trust Company, National Association
Corporate Trust Services - DAPS Reorg
1505 Energy Park Drive
St. Paul, MN 55108
Attn: Corporate Trust Services – Encompass Health Corp. Administrator
Phone: (800) 344-5128
Email: #NACCTDAPSReorg@computershare.com

Re: Transfer of 5.875% Senior Notes due 2034 of Encompass Health Corporation (the “Company”)

Ladies and Gentlemen:

In connection with our proposed purchase of the Company’s 5.875% Senior Notes due 2034 (the “Securities”), we confirm that:

1.    We understand that any subsequent transfer of the Securities is subject to certain restrictions and conditions set forth in the Indenture relating to the Securities, and the undersigned agrees to be bound by, and not to resell, pledge or otherwise transfer the Securities except in compliance with, such restrictions and conditions and the Securities Act, and all applicable state securities laws.

2.    We understand that the offer and sale of the Securities have not been registered under the Securities Act, and that the Securities may not be offered, sold, pledged or otherwise transferred except as permitted in the following sentence. We agree, on our own behalf and on behalf of any accounts for which we are acting as hereinafter stated, that if we should sell, offer, pledge or otherwise transfer any Securities, we will do so only (i) to the Company or any of its subsidiaries, (ii) inside the United States in a transaction meeting the requirements of Rule 144A under the Securities Act to a person whom we reasonably believe to be a “qualified institutional buyer” (as defined in Rule 144A under the Securities Act), (iii) inside the United States to an institutional “accredited investor” within the meaning of Rule 501(a)(1), (2), (3), (7) or (9) under the Securities Act that, prior to such transfer, furnishes (or has furnished on its behalf by a U.S. broker-dealer) to the Registrar a signed letter containing certain representations and agreements relating to the restrictions on transfer of the Securities (the form of which letter can be obtained from the Registrar), (iv) outside the United States to a person that is not a U.S. person (as defined in Rule 902 of Regulation S, (v) pursuant to the exemption from registration provided by Rule 144 under the Securities Act (if available) or another available exemption under the Securities Act or (vi) pursuant to an effective registration statement under the Securities Act, and we further agree to provide to any person purchasing any of the Securities from us a notice advising such purchaser that resales of the Securities are restricted as stated herein.

3.    We are not acquiring the Securities for or on behalf of, and will not transfer the Securities to, any pension or welfare plan (as defined in Section 3 of the Employee Retirement Income Security Act of 1974, as amended) or plan (as defined in Section 4975 of the Internal Revenue Code of 1986, as amended), except as permitted in the section entitled “Transfer Restrictions” of the Offering Memorandum.

4.    We understand that, on any proposed resale of any Securities, we will be required to furnish to the Registrar, the Security Custodian and the Company such legal opinions, certifications and other
D-1

information as the Registrar, the Security Custodian and the Company may reasonably request to confirm that the proposed sale complies with the foregoing restrictions. We further understand that the Securities purchased by us will bear a legend to the foregoing effect.

5.    We are an institutional “accredited investor” within the meaning of Rule 501(a)(1), (2), (3), (7) or (9) of the Securities Act) and have such knowledge and experience in financial and business matters as to be capable of evaluating the merits and risks of our investment in the Securities, and we and any accounts for which we are acting are each able to bear the economic risk of our or their investment, as the case may be.

6.    We are acquiring the Securities purchased by us for our account or for one or more accounts (each of which is an institutional “accredited investor”) as to each of which we exercise sole investment discretion.

7.    Capitalized terms used herein and not otherwise defined below shall have the meanings ascribed thereto in the Indenture.

You, as Registrar, the Security Custodian, the Company, counsel for the Company and others are entitled to rely upon this letter and are irrevocably authorized to produce this letter or a copy hereof to any interested party in any administrative or legal proceeding or official inquiry with respect to the matters covered hereby.

Very truly yours,

[Name of Transferee]

By:____________________
Name:
Title:

D-2

EXHIBIT E
FORM OF CERTIFICATE TO BE DELIVERED IN CONNECTION
WITH TRANSFERS OF PURSUANT TO REGULATION S

Date:

Computershare Trust Company, National Association
Corporate Trust Services - DAPS Reorg
1505 Energy Park Drive
St. Paul, MN 55108
Attn: Corporate Trust Services – Encompass Health Corp. Administrator
Phone: (800) 344-5128
Email: #NACCTDAPSReorg@computershare.com

Re:    Transfer of 5.875% Senior Notes due 2034 (the “Securities”) of Encompass Health Corporation (the “Company”)

Ladies and Gentlemen:

In connection with our proposed sale of $[    ] aggregate principal amount of the Securities, we confirm that such sale has been effected pursuant to and in accordance with Regulation S under the U.S. Securities Act of 1933, as amended (the “Securities Act”), and, accordingly, we represent as follows (check one of the boxes in the first or second paragraphs):

(1) Transfer Pursuant to Regulation S. ☐;

(a) the offer of the Securities was not made to a person in the United States;

(b) either (i) at the time the buy offer was originated, the transferee was outside the United States or we and any person acting on our behalf reasonably believed that the transferee was outside the United States, or (ii) the transaction was executed in, on or through the facilities of a designated offshore securities market and neither we nor any person acting on our behalf knows that the transaction has been prearranged with a buyer in the United States;

(c) no directed selling efforts have been made in the United States in contravention of the requirements of Rule 903(b) or Rule 904(b) of Regulation S under the Securities Act, as applicable; and

(d) the transaction is not part of a plan or scheme to evade the registration requirements of the Securities Act.

(2) Transfer Pursuant to Rule 144 of the Securities Act. ☐;

(a) such transfer has been made in accordance with Rule 144 of the Securities Act.

(3) Other Representations. We represent that we have advised the transferee of the transfer restrictions applicable to the Securities.

You, as Registrar, the Security Custodian, the Company, counsel for the Company and others are entitled to rely upon this letter and are irrevocably authorized to produce this letter or a copy hereof to any interested party in any administrative or legal proceedings or official inquiry with respect to the matters covered hereby. Terms used in this certificate have the meanings set forth in Regulation S under the Securities Act.

E-1

Very truly yours,

[Name of Transferor]

By:______________________
Authorized Signatory

E-2

EXHIBIT F

FORM OF CERTIFICATE TO BE DELIVERED IN CONNECTION
WITH TRANSFERS OF TEMPORARY REGULATION S GLOBAL NOTE

Date:

Computershare Trust Company, National Association
Corporate Trust Services - DAPS Reorg
1505 Energy Park Drive
St. Paul, MN 55108
Attn: Corporate Trust Services – Encompass Health Corp. Administrator
Phone: (800) 344-5128
Email: #NACCTDAPSReorg@computershare.com

Re:    Transfer of 5.875% Senior Notes due 2034 (the “Securities”) of Encompass Health Corporation (the “Company”)

Dear Sirs:

    This letter relates to U.S. $[      ] principal amount of Securities represented by a certificate (the “Legended Certificate”) which bears a legend outlining restrictions upon transfer of such Legended Certificate. Pursuant to Section 3.15(c) of the indenture, dated as of May 29, 2026, by and among the Company, the guarantors named therein and Computershare Trust Company, National Association, as trustee, relating to the Securities, we hereby certify that we are (or we will hold such securities on behalf of) a person outside the United States to whom the Securities could be transferred in accordance with Rule 904 of Regulation S promulgated under the Securities Act of 1933, as amended (the “Securities Act”).

    You, as Registrar, the Security Custodian, the Company, counsel for the Company and others are entitled to rely upon this letter and are irrevocably authorized to produce this letter or a copy hereof to any interested party in any administrative or legal proceedings or official inquiry with respect to the matters covered hereby. Terms used in this letter have the meanings set forth in Regulation S under the Securities Act.

Very truly yours,

[Name of Holder]

By:______________________
Authorized Signatory

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EXHIBIT G

FORM OF CERTIFICATE TO BE DELIVERED IN CONNECTION
WITH OTHER TRANSFERS OF SECURITIES

Date:

Computershare Trust Company, National Association
Corporate Trust Services - DAPS Reorg
1505 Energy Park Drive
St. Paul, MN 55108
Attn: Corporate Trust Services – Encompass Health Corp. Administrator
Phone: (800) 344-5128
Email: #NACCTDAPSReorg@computershare.com

Re:    Transfer of 5.875% Senior Notes due 2034 (the “Securities”) of Encompass Health Corporation (the “Company”)

Ladies and Gentlemen:

In connection with our proposed purchase of the Securities, we confirm that (check the appropriate box):

1.    The transfer is being effected in compliance with the transfer restrictions applicable to beneficial interests in Restricted Securities and pursuant to and in accordance with the Securities Act and any applicable blue sky securities laws of any state of the United States of America, and

☐; such transfer is being effected pursuant to and in accordance with Rule 144 under the Securities Act;
or

☐; such transfer is being effected to the Company or a subsidiary thereof;
or

☐; such transfer is being effected pursuant to an effective registration statement under the Securities Act and in compliance with the prospectus delivery requirements of the Securities Act;

2.     ☐; (i) The transfer is being effected pursuant to and in compliance with an exemption from the registration requirements of the Securities Act other than Rule 144, Rule 903 or Rule 904 and in compliance with the transfer restrictions contained in the indenture, dated as of May 29, 2026 (the “Indenture”), by and among the Company, the guarantors named therein and Computershare Trust Company, National Association, as trustee, and any applicable blue sky securities laws of any state of the United States of America and (ii) the restrictions on transfer contained in the Indenture and the Private Placement Legend are not required in order to maintain compliance with the Securities Act. Upon consummation of the proposed transfer in accordance with the terms of the Indenture, the transferred beneficial interest will not be subject to the restrictions on transfer enumerated in the Private Placement Legend printed on the Restricted Securities and in the Indenture.

3.     Capitalized terms used herein and not otherwise defined herein shall have the meanings ascribed thereto in the Indenture.

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You, as Registrar, the Security Custodian, the Company, counsel for the Company and others are entitled to rely upon this letter and are irrevocably authorized to produce this letter or a copy hereof to any interested party in any administrative or legal proceeding or official inquiry with respect to the matters covered hereby.

Very truly yours,

[Name of Transferee]

By:____________________
Name:
Title:

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